As Filed with the Securities and Exchange Commission on November 9, 1999

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------



                                    FORM S-4

            Registration Statement under the Securities Act of 1933


                             ----------------------


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                      7311                    13-1024020
     (State or Other             Primary Standard           (I.R.S. Employer
     Jurisdiction of                Industrial            Identification No.)
     Incorporation or          Classification Code
      Organisation)                   Number

                                1271 Avenue of the
                                     Americas
                                New York, New York
                                      10020
                                  (212) 399 8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                             ----------------------


                      Nicholas J. Camera, Vice-President,
                          General Counsel & Secretary
                    The Interpublic Group of Companies, Inc.
                          1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399 8000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                             ----------------------


                                   Copies to:

 Nicholas J. Camera, Esq.     James F. Munsell, Esq.      John Davidson, Esq.
 The Interpublic Group of    Cleary, Gottlieb, Steen      Lovell White Durrant
     Companies, Inc.                & Hamilton             65 Holborn Viaduct
    1271 Avenue of the          One Liberty Plaza           London EC1A 2DY,
         Americas               New York, New York              England
 New York, New York 10020           10006-1470             (+44 171) 236 0066
      (212) 399 8000              (212) 225 2000




     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

 ==================================================================================================================================
                                                          Proposed Maximum          Proposed Maximum
 Title of securities to                                  Offering Price Per        Aggregate Offering       Amount of Registration
      be registered         Amount to be Registered            Share                      Price                     Fee(1)
 ----------------------------------------------------------------------------------------------------------------------------------

Common Shares...........           5,158,124                   $35.61                $183,666,500.41              $51,059.30
 ==================================================================================================================================




(1) The Calculation of the Registration Fee is based on Rule 457 (f)(1). The maximum number of Brands Hatch Leisure PLC shares to be received by the Registrant in exchange for shares issued by the Registrant is 22,753,084. The relevant trading prices of Brands Hatch Leisure PLC shares on the London Stock Exchange on November 2, 1999 were 495 pence (high) and 486 pence (low). The currency exchange rate on November 2, 1999 was 1,6457.

                             ----------------------


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
================================================================================
This offer document constitutes the formal offer document under the City Code and as such is in final form. For the purposes of the United States Securities and Exchange Commission, this offer document also constitutes a prospectus and, for these purposes, the information contained in it is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This offer document is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
================================================================================

OFFER DOCUMENT dated 9 November 1999

THIS OFFER DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in doubt about the Offer you should consult an independent financial adviser authorised under the UK Financial Services Act 1986.

Neither the SEC nor any securities commission of any state of the United States has approved or disapproved of the securities offered on behalf of Interpublic or determined if this offer document is truthful or complete. Any representation to the contrary is a criminal offence.

If you have sold or otherwise transferred all of your Brands Hatch Shares, you should send this offer document, together with the accompanying Form of Acceptance and reply-paid envelope, at once to the purchaser or transferee, or to the stockbroker, bank or other agent through or to whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, these documents should not be forwarded or transmitted in or into Canada, Australia or Japan.
-------------------------------------------------------------------------------

                               RECOMMENDED OFFER
                                       BY
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            for all of the issued and to be issued share capital of

                            BRANDS HATCH LEISURE PLC
-------------------------------------------------------------------------------



This is an offer by Interpublic to acquire all of the issued and to be issued share capital of Brands Hatch. Subject to the terms and Conditions set out in this offer document, the Offer will be made on the following basis: for every 100 Brands Hatch Shares, 22.67 shares of New Interpublic Common Stock.

Interpublic Common Stock is traded on the New York Stock Exchange under the symbol "IPG" .

Your attention is drawn to the letter of recommendation from Sir Rodney M. Walker, the Chairman of Brands Hatch, which appears on pages 7 to 9 of this offer document.

This document should be read in conjunction with the accompanying Form of Acceptance.

See Appendix VII for definitions of terms used in this offer document.

The procedure for acceptance is set out on pages 18 to 21 of this offer document and in the accompanying Form of Acceptance. Acceptances should be despatched by you as soon as possible, but in any event so as to be received by the Receiving Agent by no later than 3.00 pm (London time) on 30 November 1999.

The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, neither this offer document nor the accompanying Form of Acceptance is being mailed or otherwise distributed or sent in or into Canada, Australia or Japan and persons receiving this offer document and the Form of Acceptance (including custodians, nominees and trustees) may not distribute or send either this offer document or the Form of Acceptance in or into or from Canada, Australia or Japan. Persons who intend to forward this offer document and its accompanying documents outside the United Kingdom should read paragraph 7 of Part B as well as Part C of Appendix I to this offer document and the relevant provisions of the Form of Acceptance before taking any action.

The directors of Interpublic, whose names appear on page IV-I of this offer document, accept responsibility for the information contained in this offer document other than that relating to the Brands Hatch Group, the directors of Brands Hatch and their immediate families. To the best of the knowledge and belief of the directors of Interpublic (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Brands Hatch, whose names appear on page IV-I of this offer document, accept responsibility for the information contained in this offer document relating to the Brands Hatch Group, the directors of Brands Hatch and their immediate families. To the best of the knowledge and belief of the directors of Brands Hatch (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This offer document incorporates documents by reference which were previously filed by Interpublic with the SEC and are not presented herein or delivered herewith. These documents are available without charge, upon written or oral request, from Interpublic at the addresses and telephone numbers set out on page II-3 of this offer document. In order to ensure timely delivery of the documents, any requests should be made by 17 November 1999.

You should rely only on information contained in this offer document. Neither Interpublic nor Brands Hatch has authorised anyone to provide you with information that is different. The information in this offer document may be accurate only on the date of this offer document.

The extracts from the consolidated financial statements of, and other information about, Interpublic appearing in this offer document are presented in US dollars ($) and have been prepared in accordance with US GAAP. The extracts from the consolidated financial statements of, and other information about, Brands Hatch appearing in this offer document are presented in pounds sterling (L) or pence (p) and have been prepared in accordance with UK GAAP. US GAAP and UK GAAP differ in certain significant respects.

This offer document has been approved by PricewaterhouseCoopers as an investment advertisement solely for the purposes of Section 57 of the UK Financial Services Act 1986.

PricewaterhouseCoopers, which is authorised to carry on investment business by The Institute of Chartered Accountants in England and Wales, is acting exclusively for Interpublic and no one else in connection with the Offer and will not be responsible to anyone other than Interpublic for providing the protections afforded to clients of PricewaterhouseCoopers or for giving advice in relation to the Offer.

Pannell Kerr Forster, which is authorised to carry on investment business by The Institute of Chartered Accountants in England and Wales, is acting exclusively for Brands Hatch and no one else in connection with the Offer and will not be responsible to anyone other than Brands Hatch for providing the protections afforded to clients of Pannell Kerr Forster or for giving advice in relation to the Offer.

                                    Contents


                                                                            Page
Timetable                                                                      4

Summary                                                                        5

Letter from the Chairman of Brands Hatch                                       7

Letter from Interpublic                                                       10
                 1.   Introduction                                            10
                 2.   The Offer                                               10
                 3.   Fractions                                               11
                 4.   New Interpublic Common Stock                            11
                 5.   Irrevocable undertakings                                11
                 6.   Information relating to Interpublic                     12
                 7.   Information relating to Brands Hatch                    12
                 8.   Reasons for the Offer                                   12
                 9.   Illustrative comparative per share data                 13
                 10.  Financial effects of acceptance                         13
                 11.  Board, management and employees                         14
                 12.  Brands Hatch Share Option Schemes                       14
                 13.  Taxation                                                14
                 14.  Accounting treatment                                    18
                 15.  Procedure for acceptance of the Offer                   18
                 16.  Settlement                                              21
                 17.  Compulsory acquisition and delisting                    22
                 18.  Further information                                     22

Appendix I       Conditions and further terms of the Offer                   I-1

Appendix II      Further information on Interpublic                         II-1

Appendix III     Further information on Brands Hatch                       III-1

Appendix IV      Additional information                                     IV-1

Appendix V       Description of Interpublic capital stock and
                 changes in the rights of Brands Hatch
                 Shareholders                                                V-1

Appendix VI      Certain provisions of the Companies Act                    VI-1

Appendix VII     Definitions                                               VII-1

                                   Timetable

Offer announced and Offer Document posted                        9 November 1999

Initial Closing Date of the Offer                               30 November 1999

Assuming the Offer becomes unconditional
in all respects on the Initial Closing
Date, the expected commencement of
dealings in New Interpublic Common Stock
on the New York Stock Exchange                                   2 December 1999

                                    Summary

This summary highlights selected information from this offer document and may not contain all of the information that is important to Brands Hatch Shareholders. This offer document includes specific terms of the Interpublic Common Stock being offered as well as information regarding Interpublic and Brands Hatch and detailed financial data. Brands Hatch Shareholders are strongly urged to read and consider carefully this offer document in its entirety.

* The boards of Interpublic and Brands Hatch announced today the terms of a proposed offer to be made by Interpublic to acquire all of the issued and to be issued share capital of Brands Hatch. Brands Hatch will become part of Octagon, Interpublic's sports marketing and entertainment division.

* Subject to the satisfaction or, to the extent permitted, waiver of the Conditions, the Offer will be made on the following basis:

            for every 100 Brands Hatch Shares         22.67 shares of New
                                                    Interpublic Common Stock

* Based on the closing price of $39 1/8 per share of Interpublic Common Stock on the New York Stock Exchange on 8 November 1999 (being the latest practicable date prior to the posting of this offer document) and using the Illustrative Exchange Rate, the Offer:

       *     values each Brands Hatch Share at approximately 546 pence;

       * represents a premium of approximately 36 per cent over the average middle-market closing price of 402p per Brands Hatch Share for the 30 dealing days prior to 22 October 1999, the date on which Brands Hatch announced that it had received an approach that might lead to an offer being made for the company;

       * represents a premium of approximately 14 per cent over the middle-market closing price of 478p per Brands Hatch Share on 21 October 1999, the day immediately before the start of the Offer Period;

       * values the entire issued share capital of Brands Hatch at approximately L120 million; and

       * represents a multiple of 37.4 times Brands Hatch's basic earnings per share for the year ended 31 December 1998.

* Brands Hatch Shares will be acquired by Interpublic under the Offer fully paid and free from all liens, equities, charges, encumbrances and other interests of any nature and together with all rights attaching to them from 9 November 1999, including the right to receive and retain all dividends and other distributions declared, made or paid on or after 9 November 1999.

* The shares of New Interpublic Common Stock to be issued under the Offer will be validly issued and fully paid and non-assessable and will rank equally in all respects with the existing issued shares of Interpublic Common Stock. Assuming full acceptance of the Offer, Interpublic will deliver approximately 5.2 million shares of New Interpublic Common Stock to Brands Hatch Shareholders which will comprise approximately 1.7 per cent of the enlarged issued and outstanding share capital of Interpublic Common Stock.

* The shares of New Interpublic Common Stock delivered to Brands Hatch Shareholders pursuant to the Offer will be listed on the New York Stock Exchange (and not the London Stock Exchange). Since Brands Hatch Shareholders may not be able to deal easily or economically in the US market, a dealing facility has been established utilising the services of Charles Schwab Europe Limited and Durlacher Limited.

* Irrevocable undertakings to accept the Offer have been received by Interpublic from Awak Limited, a company owned by the J.G. Foulston Children's Settlement Trust, and from Nicola M. Foulston, Sir Rodney M. Walker and Roger R.G. North in respect of an aggregate of 6,573,804 Brands Hatch Shares (representing approximately 30.0 per cent of Brands Hatch's entire issued share capital). Robert S. Bain has also given an irrevocable undertaking to accept the Offer in respect of any Brands Hatch Shares issued to him pursuant to the exercise by him of his Options.

* The directors of Brands Hatch have unanimously recommended acceptance of the Offer.

* Brands Hatch is a leading promoter of motorsport events, as well as an operator of leisure venues, in the United Kingdom. Interpublic is one of the largest advertising and marketing communications groups in the world. Octagon is the sports marketing and entertainment division of Interpublic, and is one of the leading sports and event marketing and television distribution agencies in the world.

* Interpublic believes that the combination of Octagon and Brands Hatch will strengthen both companies and help expand the sale of Brands Hatch's marketing services outside the United Kingdom.

* The Offer is conditional, among other things, on the receipt by Interpublic of a letter from its auditors confirming, on the date the Offer becomes or is declared unconditional, that the acquisition of Brands Hatch may be accounted for as a pooling of interests under US GAAP.

* The full Conditions and further terms of the Offer are set out in Appendix I to this offer document.

This summary highlights some of the information from this offer document and Brands Hatch Shareholders are strongly encouraged to read the full text of this offer document, including the Appendices.

                            Letter from the Chairman

                               [GRAPHIC OMITTED]







                            Brands Hatch Leisure PLC

                     (Registered in England number 3031120)



Directors:                                           Registered and Head Office:

Sir Rodney Myerscough Walker, Non-Executive Chairman        Brands Hatch Circuit
Nicola Mary Foulston, Chief Executive                       Fawkham
Robert Simpson Bain BA ACA, Group Finance Director          Longfield
Roger Richard George North FCCA, Non-Executive Director     Kent DA3 8NG


                                                                 9 November 1999

To Brands Hatch Shareholders and, for information only, to participants in the Brands Hatch Share Option Schemes

Dear Shareholder,


                        Recommended Offer by Interpublic

1.  Background

The boards of Brands Hatch and Interpublic announced today that they had reached agreement on the terms of a recommended offer to be made by Interpublic for all of the issued and to be issued share capital of Brands Hatch. Brands Hatch will become part of Octagon, Interpublic's sports marketing and entertainment division.

The formal Offer is set out in the letter from Interpublic on pages 10 to 22 of this offer document.


2.  The Recommended Offer

The Offer is:

  for every 100 Brands Hatch Shares     22.67 shares of New Interpublic Common
                                                       Stock


3.  Value of the Offer

Based on the closing Interpublic Common Stock price of $39 1/8 on the New York Stock Exchange on 8 November 1999 (being the latest practicable date prior to the posting of this offer document) and using the Illustrative Exchange Rate, the Offer values each Brands Hatch Share at approximately 546p and the entire issued share capital of Brands Hatch at approximately L120 million. This represents a premium of approximately 36 per cent over the average middle-market closing price of 402p per Brands Hatch Share for the 30 dealing days prior to 22 October 1999, the date on which Brands Hatch announced that it had received an approach that might lead to an offer being made for the company. It also represents a premium of approximately 14 per cent over the middle-market closing price of 478p per Brands Hatch Share on 21 October 1999, the day immediately before the start of the Offer Period.

Brands Hatch Shareholders should bear in mind that the sterling value of any investment in Interpublic Common Stock and any dividend income from that investment (payable in US dollars and subject to US withholding tax) will be affected by the dollar to sterling exchange rate from time to time.


4.  Dealing facility

The New Interpublic Common Stock will be traded on the New York Stock Exchange but will not be listed or traded on the London Stock Exchange. Since Brands Hatch Shareholders may not be able to deal easily or economically in the US market, a dealing facility has been established utilising the services of Charles Schwab Europe Limited and Durlacher Limited. This arrangement will enable Brands Hatch Shareholders who wish to sell their New Interpublic Common Stock to deal at a competitive rate of commission. Further details of these facilities are set out in paragraph 4 of the letter from Interpublic, headed "New Interpublic Common Stock", on page 11.


5.  Irrevocable undertakings

Irrevocable undertakings to accept the Offer have been received by Interpublic from Awak Limited, a company owned by the J.G. Foulston Children's Settlement Trust, and from Nicola M. Foulston, Sir Rodney M. Walker and Roger R.G. North in respect of an aggregate of 6,573,804 Brands Hatch Shares (representing approximately 30.0 per cent of Brands Hatch's entire issued share capital). Robert S. Bain has also given an irrevocable undertaking to accept the Offer in respect of any Brands Hatch Shares issued to him pursuant to the exercise by him of his Options.

For further information on irrevocable undertakings, Brands Hatch Shareholders should read paragraph 5 of the letter from Interpublic, headed "Irrevocable undertakings", beginning on page 11.


6.  Current trading and recent developments

In the interim results statement for the six months ended 30 June 1999 made on 27 September 1999, I stated that strong organic growth underpinned by Brands Hatch's capital investment programme and continued investment in and training of its management team, coupled with many exciting strategic developments, demonstrated the board's optimism about the future. The full text of Brands Hatch's interim results is set out in Appendix III beginning on page III-30.

In an announcement on 14 May 1999, Brands Hatch announced that its subsidiary, Brands Hatch Leisure Group Limited, had secured an exclusive contract with Formula One Administration Limited to host the British Grand Prix at Brands Hatch from 2002. In order to obtain approval for the changes to the Brands Hatch Circuit that are required for the hosting of the British Grand Prix, a planning application was made by Brands Hatch on 9 September 1999 to Sevenoaks District Council.


7.  Reasons for recommending the Offer

The board of Brands Hatch believes that the merger of Interpublic and Brands Hatch represents an important opportunity for Brands Hatch's business.

The board of Brands Hatch believes that:

* Brands Hatch Shareholders will achieve an uplift in capital value and a significant improvement in liquidity by exchanging their Brands Hatch Shares for New Interpublic Common Stock;

* the merger with Interpublic and Octagon, Interpublic's sports marketing and entertainment division, will provide Brands Hatch with the financial and operational resources to exploit strategic opportunities and expand its venues and venue promotion activities without the funding constraints to which it is currently subject;

* the merger with Interpublic and Octagon will allow Brands Hatch to expand its motorsport event promotion and leisure venue operation services using the international network and series management expertise of Octagon; and

* the Brands Hatch business, which is marketing-led, will benefit from becoming part of one of the largest advertising and marketing communications groups in the world and Brands Hatch's position as a leading promoter of motorsport events, as well as an operator of leisure venues, in the United Kingdom will be enhanced, improving its ability to serve global clients and providing better career opportunities for staff.

8.  Board, management and employees

Interpublic has assured your board that the existing employment rights of employees of Brands Hatch and its subsidiaries, including pension rights, will be fully safeguarded.

It is intended that Nicola Foulston, Chief Executive of Brands Hatch, will join the management board of Octagon.


9.  Brands Hatch Share Option Schemes

The Offer extends to Brands Hatch Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or, subject to the City Code, such earlier date as Interpublic may decide), including any Brands Hatch Shares unconditionally allotted or issued pursuant to the exercise of Options under the Brands

Hatch Share Option Schemes. If the Offer becomes or is declared unconditional in all respects, all outstanding Options will become exercisable at that time. Optionholders may then exercise their Options and either sell their Brands Hatch Shares in the market (to the extent that a market in Brands Hatch Shares exists at that time) or accept the Offer. A letter explaining these alternatives will be sent to Optionholders at that time.


10. Taxation

Your attention is drawn to paragraph 13 of the letter from Interpublic, headed "Taxation", beginning on page 14. If you are in any doubt as to your own tax position, you should consult your independent financial adviser.


11. Action to be taken to accept the Offer

Your attention is drawn to paragraph 15 of the letter from Interpublic, headed "Procedure for acceptance of the Offer", beginning on page 18, and to the Form of Acceptance, which set out the procedure for acceptance of the Offer.

If you wish to accept the Offer, you should complete and return the enclosed Form of Acceptance, whether or not your Brands Hatch Shares are in CREST, in accordance with the instructions printed on it as soon as possible to the Receiving Agent and, in any event, so as to be received by no later than 3.00 pm (London time) on 30 November 1999 together (if your Brands Hatch Shares are held in certificated form) with your share certificate or any other documents of title. A reply-paid addressed envelope, for use in the UK only, is enclosed for your convenience. If your Brands Hatch Shares are held in uncertificated form, you should also take the action specified in paragraph 15(d) of the letter from Interpublic. If you require further assistance on how to complete the Form of Acceptance, please call the Receiving Agent, Lloyds TSB Registrars, on 01903 702767. Please note that the Receiving Agent will be unable to advise you whether or not to accept the Offer.


12. Recommendation

The directors of Brands Hatch, who have been so advised by Pannell Kerr Forster, consider the terms of the Offer to be fair and reasonable. In providing advice to the directors of Brands Hatch, Pannell Kerr Forster has taken into account the commercial assessments of the directors of Brands Hatch.

Accordingly, the directors of Brands Hatch unanimously recommend that Brands Hatch Shareholders accept the Offer, as they have each irrevocably undertaken to do in respect of their own beneficial shareholdings and those of certain persons connected with them amounting to 6,573,804 Brands Hatch Shares, which represent approximately 30.0 per cent of the issued share capital of Brands Hatch.


                               Yours faithfully,

                            /s/ Sir Rodney M. Walker
                                --------------------

                              Sir Rodney M. Walker
                                    Chairman

              Letter from The Interpublic Group of Companies, Inc.

                               [GRAPHIC OMITTED]








                            (a Delaware corporation)

Directors:                                                     Principal Office:
Philip H. Geier, Jr., Chairman of the Board,         1271 Avenue of the Americas
 President and Chief Executive Officer                  New York, New York 10020
Eugene P. Beard, Vice Chairman, Finance and Operations                       USA
John J. Dooner, Jr., Chairman and Chief Executive
 Officer of McCann-Erickson WorldGroup                           9 November 1999
Frank B. Lowe, Chairman of the Board and Chief Executive Officer of
 The Lowe Group and Octagon
Frank J. Borelli, Non-Executive Director
Reginald K. Brack, Non-Executive Director
Jill M. Considine, Non-Executive Director
Leif H. Olsen, Non-Executive Director
Allen Questrom, Non-Executive Director
J. Phillip Samper, Non-Executive Director


1.  Introduction

The boards of Brands Hatch and Interpublic jointly announced today a recommended offer to be made by Interpublic to acquire the whole of the issued and to be issued share capital of Brands Hatch. Brands Hatch will become part of Octagon, Interpublic's sports marketing and entertainment division.

The attention of Brands Hatch Shareholders is drawn to the letter from Sir Rodney M. Walker, Chairman of Brands Hatch, on pages 7 to 9 of this offer document.


2.  The Offer

Interpublic offers to acquire, on the terms and Conditions set out or referred to in this offer document and in the Form of Acceptance, all the issued and to be issued Brands Hatch Shares on the following basis:

       for every 100 Brands Hatch Shares            22.67 shares of New
                                                  Interpublic Common Stock

Based on the closing price of $39 1/8 per share of Interpublic Common Stock on the New York Stock Exchange on 8 November 1999 (being the latest practicable date prior to the posting of this offer document) and using the Illustrative Exchange Rate, the Offer:

*      values each Brands Hatch Share at approximately 546p;

* represents a premium of approximately 36 per cent over the average middle-market closing price of 402p per Brands Hatch Share for the 30 dealing days prior to 22 October 1999, the date on which Brands Hatch announced that it had received an approach that might lead to an offer being made for the company;

* represents a premium of approximately 14 per cent over the middle-market closing price of 478p per Brands Hatch Share on 21 October 1999, the day immediately before the start of the Offer Period;

* values the existing issued share capital of Brands Hatch at approximately L120 million; and

* represents a multiple of 37.4 times Brands Hatch's basic earnings per share for the year ended 31 December 1998.

Brands Hatch Shares will be acquired by Interpublic under the Offer fully paid and free from all liens, equities, charges, encumbrances and other interests of any nature and together with all rights attaching to them from 9 November 1999, including the right to receive and retain all dividends and other distributions declared, made or paid on or after 9 November 1999.

The Offer extends to Brands Hatch Shares that are unconditionally allotted or issued while the Offer remains open for acceptance (or, subject to the City Code, until such earlier date as Interpublic may decide) including any

Brands Hatch Shares unconditionally allotted or issued pursuant to the exercise of Options under the Brands Hatch Share Option Schemes or otherwise.

Further terms and conditions of the Offer are set out in Appendix I and in the accompanying Form of Acceptance.

To accept the Offer, Brands Hatch Shareholders should complete and return the Form of Acceptance, whether or not their Brands Hatch Shares are in CREST, as soon as possible to the Receiving Agent and, in any event, so as to be received by no later than 3.00 pm (London time) on 30 November 1999. The procedure for acceptance (including the additional steps necessary if Brands Hatch Shares are held in uncertificated form) is set out in paragraph 15 of this letter and in the Form of Acceptance.


3.  Fractions

If the Offer becomes or is declared unconditional in all respects, fractions of shares of New Interpublic Common Stock will not be issued to accepting Brands Hatch Shareholders who will instead receive from Interpublic an amount in cash in lieu of any entitlements to a fraction of a share of New Interpublic Common Stock. However, individual entitlements of less than L3.00 will not be paid to Brands Hatch Shareholders but will be retained for the benefit of the Enlarged Interpublic Group.


4.  New Interpublic Common Stock

The New Interpublic Common Stock will rank pari passu in all respects with the existing Interpublic Common Stock, including the right to any dividends and other distributions declared, paid or made after the date on which the Offer becomes or is declared unconditional in all respects. For the avoidance of doubt, Brands Hatch Shareholders will not be entitled to Interpublic's quarterly dividend of 8 1/2 cents per share payable to Interpublic Stockholders of record on 29 November 1999. The New Interpublic Common Stock will be delivered in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Interpublic may otherwise be, or claim to be, entitled against Brands Hatch Shareholders.

Brands Hatch Shareholders should bear in mind that the sterling value of any investment in Interpublic Common Stock and any dividend income from that investment (payable in US dollars and subject to US withholding tax) will be affected by the dollar to sterling exchange rate from time to time.

The New Interpublic Common Stock will be listed on the New York Stock Exchange but will not be listed or traded on the London Stock Exchange. Since Brands Hatch Shareholders may not be able to deal easily or economically in the US market, arrangements to enable individual Brands Hatch Shareholders to deal in the shares of New Interpublic Common Stock received by them as consideration under the Offer have been set up with Charles Schwab Europe Limited and Durlacher Limited.

For long term investment purposes, Brands Hatch Shareholders should contact Charles Schwab Europe Limited (Crosby Court, 38 Bishopsgate, London EC2N 4AJ) on 0870 601 8888, to order a US dealing account application and information pack, or on 0870 608 0142 to speak with an investment specialist. Investors must meet the minimum initial deposit of $10,000 in cash and/or securities. Charles Schwab Europe Limited offers investors a nominee service with a wide selection of UK and US investments.

For advisory and/or execution only services, Brands Hatch Shareholders should contact Durlacher Limited (4 Chiswell Street, London EC1Y 4UP), on 0171 459 3656 (Jinni Featherstone-Witty). Durlacher Limited offers dealing services, which include facilities to deal on most overseas stock markets.

Each of Charles Schwab Europe Limited and Durlacher Limited is regulated by The Securities and Futures Authority Limited.


5.  Irrevocable undertakings

An irrevocable undertaking to accept the Offer has been received by Interpublic from Awak Limited, a company owned by the J. G. Foulston Children's Settlement Trust, in respect of 6,519,015 Brands Hatch Shares (representing approximately
29.8 per cent of Brands Hatch's entire issued share capital). The J.G. Foulston Children's Settlement Trust is a trust settled by the late John Foulston for the benefit of his children.

Irrevocable undertakings to accept the Offer have also been received by Interpublic from Nicola M. Foulston and from Sir Rodney M. Walker and Roger R.
G. North, non-executive directors of Brands Hatch, in respect of an aggregate of 54,789 Brands Hatch Shares (representing approximately 0.25 per cent of Brands Hatch's entire issued share capital).

Interpublic has also received an irrevocable undertaking from Robert S. Bain, a director of Brands Hatch, that, if he exercises any of his Options, he will accept the Offer in respect of all Brands Hatch Shares issued to him on exercise. Robert S. Bain has Options over 200,000 Brands Hatch Shares.

All of these irrevocable undertakings will cease to be binding if a third party makes a competing offer in cash in excess of the value of the Offer.


6.  Information relating to Interpublic

Interpublic is one of the largest advertising and marketing communications groups in the world. The Interpublic Group employs more than 34,000 people and conducts business in 120 countries worldwide. Interpublic's primary holdings include two wholly-owned global advertising agency networks, McCann-Erickson WorldGroup and The Lowe Group, which includes Lowe Lintas & Partners Worldwide, as well as four specialised communication services units, Western Initiative Media Worldwide, Draft Worldwide, International Public Relations, Octagon and other related companies. Octagon is the sports marketing and entertainment division of Interpublic, and is one of the leading sports and event marketing and television distribution agencies in the world.

Interpublic Common Stock is traded on the New York Stock Exchange. Based on the closing price of $39 1/8 per share of Interpublic Common Stock on 8 November 1999 (being the latest practicable date prior to the posting of this offer document), Interpublic had a market value of approximately $11.0 billion.

For the year ended 31 December 1998, Interpublic reported net income of $309.9 million (1997: $200.4 million) on gross income of $4.0 billion (1997: $3.5 billion), reported net income per share of $1.14 (1997: $0.77) and paid dividends of $0.29 per share (1997: $0.25). As at 31 December 1998, Interpublic reported gross assets of $6.9 billion (1997: $6.0 billion).

For the six months ended 30 June 1999, Interpublic reported net income of $184.2 million (1998: $156.3 million) on gross income of $2.1 billion (1998:
$1.9 billion) and reported net income per share of $0.67 (1998: $0.58). As at 30 June 1999, Interpublic reported gross assets of $7.7 billion (1998: $6.3 billion).

For the nine months ended 30 September 1999, Interpublic reported net income of $243 million (1998: $203 million) on gross income of $3.1 billion (1998: $2.8 billion) and reported net income per share of $0.89 (1998: $0.75).

For further information on Interpublic, Brands Hatch Shareholders should read "Appendix II -- Further information on Interpublic" beginning on page II-1 of this offer document.


7.  Information relating to Brands Hatch

Brands Hatch is the largest single organiser and promoter of motorsport events in the United Kingdom, owning and operating four motorsport circuits at Brands Hatch, Oulton Park, Snetterton and Cadwell Park. Over the past ten years it has organised and promoted an average of over 150 motorsports events each year. Brands Hatch also operates a successful motorsport leisure business, which offers a wide range of activities including motor racing and rally schools, corporate entertainment days, testing and track-hire, supported by its own catering and merchandising operation. Earlier this year Brands Hatch expanded its leisure operations with the acquisition of the Rebel Group, a karting group whose venues are branded Daytona.

For the year ended 31 December 1998, Brands Hatch reported operating profit of L5.06 million (1997: L4.01 million) on turnover of L19.33 million (1997: L16.01 million), reported earnings per share of 14.6p (1997: 11.1p) and paid dividends of 4.0p per share (1997: 3.7p). As at 31 December 1998, Brands Hatch reported net assets of L33.96 million (1997: L18.18 million).

For the six months ended 30 June 1999, Brands Hatch reported operating profit of L2.36 million (1998: L2.00 million) on turnover of L10.41 million (1998:
L8.32 million) and reported earnings per share of 6.6p (1998: 5.5p). As at 30 June 1999, Brands Hatch reported net assets of L35.40 million (1998: L19.39 million).

For further information on Brands Hatch, Brands Hatch Shareholders should read "Appendix III -- Further information on Brands Hatch" beginning on page III-1 of this offer document.


8.  Reasons for the Offer

The boards of Interpublic and Brands Hatch believe that the merger of Interpublic and Brands Hatch represents an important opportunity for their respective businesses.

The board of Interpublic believes that the merger with Brands Hatch will:

* mark the continuation of Interpublic's successful growth strategy to build incremental revenue streams through diversification, as the combination of Brands Hatch and Octagon will result in a multinational sports and event group with more than 40 offices in 17 countries, making it one of the largest multinational sports marketing and entertainment organisations in the world;

* establish Octagon as a leading operator in the fast growing motorsport event promotion and venue management industry;

* provide Octagon with racing circuit and motorsports venue management skills to add to its series ownership, a powerful combination leading to strategic and revenue-enhancing benefits; and

* complement Octagon's multinational business base and provide additional proven management strength in sports marketing and entertainment.

For the reasons why the directors of Brands Hatch are recommending the Offer, Brands Hatch Shareholders should read paragraph 7 of the letter from the Chairman of Brands Hatch, headed "Reasons for recommending the Offer", on page 8 of this offer document.


9.  Illustrative comparative per share data

The following table is included for the purposes of the SEC and illustrates certain historical comparative per share data of Interpublic and Brands Hatch (pro forma combined financial information has not been included in this offer document due to the immateriality of Brands Hatch to Interpublic):


                                                   Six months ended June                       Year ended 31 December
                                                        1999              1998             1998              1997              1996
Interpublic
Historic per share data(1)
Net income                                             $0.67             $0.58            $1.14             $0.77             $0.82
Cash dividends declared                                $0.16             $0.14            $0.29             $0.25             $0.22
Book value(2)                                          $4.77               ---            $4.54               ---               ---
Brands Hatch(3)
Historic per share data
Earnings                                               $0.11             $0.09            $0.24             $0.18             $0.15
Cash dividends declared                                $0.00             $0.00            $0.07             $0.06             $0.01
Book value                                             $2.55               ---            $2.57               ---               ---
Equivalent per share data(4)
Earnings                                               $0.15             $0.13            $0.26             $0.17             $0.19
Cash dividends declared                                $0.04             $0.03            $0.07             $0.06             $0.05
Book value                                             $1.08               ---            $1.03               ---               ---


Notes:
(1) All per share data has been adjusted to reflect the two for one Interpublic stock split effective 15 July 1999.

(2) The historical book value per common share is computed by dividing total stockholder's equity by the number of shares of common stock outstanding at the end of the period.
(3) Pounds sterling amounts have been converted into US dollars at either the exchange rate at the end of the period presented or the weighted average exchange rate, as appropriate. A table setting forth the pound-dollar exchange rate at the end of certain financial periods, the average rate for each period and the range of high and low rates for each period is set out below:


                                               As of and for the six months               As of and for the financial year
                                                       ended 30 June                             ended 31 December

                                                   1999             1998              1998              1997              1996

  At period end                                   1.575             1.670             1.658            1.645             1.713
  Average for period                              1.620             1.650             1.658            1.639             1.563
  High                                            1.659             1.692             1.721            1.713             1.713
  Low                                             1.575             1.613             1.613            1.577             1.495


(4) The Brands Hatch per share equivalents are calculated by multiplying the Interpublic historical per share amounts by 0.2267, the fraction of a share of Interpublic Common Stock that will be exchanged for each Brands Hatch Share.


10. Financial effects of acceptance

The following tables set out, for illustrative purposes only and on the bases and assumptions set out below, the financial effects of acceptance on capital value and income for a holder of 100 Brands Hatch Shares accepting the Offer if the Offer becomes or is declared unconditional in all respects:

(a) Capital value(1)


                                                            A                  B
   Sterling equivalent value of 22.67
    shares of New Interpublic Common
    Stock(2)                                          L546.19            L546.19
   Market value of 100 Brands Hatch
    Shares(3)                                         L401.98            L478.00
                                             ----------------   ----------------
   Increase in value                                  L144.21             L68.19
                                             ================   ================
   Percentage increase                                  35.9%              14.3%
                                             ================   ================


Notes:
(1) No account has been taken of any liability to taxation or for the treatment of fractional entitlements to Interpublic Common Stock. The New Interpublic Common Stock will not include Interpublic's quarterly dividend of 8 1/2 cents per share payable to Interpublic Stockholders of record on 29 November 1999.
(2) The sterling equivalent value of New Interpublic Common Stock is based on the New York Stock Exchange closing price of $39 1/8 per share of Interpublic Common Stock on the New York Stock Exchange on 8 November 1999 (being the latest practicable date prior to the posting of this offer document) and using the Illustrative Exchange Rate.
(3) The market value of Brands Hatch Shares is based, in column A, on the average middle-market closing price of 401.98p per Brands Hatch Share for the 30 dealing days prior to 22 October 1999, the date on which Brands Hatch announced that it had received an approach that might lead to an offer being made for the company, and, in column B, on the middle-market closing price of 478p per Brands Hatch Share on 21 October 1999, the day immediately before the start of the Offer Period.

(b) Income(1)

   Dividend income from 100 Brands Hatch Shares(2)                         L4.00
   Dividend income from 22.67 shares of New Interpublic
   Common Stock(3)                                                         L4.30
                                                                ----------------
   Increase in dividend income                                             L0.30
                                                                ================
   Percentage increase                                                      7.5%
                                                                ================


Notes:
(1)  No account has been taken of any liability to taxation of income.
(2) Being the 4.0 pence (net) final dividend for the financial year ended 31 December 1998 (no interim dividend was declared for the financial year ending 31 December 1999).
(3) Based on aggregate dividends of 31.0 cents, being the four quarterly dividends of $0.075, $0.075, $0.075 and $0.085 in respect of the three month periods ended 30 September 1998, 31 December 1998, 31 March 1999 and 30 June 1999, respectively, converted at exchange rates of L1.00 for $1.6989, $1.6580, $1.6143 and $1.5753, respectively, being the US dollar to pound sterling spot exchange rate in respect of the relevant period-end date.


11. Board, management and employees

Interpublic has assured the board of Brands Hatch that the existing employment rights of employees of Brands Hatch and its subsidiaries, including pension rights, will be fully safeguarded.

It is intended that Nicola Foulston, Chief Executive of Brands Hatch, will join the management board of Octagon.


12. Brands Hatch Share Option Schemes

The Offer extends to any Brands Hatch Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or, subject to the City Code, until such earlier date as Interpublic may decide), including Brands Hatch Shares unconditionally allotted or issued pursuant to the exercise of Options under the Brands Hatch Share Option Schemes. If the Offer becomes or is declared unconditional in all respects, all outstanding Options will become exercisable at that time. Optionholders may then exercise their Options and either sell their Brands Hatch Shares in the market (to the extent that a market in Brands Hatch Shares exists at that time) or accept the Offer. A letter explaining these alternatives will be sent to Optionholders at that time.


13. Taxation

The following discussion of taxation is included for general information and relates only to the position of a person who is a UK Resident and a non-US person and who is the absolute beneficial owner of Brands Hatch Shares and accepts the Offer as to all such Brands Hatch Shares. In particular, the following does not discuss all of the tax consequences that may be relevant to a Brands Hatch Shareholder in light of such shareholder's particular circumstances or to holders subject to special rules, such as life insurance companies, dealers in securities, financial institutions, tax-exempt entities, persons who have acquired or acquire Brands Hatch Shares pursuant to the exercise of options under the Brands Hatch Share Option Schemes (or otherwise as compensation), persons who are UK Residents and US Residents, or certain US non-resident alien individuals who were US citizens or US lawful permanent residents within the past ten years. The explanation of US and UK tax laws set out below is based on laws and, in the case of the UK, practice at present in effect, including the income tax convention between the United Kingdom and the United States, and, in the case of both the US and the UK, judicial and administrative precedent as of 8 November 1999. This explanation is subject to any changes in those laws, practice (in the case of the UK) and precedent occurring after that date, possibly with retroactive effect, and does not discuss any tax laws other than those of the US and the UK. No US state or local tax considerations are discussed. All Brands Hatch Shareholders are urged to consult their professional tax advisers regarding the specific tax consequences of the Offer to them, including the applicability of UK tax laws, US federal, state and local tax laws and tax laws of any other jurisdiction to which they may be subject.



UK taxation

The following discussion summarises for a Brands Hatch Shareholder who is a UK Resident and who holds Brands Hatch Shares as an investment the principal UK tax consequences associated with the exchange of securities pursuant to the Offer.

(i)     Taxation of capital gains

       The exchange of Brands Hatch Shares by a Brands Hatch Shareholder in return for New Interpublic Common Stock will not be treated as a disposal of Brands Hatch Shares for the purposes of UK taxation of capital gains, provided that either the Brands Hatch Shareholder, together with persons connected with him, owns not more than five per cent of, or of any class of, the shares in or debentures of Brands Hatch or the clearance from the Inland Revenue referred to below is granted. The New Interpublic Common Stock will instead be treated as the same asset as the Brands Hatch Shares, acquired as and when the Brands Hatch Shares were acquired.

       Brands Hatch applied on 25 October 1999 to the Inland Revenue for a tax clearance under Section 138 of the UK Taxation of Chargeable Gains Act 1992 confirming that the Inland Revenue is satisfied that the exchange of securities pursuant to the Offer is being effected for bona fide commercial reasons and not for tax avoidance purposes.

       The directors of Interpublic and of Brands Hatch believe that this tax clearance should be forthcoming, but the Offer is not conditional upon this tax clearance being granted.

       A Brands Hatch Shareholder will, to the extent that he/she receives cash in lieu of a fraction of a share of New Interpublic Common Stock, be treated as making a part disposal of his/her Brands Hatch Shares which may, depending upon his/her individual circumstances, give rise to a liability to UK taxation of capital gains.

       A subsequent disposal of New Interpublic Common Stock by a UK Resident may give rise to a liability to UK taxation of capital gains.

(ii)    Stamp duty and stamp duty reserve tax

       No UK stamp duty or stamp duty reserve tax will be payable by a Brands Hatch Shareholder on the transfer of Brands Hatch Shares to Interpublic. Any liability to UK stamp duty or stamp duty reserve tax on the transfer of such Brands Hatch Shares to Interpublic will be borne by Interpublic. No UK stamp duty or stamp duty reserve tax will be payable on the issue of New Interpublic Common Stock.

(iii)   Dividends

       A UK Resident will generally be liable to income tax or corporation tax in the UK on the aggregate of any dividend received from Interpublic and any tax withheld at source in the US (see below under "US taxation of non-US persons") and any tax withheld in the UK (see below). In computing that liability to taxation, credit will be given for any tax withheld in the US and any tax withheld in the UK. No repayment of the tax credit in respect of US tax will be available to a UK Resident. In the case of a corporate UK Resident which controls ten per cent or more of the voting stock of Interpublic, credit will also be available for underlying tax against UK taxes in respect of the dividend.

       Special rules apply to UK Residents who are not domiciled in the UK.

       An agent in the UK, who on behalf of a UK Resident, collects (or directs or secures payment of) a dividend paid by Interpublic may be required to withhold a sum on account of UK income tax or corporation tax, currently at the rate of 10 per cent. Regulations, however, allow credit to be given for tax withheld in the US, thereby reducing the aggregate withholding to 10 per cent of the gross dividend (or the amount of US tax withheld, if higher).

(iv)    Inheritance tax

       Where Interpublic Common Stock is held by an individual who is neither domiciled nor deemed to be domiciled in the UK, no liability to UK inheritance tax will arise. Where Interpublic Common Stock is held by an individual who is either domiciled or deemed to be domiciled in the UK, liability to UK inheritance tax may arise on the death of, or on a gift (or disposal at an undervalue) of the Interpublic Common Stock by, that individual.



US taxation of non-US persons

(i)     General

       The following is a general discussion of US federal income and estate tax consequences of the ownership and disposition of Interpublic Common Stock that may be relevant to the Brands Hatch Shareholders if they are "non-US persons". For purposes of this summary, a "non-US person" is a beneficial owner of Interpublic Common Stock who or that is, for US federal income tax purposes, (1) a nonresident alien individual, (2) a foreign corporation, (3) a nonresident alien fiduciary of a foreign estate or trust or (4) a foreign partnership one or more of the members of which is, for US federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

       This discussion does not address all aspects of US federal income and estate taxation that may be relevant to Brands Hatch Shareholders in light of their particular circumstances and does not address any foreign, state or local tax consequences. Furthermore, this discussion is based on provisions of the IRC, Treasury regulations and administrative and judicial interpretations as of the date hereof. All of these are subject to change, possibly with retroactive effect or different interpretations. Brands Hatch Shareholders should consult their own tax advisers about current and possible future tax consequences of holding and disposing of Interpublic Common Stock in their particular situation.

(ii)    Distributions

       Distributions paid on the shares of Interpublic Common Stock generally will constitute dividends for US federal income tax purposes to the extent paid from Interpublic's current or accumulated earnings and profits, as determined under US federal income tax principles. Dividends paid to a non-US person that are not effectively connected with a US trade or business of the non-US person will be subject to United States withholding tax at a 30% rate or, if a tax treaty applies, a lower rate specified by the treaty. To receive a reduced treaty rate, a non-US person must furnish to Interpublic or Interpublic's paying agent a duly completed Form 1001 or Form W-8BEN (or substitute form) certifying to its qualification for such rate. To the extent that the amount of a distribution exceeds Interpublic's current and accumulated earnings and profits (as determined for US federal income tax purposes), the distribution will be treated as a return of capital, thus reducing (as determined for US federal income tax purposes) the non-US person's adjusted tax basis in such Interpublic Common Stock.

       Dividends that are effectively connected with the conduct of a trade or business within the US and, if a tax treaty applies, are attributable to a US permanent establishment of the non-US person, are exempt from US federal withholding tax, provided that the non-US person furnishes to Interpublic or Interpublic's paying agent a duly completed Form 4224 or Form W-8ECI (or substitute form) certifying the exemption. However, dividends exempt from US withholding because they are effectively connected or they are attributable to a US permanent establishment are subject to US federal income tax on a net income basis at the regular graduated US federal income tax rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or a lower rate specified by an applicable income tax treaty.

(iii)   Gain on disposition of Interpublic Common Stock

       A non-US person will generally not be subjected to US federal income tax with respect to gain recognised on a sale or other disposition of Interpublic Common Stock unless one of the following apply:

       * If the gain is effectively connected with a trade or business of the non-US person in the United States and, if a tax treaty applies, the gain is attributable to a US permanent establishment maintained by the non-US person, the non-US person will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale under regular graduated US federal income tax rates. If the non-US person is a foreign corporation, it may be subject to an additional branch profits tax equal to 30 per cent of its effectively connected earnings and profits within the meaning of the IRC for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty and duly demonstrates such qualifications.

       * If a non-US person who is an individual and holds Interpublic Common Stock as a capital asset is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, the non-US person may be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain US capital losses despite the fact that the individual is not considered a resident of the United States.

(iv)    Federal estate tax

       Interpublic Common Stock held by an individual who is not a resident of the United States for US federal estate tax purposes at the time of death will be included in such holder's gross estate for US federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

(v)     Information reporting and backup withholding tax

       United States federal backup withholding generally is imposed at the rate of 31 per cent on certain payments to persons that fail to furnish certain required information. Backup withholding and US information reporting requirements will generally not apply to dividends paid on Interpublic Common Stock to a non-US person at an address outside the United States, except that, with respect to payments made after 31 December 2000, a non-US person will be entitled to such exemption only if such non-US person provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that such person is a non-US person) or otherwise establishes an exemption. Brands Hatch Shareholders should consult their own tax adviser concerning the effect, if any, of the rules affecting post-31 December 2000 dividends on an investment in Interpublic Common Stock.

       As a general matter, information reporting and backup withholding will not apply to a payment by or through a foreign office of a foreign broker of the proceeds of a sale of Interpublic Common Stock effected outside the United States. However, information reporting requirements, but not backup withholding, will apply to a payment by or through a foreign office of a broker of the proceeds of a sale of Interpublic Common Stock effected outside the United States if that broker:

       *     is a US person;

       * is a foreign person that derives 50% or more of his/her/its gross income for certain periods from the conduct of a trade or business in the US;

       *     is a "controlled foreign corporation" as defined in the IRC; or

       * is a foreign partnership with certain US connections (for payments made after 31 December 2000).

       Information reporting requirements will not apply in the above cases if the broker has documentary evidence in its records that the holder is a non-US person and certain conditions are met or the holder otherwise establishes an exemption.

       Payment by or through a US office of a broker of the proceeds of a sale of Interpublic Common Stock is subject to both backup withholding and information reporting unless the holder certifies to the payer in the manner required as to its non-US status under penalties of perjury or otherwise establishes an exemption.

       Amounts withheld under the backup withholding rules do not constitute a separate US federal income tax. Rather, any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the holder's US federal income tax liability, if any, provided the required information or appropriate claim for refund is filed with the IRS.

The foregoing discussion is a summary of certain US federal income and estate tax consequences of the ownership, sale or other disposition of Interpublic Common Stock by non-US persons. Brands Hatch

Shareholders are urged to consult their own tax adviser with respect to the particular tax consequences to such Brands Hatch Shareholders of the ownership and disposition of Interpublic Common Stock, including the effect of any state, local, foreign or other tax laws.


14. Accounting treatment

Pooling of interests

It is a condition of the Offer that Interpublic receives a letter from PricewaterhouseCoopers LLP, Interpublic's auditors, dated as of the date on which the Offer becomes or is declared unconditional in all respects (equivalent to the consummation of the transaction under US law), confirming that they concur with Interpublic management's conclusion that the acquisition of Brands Hatch may be accounted for as a pooling of interests under US GAAP. PricewaterhouseCoopers LLP has confirmed to Interpublic that they are not currently aware of any information which would contradict Interpublic management's current conclusion that the acquisition of Brands Hatch may be accounted for as a pooling of interests under US GAAP.

If it proves impossible or impracticable to achieve this accounting treatment prior to the Offer becoming or being declared wholly unconditional, the Offer will lapse.

Should the Offer become or be declared unconditional in all respects and not qualify for pooling of interests treatment, the purchase method of accounting may be applied. Under that method, the fair market value of the New Interpublic Common Stock delivered to effect the Offer would be recorded as the cost of acquiring Brands Hatch's business. That cost would be allocated to the individual assets acquired and liabilities assumed according to their respective fair values. The fair market value of the New Interpublic Common Stock to be delivered in the Offer in excess of the amounts at which the net assets are carried in Brands Hatch's accounts would be capitalised as an intangible asset and amortised over a certain period of time. Such treatment could have a material adverse impact on the future reported operating results of the combined companies.

Affiliate Agreements

In connection with the intended treatment of the acquisition of Brands Hatch by Interpublic as a pooling of interests for accounting purposes, certain directors and shareholders of Brands Hatch have agreed not to sell, transfer or otherwise dispose of, or reduce their risk relative to, any New Interpublic Common Stock or Brands Hatch Shares during the period commencing 30 days before the consummation of the transaction until the date that Interpublic notifies the director or shareholder that it has published financial results covering at least 30 days of combined operations of Brands Hatch and Interpublic following the consummation of the transaction. Assuming that the Offer becomes or is declared wholly unconditional on or before 1 December 1999, it is expected that such notification will be given in February 2000 when Interpublic expects to publish its results for the year ending 31 December 1999.

Each of these directors and shareholders of Brands Hatch has also agreed that prior to the effective date of the acquisition of Brands Hatch, he/she will have registered in his/her name all New Interpublic Common Stock or Brands Hatch Shares that he/she owns. In the case of shares of New Interpublic Common Stock or Brands Hatch Shares owned by another party but deemed to be beneficially owned by the director or shareholder, each of these directors or shareholders has agreed to have caused those shares to be registered in the name of the party that owns the shares. Each of these directors and shareholders has also agreed to use his/her best efforts, to the extent that he/she is able, to abide by any additional restrictions that Interpublic advise him/her of in writing that must be taken in order for Interpublic to be entitled to use the pooling of interests accounting method, based on the advice of an independent international accounting firm.


15. Procedure for acceptance of the Offer

This paragraph 15 should be read in conjunction with Appendix I and the notes on the Form of Acceptance.

(a) Completion of Form of Acceptance

If the Brands Hatch Shareholder holds Brands Hatch Shares in both certificated and uncertificated form he/she should complete a separate Form of Acceptance for each holding. In addition, he/she should complete separate Forms of Acceptance for Brands Hatch Shares held in uncertificated form but under different member account IDs, and for Brands Hatch Shares held in certificated form but under different designations. Additional Forms of Acceptance are available from Lloyds TSB Registrars (telephone number 01903 702767).

(i)    To accept the Offer

       To accept the Offer in respect of all of one's Brands Hatch Shares, the Brands Hatch Shareholder must complete Boxes 1 and 3 and, if his/her Brands Hatch Shares are in CREST, Box 4. In all cases, Box 2 of the accompanying Form of Acceptance must be signed. All Brands Hatch Shareholders who are individuals should sign Box 2 of the Form of Acceptance in the presence of a witness, who should also sign in accordance with the instructions printed on the Form of Acceptance.

(ii)   To accept  the Offer in  respect of less  than all his/her  Brands Hatch
       Shares

       To accept the Offer in respect of less than all of one's Brands Hatch Shares, the Brands Hatch Shareholder must insert in Box 1 on the accompanying Form of Acceptance that lesser number of Brands Hatch Shares in respect of which he/she wishes to accept the Offer, in accordance with the instructions printed on it. The Brands Hatch Shareholder should then follow the procedure set out in paragraph 15(a)(i) of this letter in respect of that lesser number of Brands Hatch Shares. If he/she does not insert a number, or inserts a number greater than his/her entire holding of Brands Hatch Shares in Box 1, acceptance will be deemed to be in respect of all of the Brands Hatch Shares held by the Brands Hatch Shareholder.

If Brands Hatch Shareholders have any questions as to how to complete the Form of Acceptance, they may telephone Lloyds TSB Registrars on telephone number 01903 702767. Please note that the Receiving Agent is unable to advise on whether or not to accept the Offer.

(b) Return of Form of Acceptance

To accept the Offer, the completed Form of Acceptance should be returned whether or not the Brands Hatch Shareholder's Brands Hatch Shares are in CREST. The completed Form of Acceptance should be returned by post, or by hand, to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or, by hand (during normal business hours only), to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL together (if the relevant Brands Hatch Shares are in certificated form) with the relevant share certificate(s) or any other document(s) of title in each case as soon as possible, but in any event so as to be received not later than 3.00 pm (London time) on 30 November 1999. A reply-paid envelope for use in the UK only is enclosed for the Brands Hatch Shareholder's convenience. No acknowledgment of receipt of documents will be given by or on behalf of Interpublic. All documents sent by, to or from Brands Hatch Shareholders or their appointed agents will be sent at their own risk.

(c) Documents of title not available or lost

If the Brands Hatch Shareholder holds Brands Hatch Shares and, for any reason, the relevant share certificate(s) or any other document(s) of title is/are not readily available or is/are lost, he/she should still complete, sign and lodge the Form of Acceptance as stated in paragraph 15(a)(i) of this letter so as to be received by the Receiving Agent by not later than 3.00 pm (London time) on 30 November 1999. He/she should send with the Form of Acceptance, any share certificate(s) or any other document(s) of title which he/she may have available and a letter stating that the remaining documents will follow as soon as possible or that he/she has lost one or more of the share certificate(s) or any other document(s) of title. The Brands Hatch Shareholder should then arrange for the relevant share certificate(s) or any other document(s) of title to be forwarded as soon as possible after that. No acknowledgment of receipt of documents will be given. If the Brands Hatch Shareholder has lost his/her share certificate(s) or any other document(s) of title, he/she should write as soon as possible to Brands Hatch's registrars, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA for a letter of indemnity for the lost share certificate(s) or any other document(s) of title which, when completed in accordance with the instructions given, should be returned to the Receiving Agent as described in paragraph 15(b) of this letter.

(d) Additional procedures for Brands Hatch Shares in uncertificated form (that is, in CREST)

If the Brands Hatch Shareholder holds Brands Hatch Shares in uncertificated form, he/she should insert in Box 4 of the accompanying Form of Acceptance the participant ID and member account ID under which those shares are held by him/ her in CREST and otherwise complete and return the Form of Acceptance as described in paragraphs 15(a) and (b) of this letter.

In addition, the Brands Hatch Shareholder should take (or procure to be taken) the action set out below to transfer the Brands Hatch Shares in uncertificated form in respect of which he/she wishes to accept the Offer to an escrow balance (that is, send a TTE instruction) specifying the Receiving Agent (in its capacity as a CREST participant under its participant ID referred to in paragraph 15(d)(iv) of this letter) as the Escrow Agent, as soon as possible and in any event so that the transfer to escrow settles by not later than 3.00 pm (London time) on 30 November 1999.

If the Brands Hatch Shareholder is a CREST sponsored member, he/she should refer to his/her CREST sponsor before taking any action. His/her CREST sponsor will be able to confirm details of his/her participant ID and the member account ID under which his/her Brands Hatch Shares in uncertificated form are held. In addition, only his/her CREST sponsor will be able to send the TTE instruction to CRESTCo in relation to his/her Brands Hatch Shares in uncertificated form.

He/she should send (or, if the Brands Hatch Shareholder is a CREST sponsored member, procure that his/her CREST sponsor sends) a TTE instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo's specifications and which must contain, in addition to the other information that is required for a TTE instruction to settle in CREST, the following details:

(i)    the number of Brands Hatch Shares to be transferred to an escrow balance;

(ii) the Brands Hatch Shareholder's member account ID. This must be the same member account ID as the member account ID that is inserted in Box 4 of the Form of Acceptance;

(iii) his/her participant ID. This must be the same participant ID as the participant ID that is inserted in Box 4 of the Form of Acceptance;

(iv)   the participant ID of the Escrow Agent. This is 6RA73;

(v)    the member account ID of the Escrow Agent. This is RA157701;

(vi) the Form of Acceptance reference number. This is the Form of Acceptance reference number which appears next to Box 4 on page 3 of the Form of Acceptance. This Form of Acceptance reference number should be inserted in the first eight characters of the shared note field on the TTE instruction. This insertion will enable the Lloyds TSB Registrars to match the transfer to escrow to his/her Form of Acceptance. The Brands Hatch Shareholder should keep a separate record of this Form of Acceptance reference number for future reference;

(vii) the intended settlement date. This should be as soon as possible and in any event by no later than 3.00 pm (London time) on 30 November 1999;

(viii) the corporate action number for the Offer, which is allocated by CRESTCo and can be found by viewing the relevant corporate action details in CREST; and

(ix)   input with standard delivery instruction of Priority 80.

The Form of Acceptance reference number is printed next to Box 4 on page 3 of the Form of Acceptance.

After settlement of the TTE instruction, the Brands Hatch Shareholder will not be able to access the Brands Hatch Shares concerned in CREST for any transaction or charging purposes. If the Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the Brands Hatch Shares concerned to itself in accordance with paragraph (h) of Part C of Appendix I.

The Brands Hatch Shareholder is recommended to refer to the CREST Manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, the Brands Hatch Shareholder is requested, wherever possible, to ensure that a Form of Acceptance relates to only one transfer to escrow.

If no Form of Acceptance reference number, or an incorrect Form of Acceptance reference number, is included on the TTE instruction, Interpublic may treat any amount of Brands Hatch Shares transferred to an escrow balance in favour of the Escrow Agent specified above from the participant ID and member account ID identified in the TTE instruction as relating to any Form(s) of Acceptance which relate(s) to the same participant ID and member account ID (up to the amount of Brands Hatch Shares inserted or deemed to be inserted in Box 1 on the Form(s) of Acceptance concerned).

The Brands Hatch Shareholder should note that CRESTCo does not make available special procedures in CREST for any particular corporate action. Normal system timings and limitations will therefore apply in connection with a TTE instruction and its settlement. He/she should therefore ensure that all necessary action is taken by him/her (or by his/her CREST sponsor) to enable a TTE instruction relating to his/her

Brands Hatch Shares to settle by not later than 3.00 pm (London time) on 30 November 1999. In this connection, he/she is referred in particular to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

Interpublic will make an appropriate announcement if any of the details contained in this paragraph 15(d) alter for any reason.

(e) Deposits of Brands Hatch Shares into, and withdrawals of Brands Hatch Shares from, CREST

Normal CREST procedures (including timings) apply in relation to any Brands Hatch Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any conversion of that kind arises as a result of a transfer of Brands Hatch Shares or otherwise). Holders of Brands Hatch Shares who are so proposing to convert any of those shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Brands Hatch Shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or any other documents of title or transfers to an escrow balance as described in this paragraph 15) by not later than 3.00 pm (London time) on 30 November 1999.

(f) Validity of acceptances

Without prejudice to Parts B and C of Appendix I, Interpublic may, subject to the City Code, treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant TTE instruction or (as applicable) the relevant share certificate(s) or any other document(s) of title. In that event, no shares of Interpublic Common Stock will be issued under the Offer until after the relevant transfer to escrow has settled or (as applicable) the relevant share certificate(s) or any other document(s) of title or indemnities satisfactory to Interpublic have been received.

(g) Overseas Brands Hatch Shareholders

Brands Hatch Shareholders who are residents or citizens of jurisdictions outside the United Kingdom and any person (including, without limitation, any nominee, custodian or trustee) who intends to forward this offer document and its accompanying documents outside the United Kingdom should read paragraph 7 of Part B as well as Part C of Appendix I and the relevant provisions of the Form of Acceptance.

The Offer is not being made, directly or indirectly, in or into or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or any facilities of a securities exchange of Canada, Australia or Japan (including, without limitation, post, facsimile transmission, e-mail, telex and telephone). Accordingly, any purported acceptance of the Offer by a Brands Hatch Shareholder who is unable to give the warranty set out in paragraph (b) of Part C of Appendix I, is liable to be disregarded.

If the Brands Hatch Shareholder is in any doubt as to the procedure for acceptance, he/she may contact Lloyds TSB Registrars by telephone on 01903 702767 or at The Causeway, Worthing, West Sussex BN99 6DA. He/she is reminded that, if he/she is a CREST sponsored member, he/she should contact his/her CREST sponsor before taking any action.


16. Settlement

(a) Timing

Subject to the Offer becoming or being declared unconditional in all respects (and, in the case of certain overseas Brands Hatch Shareholders, except as provided in paragraph 7 of Part B of Appendix I), settlement of the consideration to which any Brands Hatch Shareholder is entitled under the Offer will be effected:

(i) in the case of acceptances received, complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, within 14 days of that date; or

(ii) in the case of acceptances of the Offer received, complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, within 14 days of that receipt;

and in the manner set out in paragraph 15(b) of this letter.

(b) Consideration

Certificates for New Interpublic Common Stock and, where applicable, cheques representing fractional entitlements will be despatched to Brands Hatch Shareholders. In the case of joint holders of Brands Hatch

Shares, these will be despatched to the joint holder whose name appears first in the register of members. All documents will be sent by pre-paid post at the risk of the person entitled thereto. Accepting Brands Hatch Shareholders will receive their New Interpublic Common Stock certificates without having to take any further action. Dealings in New Interpublic Common Stock are expected to commence on the New York Stock Exchange on the second dealing day after the Offer becomes or is declared unconditional in all respects. Pending despatch of certificates, transfers of New Interpublic Common Stock will be certified against the register of members of Interpublic. All cash payments will be made in pounds sterling by cheque drawn on a branch of a UK clearing bank.

(c) General

If the Offer does not become or is not declared unconditional in all respects:

(i) share certificate(s) or any other document(s) of title will be returned by post (or by such other method as may be approved by the Panel), within 14 days of the Offer lapsing, to the person or agent whose name and address outside Canada, Australia and Japan is set out in Box 6 of the Form of Acceptance or, if none is set out, to the first named holder at his/her registered address outside Canada, Australia and Japan; and

(ii) the Escrow Agent will, immediately after the lapsing of the Offer (or within such longer period, not exceeding 14 days after the Offer lapsing, as the Panel may permit) give TFE instructions to CRESTCo to transfer all Brands Hatch Shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Offer to the original available balances of the Brands Hatch Shareholders concerned.

All documents and remittances sent by, to or from Brands Hatch Shareholders or their appointed agents will be sent at their own risk.


17. Compulsory acquisition and delisting

If all the Conditions are satisfied or (to the extent permitted) waived and Interpublic has acquired, or contracted to acquire, pursuant to the Offer or otherwise, at least 90 per cent in nominal value of the Brands Hatch Shares to which the Offer relates, Interpublic intends to acquire the remaining Brands Hatch Shares on the same terms as the Offer pursuant to the Compulsory Acquisition Procedures. If the Brands Hatch Shares become subject to the Compulsory Acquisition Procedures in this manner, Interpublic intends (subject to applicable requirements of the London Stock Exchange) that Brands Hatch should apply to the London Stock Exchange for the Brands Hatch Shares to be delisted.


18. Further information

Please see the Appendices and the Form of Acceptance for further information.

                                  Yours truly


                               /s/ Nicholas J. Camera
                                  -------------------


                      Nicholas J. Camera, Vice President,
                         General Counsel and Secretary

                              for and on behalf of
                    The Interpublic Group of Companies, Inc.

Appendix I --- Conditions and further terms of the Offer

Part A -- Conditions of the Offer

The Offer is governed by English law and is subject to the following
Conditions:

(a) valid acceptances being received (and not, where permitted, withdrawn) by not later than the Initial Closing Date in respect of not less than 90 per cent (or such lower percentage as Interpublic may decide) of the Brands Hatch Shares to which the Offer relates and Interpublic (together with any of its wholly owned subsidiaries) having acquired or agreed to acquire (pursuant to the Offer or otherwise) Brands Hatch Shares carrying in aggregate more than 50 per cent of the votes then normally exercisable at a general meeting of Brands Hatch. For the purposes of this Condition:

       (i) the expression "Brands Hatch Shares to which the Offer relates" is to be construed in accordance with Sections 428 to 430F of the Companies Act; and

       (ii) Brands Hatch Shares which have been unconditionally allotted but not issued are deemed to carry the voting rights which they will carry on being entered in the register of members of Brands Hatch;

(b) the Registration Statement, and any post-effective amendments thereto, having become effective under the Securities Act and no stop order suspending the effectiveness of such registration statement or any part thereof having been issued and no proceeding for that purpose having been initiated or threatened by the SEC;

(c) Interpublic having received a letter from PricewaterhouseCoopers LLP, dated as of the date on which the Offer becomes or is declared unconditional in all respects, confirming their concurrence with Interpublic management's conclusion that the acquisition of Brands Hatch may be accounted for as a pooling of interests under US GAAP;

(d) no Authority having, before the date when the Offer otherwise becomes unconditional in all respects, intervened in a manner which would or might reasonably be expected to:

       (i) make the Offer, its implementation or the acquisition or proposed acquisition of any or all Brands Hatch Shares or of control of Brands Hatch by Interpublic or any member of the Wider Interpublic Group, void, illegal or unenforceable under the laws of any jurisdiction, in each case to a material extent;

       (ii) directly or indirectly restrict, restrain, prohibit, delay or otherwise interfere in the implementation of the Offer or the acquisition or proposed acquisition of any or all Brands Hatch Shares or of control of Brands Hatch by Interpublic or any member of the Wider Interpublic Group or impose additional conditions or obligations with respect to the Offer or otherwise challenge the Offer or such acquisition or proposed acquisition, in each case to a material extent;

       (iii) result, directly or indirectly, in a material delay in the ability of any member of the Wider Interpublic Group, or render any member of the Wider Interpublic Group unable, to acquire some or all of the Brands Hatch Shares;

       (iv) require, prevent or delay the divestiture by any member of the Wider Interpublic Group of any shares or other securities (or the equivalent) in Brands Hatch;

       (v) require, prevent or delay the divestiture by any member of the Wider Interpublic Group or by any member of the Wider Brands Hatch Group of all or any material part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or own their respective assets or properties or any material part of them;

       (vi) impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group to acquire or to hold or exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group respectively;

       (vii) save pursuant to the Offer or Part XIII A of the Companies Act, require any member of the Wider Interpublic Group or the Wider Brands Hatch Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) or interest in any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group owned by any third party, in each case to an extent which is material;

       (viii)impose any material limitation on the ability of any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group to integrate or co-ordinate its business, or any part of it, with all or any part of the businesses of any other member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group;

       (ix) result in any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group ceasing to be able to carry on business under any name under which it presently does so, in each case to an extent which is material; or

       (x) otherwise adversely affect any or all of the businesses, assets, profits or prospects of any member of the Wider Interpublic Group or any member of the Wider Brands Hatch Group, in each case to an extent which is material in the context of the relevant group taken as a whole;

       and all applicable waiting and other time periods (including any extensions of these) during which any Authority could intervene under the laws of any jurisdiction having expired, lapsed or been terminated;

(e) save as disclosed in the Annual Report and Accounts of Brands Hatch or as disclosed in the interim statement of Brands Hatch for the six months ended 30 June 1999 or as otherwise publicly announced in accordance with the Listing Rules by Brands Hatch before 9 November 1999 or as disclosed to Interpublic or its advisers before 9 November 1999, no member of the Wider Brands Hatch Group having (since 31 December 1998):

       (i) recommended, declared, paid or made or proposed to recommend, declare, pay or make, any dividend, bonus or other distribution (payable in cash or otherwise) other than to Brands Hatch (or wholly-owned subsidiaries of Brands Hatch);

       (ii) issued or agreed to, authorised, proposed or announced an intention to authorise or propose, the issue or grant of, additional shares of any class or securities convertible into shares of any class or rights, warrants or options to subscribe for or acquire, shares of any class or securities into shares of any class (save as between Brands Hatch and wholly-owned subsidiaries of Brands Hatch and save for Options granted, and the issue of shares pursuant to the exercise of Options granted, before 9 November 1999;

       (iii) issued or agreed to, authorised, proposed or announced an intention to authorise or propose, the issue of, any debentures or incurred or increased any indebtedness or contingent liability (save as between Brands Hatch and wholly-owned subsidiaries of Brands Hatch);

       (iv) merged with or demerged or acquired or disposed of any body corporate or authorised, proposed or announced an intention to authorise or propose the merger, acquisition, demerger or transfer of any asset of material value or any right, title or interest in any material asset (including, without limitation, shares and trade investments), save as between Brands Hatch and its wholly-owned subsidiaries and to an extent which is material in the context of the Wider Brands Hatch Group taken as a whole;

       (v) made, proposed, authorised or announced an intention to make, propose or authorise, any change in its share or (save as between Brands Hatch and its wholly-owned subsidiaries) loan capital, save for any shares allotted pursuant to the exercise of Options granted before 9 November 1999;

       (vi) without limitation to paragraph (e)(v) of this Part A of Appendix I, purchased, redeemed or repaid or proposed the purchase, redemption or repayment of any of, its own shares or other securities (or equivalent) or reduced or made any other change to any part of its share capital which is in any such case material (save as between Brands Hatch and its wholly-owned subsidiaries);

       (vii) entered into, varied, authorised, proposed or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (in respect of capital expenditure or otherwise) which:

             (aa) is of a loss making, long-term, onerous or unusual nature or magnitude;

             (bb) would be restrictive on the business of any member of the Wider Brands Hatch Group or any member of the Wider Interpublic Group; or

             (cc) involves or could involve an obligation which is of a loss making, long term, onerous or unusual nature or magnitude or could be restrictive on the business of any member of the Wider Brands Hatch Group or any member of the Wider Interpublic Group;

       (viii)mortgaged, charged, encumbered or created any other security interest over any material right, title or interest in the whole or any part of the business, property or assets of any member of the Wider Brands Hatch Group;

       (ix) entered into or varied or made any offer (which remains open for acceptance) to enter into or vary the terms of any agreement, arrangement or commitment with any of the directors, officers or employees of any member of the Wider Brands Hatch Group or increased in any manner the compensation or benefits of any director, officer or employee of any member of the Wider Brands Hatch Group, in each case to an extent which is material;

       (x) taken or proposed any corporate action or had any legal proceedings instituted or threatened or petition presented for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets and revenues or for any analogous proceedings or steps in any jurisdiction or for the appointment of any analogous person in any jurisdiction;

       (xi) been unable or admitted in writing that it is unable to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

       (xii) made any alteration to its memorandum and articles of association or any other incorporation documents;

       (xiii)waived, compromised or settled any material claim; or

       (xiv) entered into any agreement, arrangement or commitment or passed any resolution or made any offer (which remains open for acceptance) or announced any proposal or intention with respect to any of the transactions, matters or events referred to in this paragraph (e).

(f) save as disclosed in the Annual Report and Accounts of Brands Hatch or as disclosed in the interim statement of Brands Hatch for the six months ended on 30 June 1999 or as otherwise publicly announced by Brands Hatch in accordance with the Listing Rules before 9 November 1999 or as disclosed to Interpublic or its advisers before 9 November 1999 and since 31 December 1998:

       (i) there having been no adverse material change or deterioration of the business, assets, financial or trading position or profits or prospects of the Wider Brands Hatch Group taken as a whole;

       (ii) no litigation or arbitration proceedings, prosecution or other legal proceedings having been instituted, threatened, announced, intimated or remaining outstanding to which any member of the Wider Brands Hatch Group is or may become a party (as claimant or defendant or otherwise);

       (iii) no enquiry or investigation by or complaint or reference to any Authority (save as a result of the Offer) having been instituted, threatened, announced by or against or remaining outstanding in respect of any member of the Wider Brands Hatch Group which in any of those cases might have a materially adverse effect on the Wider Brands Hatch Group taken as a whole; or

       (iv) no contingent or other liability having arisen or become apparent or increased which might be likely to have a materially adverse effect on the Wider Brands Hatch Group taken as a whole;

(g) save as disclosed to Interpublic or any of its advisers before 9 November 1999, there being no provision of any Instrument to which any member of the Wider Brands Hatch Group is a party or by or to which any member of the Wider Brands Hatch Group or any of its assets may be bound, entitled or subject or any circumstance, which could, as a consequence of the making of the Offer or the acquisition or proposed acquisition by Interpublic of the share capital of Brands Hatch or any part of it or a change in the control or management of any member of the Wider Brands Hatch Group or otherwise, result in:

       (i) any monies borrowed by, or any other indebtedness or liabilities (actual or contingent) of, or grant available to, any member of the Wider Brands Hatch Group being or becoming repayable or capable of being declared repayable, immediately or before the stated repayment date in the relevant Instrument, or the ability of any member of the Wider Brands Hatch Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited;

       (ii) the creation or enforcement of any mortgage, charge or other security interest on or in relation to the whole or any part of the business, property, assets or interests of any member of the Wider Brands Hatch Group or any mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

       (iii) any Instrument or the rights, liabilities, obligations or interests of any member of the Wider Brands Hatch Group arising under any Instrument being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising under any Instrument;

       (iv) any interest, assets or property of any member of the Wider Brands Hatch Group being or becoming capable of being required to be disposed of or charged otherwise than in the ordinary course of business;

       (v) the rights, liabilities, obligations interests or business of any member of the Wider Brands Hatch Group in or with any other venture, person, firm, company or body, or any arrangements relating to those interests or that business, being terminated, adversely modified or affected;

       (vi) any member of the Wider Brands Hatch Group ceasing to be able to carry on business under any name under which it presently does so;

       (vii) the respective value, or the financial or trading position, profit or prospects of any member of the Wider Brands Hatch Group being adversely affected; or

       (viii)the creation of any liabilities (actual or contingent) by any member of the Wider Brands Hatch Group, otherwise than in the ordinary course of business;

       (in any case to an extent which is material in the context of the Wider Brands Hatch Group taken as a whole) and no event having occurred which, under any provision of any Instrument to which any member of the Wider Brands Hatch Group is a party, or to which any member of the Wider Brands Hatch Group or any of its assets may be bound, entitled or subject, could result in any of the events or circumstances referred to in this paragraph (g); and

(h)    Interpublic not having discovered, after 8 November 1999, that:

       (i) any financial, business or other information concerning the Wider Brands Hatch Group disclosed at any time by or on behalf of any member of the Wider Brands Hatch Group (publicly, to any member of the Wider Interpublic Group or otherwise) is misleading or contains a misrepresentation of fact or omits to state a fact necessary to make any information contained in it not misleading in any case which has not been corrected by any subsequent public announcement before 9 November 1999 and which is material in the context of the Wider Brands Hatch Group taken as a whole;

       (ii) any member of the Wider Brands Hatch Group will, or is likely to, be adversely affected by any failure of any computer hardware, software or embedded chip technology relied on by any member of the Wider Brands Hatch Group to be Year 2000 Compliant or by the cost or disruption to normal activities caused by work carried out or to be carried out to ensure that the relevant computer hardware, software or embedded chip technology is Year 2000 Compliant;

       (iii) any member of the Wider Brands Hatch Group or partnership, company or other entity in which any member of the Wider Brands Hatch Group has an interest and which is not a subsidiary undertaking of Brands Hatch, is subject to any liability, contingent or otherwise, which is not disclosed in the Annual Report and Accounts of Brands Hatch or in the interim statement of Brands Hatch for the six months ended 30 June 1999 or has not otherwise been disclosed to Interpublic or publicly announced by Brands Hatch in accordance with the Listing Rules before 9 November 1999 which is material in the context of the Wider Brands Hatch Group taken as a whole;

       (iv) any past or present member of the Wider Brands Hatch Group has not complied with all applicable legislation or regulations in any jurisdiction or any contractual term or arrangement with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substances or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters, or that there has otherwise been such disposal, discharge, spillage, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations or contractual term or arrangement and wherever the same may have taken place) which would or might give rise to any liability for cost (actual, prospective or contingent) on the part of any member of the Wider Brands Hatch Group which is material in the context of the Wider Brands Hatch Group taken as a whole;

       (v)

             (aa) there has been, or is likely to be, a disposal, discharge, spillage or leak of waste or hazardous substances or any substance likely to impair the environment or harm human health, on; or

             (bb) there has been, or is likely to be, an emission of waste or hazardous substances or any substance likely to impair the environment or harm human health, from;

             any property now or previously owned, occupied or made use of by any past or present member of the Wider Brands Hatch Group or in which any past or present member of the Wider Brands Hatch Group may have or previously have had or be deemed to have or to have had an interest under any environmental legislation, regulation, notice, circular or order of any Authority or otherwise which would be likely to give rise to any liability (actual, prospective or contingent) on the part of any member of the Wider Brands Hatch Group;

       (vi) there is, or is likely to be, any liability (actual, prospective or contingent) or requirement to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Brands Hatch Group or in which any member of the Wider Brands Hatch Group may have or previously have had or be deemed to have or to have had an interest under any statute, regulation, notice, circular, order or decision of any Authority or otherwise; or

       (vii) circumstances exist (as a result of the making of the Offer or otherwise):

             (aa)   which would be likely to lead to any Authority instituting;
                    or

             (bb) in which any member of the Wider Interpublic Group or any present or past member of the Wider Brands Hatch Group would be likely to be required to institute;

             any environmental audit or take any other steps which would in any case be likely to result in any actual, prospective or contingent liability to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Brands Hatch Group or in which any member of the Wider Brands Hatch Group may have or previously have had or be deemed to have or to have had an interest under any statute, regulation, notice, circular, order or decision of any Authority or otherwise.

For the purposes of these Conditions:

(1) "Authority" means any government, government department or governmental, quasi-governmental, state or local government, supranational, statutory, regulatory, administrative or investigative body, authority (including any national anti-trust or merger control authorities), court, trade agency, association, institution or professional or environmental body or any other person or body in any jurisdiction;

(2) an Authority shall be regarded as having "intervened" if it has decided to take, institute, implement or threaten any action, proceedings, suit, investigation, inquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and "intervene" is to be construed accordingly; and

(3) "Instrument" means any arrangement, agreement, lease, licence, permit, franchise or other instrument.

Interpublic may waive in whole or in part all or any of the Conditions, except the Acceptance Condition and Condition (b).

Interpublic will not invoke any of the Conditions (e) to (h) (inclusive) in relation to circumstances which would otherwise give rise to the right to invoke any of these Conditions where there has been fair disclosure of the relevant circumstances to Interpublic or its advisers by or on behalf of Brands Hatch before 9 November 1999.

Conditions (b) to (d) must be satisfied or (to the extent permitted) waived by midnight (London time) on 21 December 1999 or, if later, by midnight on the 21st day after the date on which the Acceptance Condition is fulfilled or is declared fulfilled (or in each case, any later date as the Panel may agree), failing which the Offer will lapse. Interpublic will not be obliged to waive (to the extent permitted) or treat as satisfied any of Conditions (b) to (d) before the latest date specified in this paragraph for the satisfaction of these Conditions even if the other Conditions of the Offer may have already been waived or satisfied and there are no circumstances indicating that any of Conditions (b) to (d) may not be capable of satisfaction.

If Interpublic is required by the Panel to make an offer or offers for Brands Hatch Shares under Rule 9 of the City Code, Interpublic may make those alterations to the terms and Conditions of the Offer, including to the Acceptance Condition, as may be necessary to comply with that Rule.

Unless the Panel agrees otherwise the Offer will lapse if:

(a) it is referred to the UK Competition Commission by the UK Secretary of State for Trade and Industry; or

(b) the European Commission either initiates proceedings under Article 6(1)(c) of the Council Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Council Regulation and there is a subsequent reference to the UK Competition Commission;

in each case, before 3.00 pm on 30 November 1999 or the date when the Offer becomes or is declared unconditional as to acceptances, whichever is the later.

If the Offer lapses, the Offer will cease to be capable of further acceptance and Brands Hatch Shareholders accepting the Offer and Interpublic will immediately cease to be bound by acceptances delivered on or before the date on which the Offer lapses.

Part B -- Further terms of the Offer

Unless the context requires otherwise, references in this Part B as well as Part C of Appendix I and in the Form of Acceptance to "acceptances of the Offer" include deemed acceptances of the Offer.

The following further terms apply, unless the context otherwise requires, to the Offer.


1.  Acceptance period

(a) The Offer is initially open for acceptance until 3.00 pm (London time) on 30 November 1999.

(b) Although no revision is currently envisaged, if the Offer is revised, the Initial Offer Period will be extended, if necessary, for a period of at least 14 days (or such lesser period as may be permitted by the Panel) from the date on which the revised Offer Document is posted to Brands Hatch Shareholders. Except with the consent of the Panel, no revision of the Offer may be made or posted after 25 December 1999 or, if later, the day which is 14 days before the last date on which the Offer is able to become unconditional as to acceptances.

(c) The Initial Offer Period is not (without the consent of the Panel) capable of being extended after midnight on 8 January 2000 (or any earlier time or date beyond which Interpublic has stated that the Offer will not be extended and has not withdrawn that statement). However, Interpublic may, with the permission of the Panel, extend the final date for expiry of the Initial Offer Period to such later time(s) or date(s) as the Panel may agree. Save where the permission of the Panel has been given, Interpublic may not, for the purpose of determining whether the Acceptance Condition has been satisfied, take into account acceptances of the Offer received, or purchases of Brands Hatch Shares made, after 1.00 pm (London time) on 8 January 2000 (or any other date beyond which Interpublic has stated the Initial Offer Period will not be extended and in respect of which it has not withdrawn that statement) or any later time(s) or date(s) as Interpublic, with the permission of the Panel, may determine.

(d) If the Acceptance Condition is or is declared satisfied and the Initial Offer Period expires, the Offer will remain open for acceptance for the Subsequent Offer Period of not less than 14 days from the expiry of the Initial Offer Period. If Interpublic states that the Offer will remain open until further notice, then Interpublic will give not less than 14 days' notice to Brands Hatch Shareholders who have not accepted the Offer before closing the Subsequent Offer Period.

(e) If a competitive situation arises after Interpublic (or any person acting on Interpublic's behalf) has made a "no extension" or "no increase" (as determined by the Panel) statement (or a statement including both), Interpublic may, if it has specifically reserved the right to do so at the time the statement is made (or otherwise with the consent of the Panel), withdraw the statement and extend or increase the Offer if it complies with the requirements of the City Code and any other requirements stipulated by the Panel and in particular if it:

       (i) announces the withdrawal as soon as possible and in any event within four business days after the date of the announcement of the competing offer; and

       (ii) notifies the Brands Hatch Shareholders of the withdrawal in writing or (in the case of Brands Hatch Shareholders with registered addresses outside the United Kingdom or whom Interpublic knows to be nominees, trustees or custodians holding Brands Hatch Shares for those persons) by announcement in the United Kingdom at the earliest practicable opportunity.

(f) Interpublic may choose not to be bound by the terms of a "no extension" or "no increase" statement (or a statement including both) and may post an increased or improved Offer if:

       (i) Interpublic has specifically reserved the right to do so at the time the statement is made or the consent of the Panel has been obtained; and

       (ii) the increased or improved Offer is recommended for acceptance by the board of Brands Hatch.


2.  Acceptance Condition

(a) For the purposes of determining whether the Acceptance Condition has been satisfied, Interpublic may, save as otherwise agreed by the Panel, only take into account acceptances of the Offer received or purchases of Brands Hatch Shares made in respect of which all relevant documents are received by the Receiving Agent:

       (i) by 1.00 p.m. (London time) on 8 January 2000 (or any other date beyond which Interpublic has stated that the Initial Offer Period will not be extended and has not withdrawn that statement); or

       (ii) if the Initial Offer Period is extended with the consent of the Panel, any later time(s) or date(s) or both as the Panel may agree.

       If the Initial Offer Period is extended beyond midnight (London time) on 8 January 2000, acceptances of the Offer received and purchases made in respect of which the relevant documents are received by the Receiving Agent after 1.00 p.m. (London time) on that date may only be taken into account with the agreement of the Panel, except where the City Code permits otherwise.

(b)    Save as otherwise agreed by the Panel:

       (i) an acceptance of the Offer will only be counted towards satisfying the Acceptance Condition if the requirements of Note 4 and, if applicable, Note 6 on Rule 10 of the City Code are satisfied in respect of it;

       (ii) a purchase of Brands Hatch Shares by Interpublic or its nominee or (if Interpublic is required by the Panel to make an offer for Brands Hatch Shares under Rule 9 of the City Code) by a person acting in concert with Interpublic or its nominee, will only be counted towards satisfying the Acceptance Condition if the requirements of Note 5 and, if applicable, Note 6 on Rule 10 of the City Code are satisfied in respect of it; and

       (iii) the Offer will not become unconditional as to acceptances until the Receiving Agent has issued a certificate to Interpublic which states the number of Brands Hatch Shares in respect of which acceptances of the Offer have been received and not validly withdrawn which comply with Note 4 on Rule 10 of the City Code and the number of Brands Hatch Shares otherwise acquired (before or during the Offer Period) which comply with Note 5 on Rule 10 of the City Code and, in each case, if appropriate, Note 6 on Rule 10 of the City Code. Copies of that certificate are to be sent to the Panel and to Interpublic as soon as possible after it is issued.

(c) For the purpose of determining whether the Acceptance Condition has been satisfied, Interpublic is not bound (unless otherwise required by the Panel) to take into account any Brands Hatch Shares which are unconditionally allotted or issued or which arise as a result of the exercise of conversion or subscription rights before the determination is made unless Brands Hatch or its agent has already notified Interpublic or the Receiving Agent on behalf of Interpublic in writing of the relevant details of the relevant issue or allotment. Notification by e-mail, telex or facsimile transmission or copies does not constitute written notice for this purpose.


3.  Announcement

(a) By 8.00 am (London time) on the business day (the "relevant day") after the day on which the Offer is due to expire or becomes unconditional as to acceptances or is revised or extended (or any later time or date or both as the Panel may agree), Interpublic will make an appropriate announcement and simultaneously inform the London Stock Exchange of the position. In the announcement Interpublic will state (unless otherwise permitted by the Panel) the total number of Brands Hatch Shares and rights over Brands Hatch Shares (as nearly as practicable):

       (i) for which acceptances of the Offer have been received, showing the extent, if any, to which these acceptances of the Offer have been received from persons acting or deemed to be acting in concert with Interpublic for the purposes of the Offer during the Offer Period;

       (ii) acquired or agreed to be acquired during the Offer Period by or on behalf of Interpublic and any persons acting or deemed to be acting in concert with Interpublic for the purposes of the Offer during the Offer Period;

       (iii) held before the Offer Period by or on behalf of Interpublic and any persons acting or deemed to be acting in concert with Interpublic for the purposes of the Offer during the Offer Period; and

       (iv) for which acceptances of the Offer have been received from persons acting in concert with Interpublic for the purposes of the Offer during the Offer Period;

       and will specify the percentages of Brands Hatch Shares represented by each of these figures. In computing the number of Brands Hatch Shares represented by acceptances of the Offer and purchases for the purposes set out in this paragraph 3(a), Interpublic may only include those acceptances of the Offer and purchases permitted to be counted towards fulfilling the Acceptance Condition in accordance with paragraph 2(b) of this Part B of Appendix I (save as otherwise agreed by the Panel).

(b) Any decision by Interpublic to extend the Initial Offer Period may be made at any time up to, and will be announced by, 8.00 am (London time) on the relevant day (or any later time or date or both as the Panel may agree) and the announcement will state the next expiry time and date of the Initial Offer Period (unless the Offer is then unconditional as to acceptances, in which case Interpublic may instead make an announcement by 8.00 am on the relevant day stating that the Offer will remain open until further notice).

(c) In this Appendix I, references to the making of an announcement or the giving of notice in each case by or on behalf of Interpublic include the release of an announcement by Interpublic or public relations consultants of Interpublic to the press and the delivery by hand or telephone, facsimile, e-mail, telex transmission or other electronic transmission of an announcement to the London Stock Exchange. An announcement made otherwise than to the London Stock Exchange will be notified simultaneously to the London Stock Exchange.


4.  Rights of withdrawal

(a) If Interpublic, having announced that the Acceptance Condition has been satisfied, fails to comply by 3.30 pm (London time) on the relevant day (or any later time or date as the Panel may agree) with any of the other requirements specified in paragraph 3(a) of this Part B of Appendix I, an accepting Brands Hatch Shareholder may withdraw his/her acceptance of the Offer by written notice, given either by post, or (during normal business hours) by hand, to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand only to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL. Subject to paragraph 1(c) of this Part B of Appendix I, this right of withdrawal may be terminated not less than eight days after the relevant day by Interpublic confirming that the Offer is still unconditional as to acceptances and complying with the other requirements specified in paragraph 3(a) of this Part B of Appendix
       I. If that confirmation is given, the first period of 14 days referred to in paragraph 1(d) of this Part B of Appendix I will run from the date of that confirmation and compliance.

(b) If by 3.00 pm (London time) on 21 December 1999 (or any later time or date as the Panel may agree) the Offer has not become unconditional as to acceptances, an accepting Brands Hatch Shareholder may withdraw his/ her acceptance of the Offer by written notice to the Receiving Agent, received either by post or by hand at any time before the earlier of:

       (i) the time when the Offer becomes or is declared unconditional as to acceptances; and

       (ii) the final time for lodgement of acceptances of the Offer which can be taken into account in accordance with paragraph 2(a) of this Part B of Appendix I.

(c) If a "no increase" or "no extension" statement (or a statement including both) has been withdrawn in accordance with paragraph 1(e) of this Part B of Appendix I, any Brands Hatch Shareholder who accepts the Offer after the date of that statement may withdraw his/her acceptance of the Offer in the manner referred to in paragraph 4(a) of this Part B of Appendix I before the eighth day after the date on which written notice of the withdrawal is posted to the relevant Brands Hatch Shareholder.

(d) In this paragraph 4, "written notice" (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting Brands Hatch Shareholder(s) or his/her or their agent(s) duly appointed in writing (evidence of whose appointment, in a form reasonably satisfactory to Interpublic, is produced with the notice). Telex, e-mail or facsimile transmission or copies will not be sufficient. No notice which is postmarked in or otherwise appears to Interpublic or its agents to have been sent from Canada, Australia or Japan will be treated as valid.

(e) Withdrawals of tendered Brands Hatch Shares may not be rescinded (without Interpublic's consent) and any Brands Hatch Shares withdrawn and not properly tendered will be deemed not validly tendered for the purposes of the Offer. Withdrawn Brands Hatch Shares may be subsequently tendered, however, by following one of the procedures in paragraph 15 of the letter from Interpublic.

(f) All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by Interpublic whose determination (save as required by the Panel) will be final and binding. Neither of Interpublic nor the Receiving Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give that notification.

(g) Save as provided by this paragraph 4, acceptances of the Offer are irrevocable.


5.  Revisions of the Offer

(a) Although no revision of the Offer is envisaged, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms or conditions or in the value or form of the consideration offered or otherwise), which Interpublic reserves the right to do, and that revised Offer represents, on the date on which it is announced (on any basis which Pannell Kerr Forster may consider appropriate) an improvement (or no diminution) in the value of the consideration previously offered, the benefit of the revised Offer, will, subject as provided in this paragraph 5 and in paragraph 6 of this Part B of Appendix I, be made available to any Brands Hatch Shareholder who has accepted the Offer in its original or any previously revised form(s) and not validly withdrawn his/her acceptance of the Offer (each a "Previous Acceptor"). The acceptance by or on behalf of a Previous Acceptor of the Offer in its original or any previously revised form(s) will, subject as provided in this paragraph 5 and in paragraph 6 of this Part B of Appendix I, be deemed to be an acceptance of the Offer in its latest revised form and will constitute the appointment of Interpublic or any director of Interpublic as his/her attorney and agent with authority:

       (i) to accept the Offer in its latest revised form on the Previous Acceptor's behalf;

       (ii) if the Offer in its latest revised form includes alternative forms of consideration, to make on the Previous Acceptor's behalf elections for and accept the alternative forms of consideration on the Previous Acceptor's behalf in the proportions the attorney and agent in his/her absolute discretion thinks fit; and

       (iii) to execute on the Previous Acceptor's behalf and in the Previous Acceptor's name all further documents and take any further actions as may be required to give full effect to the acceptances of the Offer and elections referred to in paragraphs 5(a)(i) and (ii) of this Part B of Appendix I. In making any acceptance of the Offer or any election, the attorney and agent must take into account the nature of any previous acceptance of the Offer or election made by or on behalf of the Previous Acceptor and those other factors or matters as the attorney and agent may reasonably consider relevant.

(b) The deemed acceptances of the Offer and elections referred to in paragraph 5(a) of this Part B of Appendix I will not apply and the powers of attorney and authorities conferred by that paragraph may not be exercised by Interpublic or any director of Interpublic if, as a result, the Previous Acceptor would (on any basis which Pannell Kerr Forster may consider appropriate) receive less in aggregate in consideration than he/ she would have received in aggregate in consideration as a result of his/ her acceptance of the Offer in the form in which it was originally accepted or of any election made by him/her in respect of the Offer in any previous form (unless the Previous Acceptor has previously agreed in writing to receive less in aggregate in consideration).

(c) The deemed acceptances referred to in paragraph 5(a) of this Part B of Appendix I do not apply and the exercise of the powers of attorney and authorities conferred by this paragraph 5 will be ineffective in the case of a Previous Acceptor who lodges with the Receiving Agent, within 14 days of the posting of the document containing the revised Offer, a Form of Acceptance or some other form issued by or on behalf of Interpublic in which the Previous Acceptor validly elects to receive the consideration receivable by the Previous Acceptor under the revised Offer in some other manner than that set out in the Previous Acceptor's original acceptance of the Offer.

(d) Subject to paragraphs 5(b) and (c) of this Part B of Appendix I, the powers of attorney and authorities referred to in paragraph 5(a) of this Part B of Appendix I and any acceptance of a revised Offer and any election pursuant to a revised Offer are irrevocable unless and until the Previous Acceptor withdraws his/her acceptance of the Offer under paragraph 4 of this Part B of Appendix I.

(e) Interpublic may treat an executed Form of Acceptance relating to the Offer (in its original or any previously revised form(s)) which is received (or dated) on or after the announcement or issue of any revised Offer as a valid acceptance of the revised Offer and election in respect of the revised Offer and that acceptance will constitute an authority in the terms of paragraph 5(a) of this Part B of Appendix I, with the necessary changes, on behalf of the relevant Brands Hatch Shareholder.


6.  General

(a) Save with the consent of the Panel, the Offer will lapse unless all the Conditions have been satisfied or (to the extent permitted) waived or, where appropriate, have been determined by Interpublic in its reasonable opinion to be or remain satisfied by midnight on 21 December 1999 or by midnight on the date which is 21 days after the date on which the Offer becomes unconditional as to acceptances, whichever is the later, or any later date as Interpublic may, with the consent of the Panel, decide.

(b) Save, in the case of any New Interpublic Common Stock to be delivered to any Affiliate, as agreed under the terms of the Affiliate Agreements, and except with the consent of the Panel:

       (i) the New Interpublic Common Stock will be delivered in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Interpublic may otherwise be, or claim to be, entitled against Brands Hatch Shareholders; and

       (ii) the New Interpublic Common Stock will rank pari passu in all respects with the existing Interpublic Common Stock, including the right to any dividends and other distributions declared, paid or made after the date on which the Offer becomes or is declared unconditional in all respects (which, for the avoidance of doubt, will not include Interpublic's quarterly dividend of 8 1/2 cents per share payable to Interpublic Stockholders of record on 29 November 1999).

(c) The instructions, terms, authorities and provisions contained in or deemed to be incorporated in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this offer document have the same meaning when used in the Form of Acceptance unless the context otherwise requires. The terms and Conditions of the Offer contained in this offer document are deemed to be incorporated in, and form part of, the Form of Acceptance.

(d) Interpublic may treat as valid in whole or in part any acceptance of the Offer if received by the Receiving Agent or otherwise on behalf of Interpublic which is not entirely in order or in the correct form or not accompanied by (as applicable) the relevant share certificate(s) or any other relevant document(s) of title or by the relevant TTE instruction, or if received, by or on behalf of either of them, at any place or places or in any manner determined by them otherwise than as specified in this offer document or in the Form of Acceptance. In that event, no shares of New Interpublic Common Stock will be issued under the Offer until after the acceptance of the Offer is entirely in order and (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) or any other documents of title or indemnities satisfactory to Interpublic have been received by the Receiving Agent.

(e) Any omission or failure to despatch this offer document, the Form of Acceptance, any other document relating to the Offer or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is, or should be, made, will not invalidate the Offer in any way. Subject to paragraph 7 of this Part B of Appendix I, the Offer is made to those persons to whom this offer document, the Form of Acceptance, and any other relevant document or notice may not have been despatched or who may not receive those documents and those persons may collect copies of those documents during normal business hours from Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA.

(f) All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this Appendix I or in the Form of Acceptance are given by way of security for the performance of the obligations of the Brands Hatch Shareholder concerned and are irrevocable (in respect of powers of attorney, in accordance with Section 4 of the UK Powers of Attorney Act 1971) except in circumstances where the donor of the power of attorney, appointment or authority withdraws his/her acceptance of the Offer in accordance with paragraph 4 of this Part B of Appendix I.

(g) All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Brands Hatch Shareholders (or their designated agents) will be delivered by or sent to or from them (or their designated agents) at their risk. No acknowledgment of receipt of any Form of Acceptance, share certificate(s) or any other document(s) of title will be given by or on behalf of Interpublic.

(h) The Offer, the Offer Document, the Form of Acceptance, all acceptances of the Offer and all elections in respect of it are governed by and are to be construed in accordance with English law. Execution by or on behalf of a Brands Hatch Shareholder of a Form of Acceptance constitutes his/her irrevocable submission, in relation to all matters arising out of or in connection with the Offer, to the jurisdiction of the courts of England and his/her agreement that nothing limits the right of Interpublic or PricewaterhouseCoopers to bring any action, suit or proceeding arising out of or in connection with the Offer and the Form of Acceptance in any other manner permitted by law or in any court of competent jurisdiction.

(i) In relation to any acceptance of the Offer in respect of a holding of Brands Hatch Shares which are in uncertificated form, Interpublic may make any alterations, additions or modifications (being consistent with the requirements of the City Code or made with the consent of the Panel) as may be necessary or desirable to give effect to any purported acceptance of the Offer, whether to comply with the facilities or requirements of CREST or otherwise.

(j) The Offer is made on 9 November 1999 and is capable of acceptance from and after that time. Forms of Acceptance and copies of this offer document may be collected from Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA.

(k) If the Offer Period is extended, a reference in this offer document and in the Form of Acceptance to 30 November 1999 is (except in the definition of Initial Closing Date and paragraph 1(a) of this Part B of Appendix I and where the context requires otherwise) to be deemed to refer to the expiry date of the Offer as so extended.


7.  Overseas Brands Hatch Shareholders

(a) The making of the Offer in, or to Brands Hatch Shareholders who are, or are custodians, nominees or trustees for, citizens, residents or nationals of, jurisdictions outside the United Kingdom may be prohibited or affected by the laws of the relevant overseas jurisdiction. Overseas Brands Hatch Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each overseas Brands Hatch Shareholder wishing to accept the Offer to satisfy himself/ herself as to the full observance of the laws of the relevant overseas jurisdiction in connection with the Offer. This includes the obtaining of any governmental, exchange control or other consents which may be required, the compliance with other necessary formalities needing to be observed and the payment of any issue, transfer or other taxes or duties or other requisite payments due in any jurisdiction by whomsoever payable. Interpublic and any person acting on its behalf shall be fully indemnified and held harmless by any Brands Hatch Shareholder for whom Interpublic is required to pay any issue, transfer or other taxes or duties or other requisite payments due in any jurisdiction.

(b) The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan, or by use of the mails of Canada, Australia or Japan or by any means or instrumentality of interstate or foreign commerce of, or of any facilities of a securities exchange of Canada, Australia or Japan (including, without limitation, facsimile transmission, e-mail, telex and telephone). Furthermore, the relevant clearances will not be obtained from the regulatory authority of any province or territory of Canada. No prospectus in relation to the New Interpublic Common Stock has been, or will be, lodged with or registered by the Australian Securities Commission and no steps have been, nor will any be, taken to enable the New Interpublic Common Stock to be offered in compliance with applicable securities laws in Japan.

       Accordingly, copies of this offer document, the Form of Acceptance and any related offer documents are not being, and must not be, mailed or otherwise distributed or sent in, into or from Canada, Australia or Japan. Persons receiving these documents (including, without limitation, custodians, nominees and trustees) must not distribute, send or mail them in, into or from Canada, Australia or Japan including to Brands Hatch Shareholders, or use Canadian, Australian or Japanese mails or any means, instrumentality or facility mentioned in this paragraph 7(b) for any purpose, directly or indirectly, in connection with the Offer, and so doing may invalidate any related purported acceptance of the Offer. Persons wishing to accept the Offer must not use Canadian, Australian or Japanese mails or any means, instrumentality or facility mentioned in this paragraph 7(b) for any purpose directly or indirectly related to acceptance of the Offer. Envelopes containing Form(s) of Acceptance should not be postmarked in Canada, Australia or Japan or otherwise despatched from Canada, Australia or Japan, and all acceptors must provide addresses outside Canada, Australia and Japan for the receipt of New Interpublic Common Stock, or for the return of Form(s) of Acceptance, certificate(s) for Brands Hatch Shares and/or other document(s) of title. Unless an exemption under the relevant securities laws is available and save as aforesaid Interpublic will not issue

       New Interpublic Common Stock or authorise the delivery of any document(s) of title in respect of New Interpublic Common Stock to (i) any person who is, or who Interpublic has reason to believe is, resident in Canada, Australia or Japan or a nominee, trustee or custodian holding Brands Hatch Shares for such person, (ii) any person who is unable or fails to give the warranty set out in paragraph (b) of Part C of Appendix I or
       (iii) any person with a registered address in Canada, Australia or Japan.

(c) A Brands Hatch Shareholder may be deemed NOT to have validly accepted the Offer if:

       (i) he/she cannot give the representation and warranty set out in paragraph (b) of Part C of Appendix I;

       (ii) having completed Box 3 of the Form of Acceptance with an address in Canada, Australia or Japan or having a registered address in Canada, Australia or Japan he/she does not insert in Box 6 of the Form of Acceptance the name and address of a person or agent outside Canada, Australia and Japan to whom he/she wishes the consideration to which he/she is entitled under the Offer to be sent;

       (iii) he/she inserts in Box 6 of the Form of Acceptance the name and address of a person or agent in Canada, Australia or Japan to whom he/she wishes the consideration to which he/she is entitled under the Offer to be sent; or

       (iv) the Form of Acceptance received from him/her is in an envelope postmarked in, or which otherwise appears to Interpublic or its agents to have been sent from, Canada, Australia or Japan.

       Interpublic may, in its sole discretion, investigate, in relation to any acceptance of the Offer, whether the representation and warranty set out in paragraph (b) of Part C of this Appendix I could have truthfully been given by the relevant Brands Hatch Shareholder and, if that investigation is made and, as a result, Interpublic cannot satisfy itself that the representation and warranty was true and correct, the acceptance will not be valid.

(d) Interpublic nor any of its agents or directors nor any of their respective advisers nor any person acting on behalf of any of them has any liability to any person for any loss or alleged loss arising from any decision as to the treatment of acceptance of the Offer on any of the bases set out in this paragraph 7 or otherwise in connection with the decision.

(e) If, in connection with the making of the Offer, notwithstanding the restrictions described in this paragraph 7, any person (including, without limitation, custodians, nominees and trustees), whether pursuant to a contractual or legal obligation or otherwise, forwards this offer document, the Form of Acceptance or any related offer documents in, into or from Canada, Australia or Japan or uses the mails of or any means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex and telephone) of interstate or foreign commerce of, or any facility of a securities exchange of Canada, Australia or Japan in connection with that forwarding, that person should:

       (i)   inform the recipient of that fact;

       (ii) explain to the recipient that action will invalidate any purported acceptance of the Offer by the recipient; and

       (iii) draw the attention of the recipient to this paragraph 7.

(f) Interpublic may notify any matter, including the making of the Offer, to all or any Brands Hatch Shareholders:

       (i)   with a registered address outside the United Kingdom; or

       (ii) whom Interpublic knows to be a custodian, trustee or nominee holding Brands Hatch Shares for persons who are citizens, residents or nationals of jurisdictions outside the United Kingdom;

       by announcement in the United Kingdom to the London Stock Exchange or in any other appropriate manner or by paid advertisement in a daily national newspaper published and circulated in the United Kingdom (in which event the notice is to be deemed to have been sufficiently given, despite any failure by any Brands Hatch Shareholder to receive or see the notice) and all references in this offer document to notice or the provision of information in writing by or on behalf of Interpublic are to be construed accordingly.

(g) If any written notice from a Brands Hatch Shareholder withdrawing his/her acceptance of the Offer in accordance with paragraph 4 of this Part B of Appendix I is received in an envelope postmarked in, or which otherwise appears to Interpublic or its agents to have been sent from, Canada, Australia or Japan, Interpublic may, in its absolute discretion, treat that notice as invalid.

(h) The provisions of this paragraph 7 and other terms of the Offer relating to overseas Brands Hatch Shareholders may be waived or varied as regards specific Brands Hatch Shareholders or on a general basis by Interpublic in its absolute and sole discretion. References in this paragraph 7 to a Brands Hatch Shareholder include references to the person or persons executing a Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, the provisions of this paragraph 7 apply to them jointly and severally.

(i) The provisions of this paragraph 7 supersede any terms of the Offer inconsistent with them.

Part C -- Form of Acceptance

Each Brands Hatch Shareholder who executes or has executed on his/her behalf a Form of Acceptance irrevocably (so as to bind him/her, his/her personal representatives, his/her heirs, successors and assigns):

(a)    (i)   accepts the Offer in respect of the number of Brands Hatch Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance; and

       (ii) agrees to execute any further documents, take any further action and give any further assurances which may be required to enable Interpublic to obtain the full benefit of paragraph 15 of Interpublic's letter and this Part C of Appendix I and to perfect any of the authorities expressed to be given under these;

       in each case on and subject to the terms and Conditions set out or referred to in this offer document and the Form of Acceptance;

(b) represents and warrants to Interpublic that, unless "YES" is inserted in Box 5 of the Form of Acceptance:

       (i) he/she has not received or sent copies or originals of this offer document, the Form of Acceptance or any related offer documents in, into or from Canada, Australia or Japan;

       (ii) he/she has not otherwise used in connection with the Offer or the execution or delivery of the Form of Acceptance, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, the post, facsimile transmission, e-mail, telex and telephone) of interstate or foreign commerce, or any facilities of a securities exchange, of Canada, Australia or Japan;

       (iii) he/she is accepting the Offer from outside Canada, Australia or Japan;

       (iv) he/she is not a resident of Canada, Australia or Japan nor a holder whose registered address is in Canada, Australia or Japan and does not hold Brands Hatch Shares on behalf of any person of that kind;

       (v) he/she is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless that agent or fiduciary is an authorised employee of that principal or that principal has given any instructions with respect to the Offer from outside Canada, Australia or Japan; and

       (vi) if he/she is a resident in, national or citizen of a jurisdiction outside the United Kingdom he/she has, in connection with the Offer, observed the laws of the relevant jurisdiction, obtained any governmental, exchange control, or other consents which may be required, complied with other necessary formalities needing to be observed and paid any issue, transfer or other taxes or duties or other requisite payments due in that jurisdiction by whomsoever payable, in connection with that acceptance, and that he/she has not taken or omitted to take any action which will or may result in Interpublic or any other person acting in breach of the legal or regulatory requirements of any jurisdiction in connection with the Offer or his/her acceptance of it;

(c) appoints Interpublic or any director of Interpublic as his/her attorney and agent (subject to the Offer becoming unconditional in all respects and him/her not having validly withdrawn his/her acceptance) within the terms of paragraph 5 of Part B and this Part C of Appendix I and with an irrevocable instruction and authority to:

       (i) complete and execute any form of transfer, renunciation or other document in relation to the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I in favour of Interpublic or as it may direct;

       (ii) deliver any form of transfer, renunciation or other document with any share certificate(s) or any other document(s) of title for registration within six months of the Offer becoming unconditional in all respects; and

       (iii) give any further assurances which may be required and take any other action as the attorney and agent may think necessary or expedient in connection with his/her acceptance of the Offer and to vest in Interpublic (or as it may direct) the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I;

(d) authorises and requests (subject to the Offer becoming unconditional in all respects and him/her not having validly withdrawn his/her acceptance):

       (i) Brands Hatch or its agents to procure the registration of the transfer of the Brands Hatch Shares referred to in paragraph
             (a)(i) of this Part C of Appendix I that are in certificated form pursuant to the Offer and the delivery of the share certificates or any other documents of title in respect of those Brands Hatch Shares to Interpublic or as it may direct;

       (ii) (subject to the provisions of paragraph 7 of Part B of Appendix I), Interpublic or its agents to procure that such Brands Hatch Shareholder's name is entered on the register of stockholders of Interpublic in respect of the New Interpublic Common Stock (if any) to which such Brands Hatch Shareholder becomes entitled under the Offer (subject to the provisions of Interpublic's certificate of incorporation and by-laws);

       (iii) Interpublic or its agents to procure the despatch by post or by such other method as may be approved by the Panel of (subject to the provisions of paragraph 7 of Part B of Appendix I) a certificate or other document(s) of title for any New Interpublic Common Stock and any cash consideration to which an accepting Brands Hatch Shareholder becomes entitled pursuant to his/her acceptance of the Offer (and at the risk of such person) to the person whose name and address is set out in Box 6 of the Form of Acceptance or, if none is set out, to the person whose name and address is set out in Box 3 of the Form of Acceptance or to the first named holder at his/her registered address; and

       (iv) Interpublic or its agents to record and act, in respect of any New Interpublic Common Stock to be received by such Brands Hatch Shareholder, upon any instructions with regard to payments or notices which have been recorded in the records of Brands Hatch in respect of such shareholder's holding(s) of Brands Hatch Shares;

(e) subject to the Offer becoming unconditional and him/her not having validly withdrawn his/her acceptance (or if the Offer would become unconditional in all respects or lapse on the outcome of the resolution in question or if the Panel gives its consent) and pending registration:

       (i) authorises Interpublic or its agent to direct the exercise of any votes and any other rights and privileges (including the right to requisition the convening of a general or separate class meeting of Brands Hatch) attaching to the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I;

       (ii) authorises Brands Hatch or its agent to send any notice, circular, warrant or other document or communication which may be required to be sent to him/her as a member of Brands Hatch to Interpublic;

       (iii) authorises any director of, or person authorised by, Interpublic to sign any document and do those things as may in the opinion of that person seem necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I (including, without limitation, signing any consent to short notice of a general or separate class meeting on his/her behalf and executing a form of proxy appointing any person nominated by Interpublic to attend general meetings and separate class meetings of Brands Hatch and attending any of those meetings and exercising the votes attaching to the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I on his/her behalf, where relevant, those votes to be cast so far as possible to satisfy any outstanding Condition of the Offer); and

       (iv)  agrees not to:

             (aa) exercise any of the votes, rights and privileges referred to in paragraph (e)(i) of this Part C of Appendix I;

             (bb)   appoint a proxy; or

             (cc) attend any general meeting or separate class meeting of Brands Hatch;

             without in each case the consent of Interpublic;

(f) agrees that he/she will deliver or procure the delivery to the Receiving Agent of his/her share certificate(s) or any other document(s) of title in respect of the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I held by him/her in certificated form, or an indemnity acceptable to Interpublic in place of them as soon as possible and in any event within six months of the Offer becoming unconditional in all respects;

(g) agrees that the execution of the Form of Acceptance constitutes the irrevocable appointment of the Receiving Agent as his/her attorney and agent and an irrevocable instruction and authority to that attorney and agent:

       (i) subject to the Offer becoming or being declared unconditional in all respects and to him/her not having validly withdrawn his/her acceptance, to transfer to Interpublic (or to any other person or persons as Interpublic or its agents may direct) by means of CREST all or any of the Relevant Brands Hatch Shares (as defined in paragraph (g)(ii) of this Part C of Appendix I) (but not exceeding the number of Brands Hatch Shares in respect of which the Offer is accepted or deemed to be accepted); and

       (ii) if the Offer does not become unconditional in all respects, to give instructions to CRESTCo, immediately after the lapsing of the Offer (or within any longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), to transfer all Relevant Brands Hatch Shares to the original available balance of the accepting Brands Hatch Shareholder. "Relevant Brands Hatch Shares" means Brands Hatch Shares in uncertificated form and in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in paragraph 15(d) of the letter from Interpublic and where the transfer(s) to escrow was or were made in respect of Brands Hatch Shares held under the same member account ID and participant ID as the member account ID and participant ID relating to the Form of Acceptance concerned (but irrespective of whether or not any Form of Acceptance reference number, or a Form of Acceptance reference number corresponding to that appearing on the Form of Acceptance concerned, was included in the TTE instruction concerned);

(h) agrees that he/she will take (or procure to be taken) the action set out in paragraph 15(d) of the letter from Interpublic to transfer the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I held by him/her in uncertificated form to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within six months of the Offer becoming unconditional in all respects;

(i) agrees that, if for any reason, any Brands Hatch Shares in respect of which a transfer to an escrow balance has been effected in accordance with paragraph 15(d) of the letter from Interpublic are converted to certificated form, he/she will (without prejudice to paragraph (e) of this Part C of Appendix I) immediately deliver or procure the immediate delivery of the share certificate(s) or any other document(s) of title in respect of all those Brands Hatch Shares that are converted to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or as Interpublic or its agents may direct;

(j) agrees that he/she will do all acts and things as shall, in the opinion of Interpublic or its agents, be necessary or expedient to vest in Interpublic or its nominee(s) or any other person as Interpublic may decide the Brands Hatch Shares referred to in paragraph (a)(i) of this Part C of Appendix I and to enable the Receiving Agent to perform its function as Escrow Agent for the purposes of the Offer;

(k) agrees to ratify each and every act or thing which may be done by Interpublic or any of its directors or agents in exercise of any of the powers, appointments and authorities under this Appendix I;

(l) agrees that, if any provisions of Part B or this Part C of Appendix I are unenforceable or invalid or do not operate to give Interpublic or the Receiving Agent or any of their respective directors or persons authorised by them the benefit of the authority expressed to be given in Part B or this Part C of Appendix I, he/she shall, with all practicable speed, do all those acts and things and execute all those documents that may be required or desirable to enable Interpublic, the Receiving Agent or their respective directors or persons authorised by them to secure the full benefit of Part B and this Part C of Appendix I;

(m) represents and warrants that he/she is entitled to sell and transfer the beneficial ownership of the Brands Hatch Shares referred to in paragraph
       (a)(i) of this Part C of Appendix I and that those Brands Hatch Shares are sold fully paid and free from all liens, charges, equities, encumbrances, rights of pre-emption and other third party rights or interests of any nature and together with all rights attaching to them on or after 9 November 1999 including, without limitation, voting rights and the right to receive all dividends and other distributions (if any) declared, made or paid on or after 9 November 1999;

(n) agrees that the terms and Conditions of the Offer contained in this offer document are deemed to be incorporated in, and form part of, the Form of Acceptance;

(o)    agrees that, on execution, the Form of Acceptance takes effect as a deed;

(p) agrees that the execution of the Form of Acceptance constitutes his/her submission, in relation to all matters arising out of the Offer and the Form of Acceptance, to the jurisdiction of the courts of England; and

(q) agrees and acknowledges that he/she is not a customer (as defined in the rules of The Securities and Futures Authority Limited) of
       PricewaterhouseCoopers in connection with the Offer.

References in this Part C of Appendix I to a Brands Hatch Shareholder include references to the person or persons executing the Form of Acceptance and, in the event of more than one person executing a Form of Acceptance, this Part C of Appendix I applies to them jointly and to each of them.

Appendix II --- Further Information on Interpublic

1.   Business description                                                   II-2
2.   Preliminary announcement of Interpublic's third quarter
      1999 financial results                                                II-4
3.   Report of PricewaterhouseCoopers LLP, independent
      accountants                                                           II-5
4.   Audited annual consolidated financial statements                       II-7
5.   Unaudited consolidated financial statements for the six
      months ended 30 June 1999                                            II-33

1.  Business description

General

Interpublic is one of the largest advertising and marketing communications groups in the world. The Interpublic Group employs more than 34,000 people and conducts business in 120 countries worldwide. Interpublic's primary holdings include two wholly-owned global advertising agency networks, McCann-Erickson WorldGroup and The Lowe Group, which includes Lowe Lintas & Partners Worldwide, as well as four specialised communication services units, Western Initiative Media Worldwide, Draft Worldwide, International Public Relations, Octagon and other related companies.

The advertising agency business is the primary business of Interpublic. This business is conducted throughout the world through McCann-Erickson WorldGroup and The Lowe Group. Interpublic also carries on a media-buying business through its ownership of Western Initiative Media Worldwide and its affiliates, a direct and promotional marketing business through its ownership of Draft Worldwide, a global public relations business through its ownership of International Public Relations and a multinational sports and entertainment marketing business through its ownership of Octagon. Other activities conducted by Interpublic within the area of "marketing communications" include brand equity and corporate identity services, graphic design and interactive services, management consulting and market research, sales meetings and events, sales promotion and other related specialised marketing and communications services.

Octagon was formed in 1997 following the acquisition by Interpublic of two leading global sports marketing companies, Advantage International and API. It was launched with the intention of creating an international group involved in all aspects of global sports and entertainment marketing. Octagon operates in the following areas: athlete representation, consultancy, event management, property representation, television rights sales and distribution, television production and archive, rights ownership and licensing and merchandising. Octagon ranks among the top three sports marketing agencies in the world with over 800 employees in 17 countries around the world.

Interpublic Common Stock is traded on the New York Stock Exchange and based on the closing price of $39 1/8 per share of Interpublic Common Stock on 8 November 1999 (being the latest practicable date prior to the posting of this offer document), Interpublic had a market value of approximately $11 billion.

For the year ended 31 December 1998, Interpublic reported net income of $309.9 million (1997: $200.4 million) on gross income of $4.0 billion (1997: $3.5 billion), reported net income per share of $1.14 (1997: $0.77) and paid dividends of $0.29 per share (1997: $0.25). As at 31 December 1998, Interpublic reported gross assets of $6.9 billion (1997: $6.0 billion).

For the six months ended 30 June 1999, Interpublic reported net income of $184.2 million (1998: $156.3 million) on gross income of $2.1 billion (1998:
$1.9 billion) and reported net income per share of $0.67 (1998: $0.58). As at 30 June 1999, Interpublic reported gross assets of $7.7 billion (1998: $6.3 billion).

The figures above are extracted from the Forms 10-K and 10-Q of Interpublic (which were based on numbers as of 31 December 1998 and 30 June 1999, respectively, which were restated to adjust for previous acquisitions accounted for as a pooling of interest under US GAAP).

For the nine months ended 30 September 1999, Interpublic reported net income of $243 million (1998: $203 million) on gross income of $3.1 billion (1998:
$2.8 billion) and reported net income per share of $0.89 (1998: $0.75).

Where you can find additional information about Interpublic

Interpublic files annual, quarterly and special reports, proxy statements and other information with the SEC. Brands Hatch Shareholders may read and copy any materials Interpublic has filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549, USA. Brands Hatch Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330 (although the toll-free number is not free of charge when accessed from outside the United States). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Interpublic's filings with the SEC are also available at the website maintained by SEC at http://www.sec.gov as well as from commercial document retrieval services.

In addition, Interpublic will file a Registration Statement on Form S-4 to register with the SEC the New Interpublic Common Stock to be delivered to Brands Hatch Shareholders in exchange for their Brands Hatch

Shares. This offer document will be a part of that Registration Statement and will constitute a prospectus of Interpublic. As allowed by SEC rules, this offer document does not contain all the information Brands Hatch Shareholders will be able to find in the Registration Statement or the exhibits to the Registration Statement.

Further, all of Interpublic's reports and statements filed with the SEC, including, in due course, the Registration Statement on Form S-4 relating to the Offer, may be inspected at the New York Stock Exchange at 11 Wall Street, New York, New York 10005, USA.

The SEC allows Interpublic to "incorporate by reference" information in this offer document, which means that Interpublic can disclose important information to Brands Hatch Shareholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this offer document, except for any information superseded by information in this offer document. This offer document incorporates by reference the documents set forth below that Interpublic has previously filed with the SEC. These documents contain important information about Interpublic and its finances.

Interpublic SEC Filings (File No. 1-6686)     Period

Annual Report on Form 10-K                    Fiscal Year ended 31 December 1998

Quarterly Reports on Form 10-Q                Quarters ended 31 March and
                                              30 June 1999

Definitive Proxy Statement                    1999 Annual Meeting of
                                              Shareholders

Interpublic is also incorporating by reference additional documents that it files with the SEC between the date of this offer document and the date the Offer becomes or is declared wholly unconditional.

Brands Hatch Shareholders can obtain any of these documents through Interpublic or the SEC. Documents incorporated by reference are available from Interpublic without charge, excluding all exhibits unless Interpublic has specifically incorporated by reference an exhibit in this offer document. Brands Hatch Shareholders also may obtain documents incorporated by reference in this offer document by either inspecting them during normal business hours on any weekday (public holidays excepted) while the Offer remains open for acceptance or requesting them in writing or orally from Interpublic or its legal counsel in the United Kingdom, Lovell White Durrant, at the following addresses and telephone numbers:

The Interpublic Group of Companies, Inc.      Lovell White Durrant
1271 Avenue of the Americas                   65 Holborn Viaduct
New York, New York 10020                      London
USA                                           EC1A 2DY

Attention:  Nicholas J. Camera, Esq.          Attention:  John Davidson, Esq.
Telephone:0 +1 212 399 8000                   Telephone:0 020 7236 0066

Brands Hatch Shareholders may rely only on the information concerning Interpublic contained or incorporated by reference in this Offer in determining whether to accept the Offer. Interpublic has not authorised anyone to provide Brands Hatch Shareholders with information that is different from what is contained in this offer document. This offer document is dated 9 November 1999. Brands Hatch Shareholders should not assume that the information contained in this offer document is accurate as of any date other than such date, and neither the mailing of this offer document to Brands Hatch Shareholders nor the delivery of New Interpublic Common Stock in exchange for Brands Hatch Shares will create any implication to the contrary.

2. Preliminary announcement of Interpublic's third quarter 1999 financial results

On 27 October 1999, Interpublic announced its unaudited third quarter 1999 financial results. The following information summarizes those results:

                        INTERPUBLIC AND ITS SUBSIDIARIES
                        CONSOLIDATED SUMMARY OF EARNINGS
                 THIRD QUARTER REPORT 1999 AND 1998 (UNAUDITED)
                  (Dollars in Thousands Except Per Share Data)

                                                                                                                           % Change
                                                                                Third Quarter                             Favorable
                                                                                 1999                1998(a)          (Unfavorable)
Gross Income:
United States                                                               $ 565,041              $ 460,626                   22.7
International                                                                 478,962                449,904                    6.5
                                                                  -------------------    -------------------
Total Gross Income                                                        $ 1,044,003              $ 910,530                   14.7
Costs and Expenses                                                          $ 914,821              $ 804,912                  (13.7)
Interest Expense                                                             $ 17,478               $ 16,029                   (9.0)
                                                                  -------------------    -------------------
Income Before Provision for Income Taxes                                    $ 111,704               $ 89,589                   24.7
Provision for Income Taxes                                                   $ 47,698               $ 38,604                  (23.6)
Net Equity Interests(b)                                                     $ (4,962)              $ (3,997)                  (24.1)
Net Income                                                                   $ 59,044               $ 46,988                   25.7

Per Share Data:
Basic EPS                                                                       $ .22                  $ .17                   29.4
Diluted EPS(c)                                                                  $ .21                  $ .17                   23.5
Dividend per share                                                             $ .085                 $ .075                   13.3

Weighted Average Shares:
Basic                                                                     274,301,278            270,915,168
Diluted                                                                   284,743,575            280,464,242



                                                                                                                           % Change
                                                                       Nine Months Ended September 30                     Favorable
                                                                                 1999                1998(a)          (Unfavorable)
Gross Income:
United States                                                             $ 1,646,281            $ 1,421,066                   15.8
International                                                               1,457,235              1,352,889                    7.7
                                                                  -------------------    -------------------
Total Gross Income                                                        $ 3,103,516            $ 2,773,955                   11.9
Costs and Expenses                                                        $ 2,618,122            $ 2,365,428                  (10.7)
Interest Expense                                                             $ 47,921               $ 43,394                  (10.4)
                                                                  -------------------    -------------------
Income Before Provision for Income Taxes                                    $ 437,473              $ 365,133                   19.8
Provision for Income Taxes                                                  $ 180,192              $ 150,767                  (19.5)
Net Equity Interests(b)                                                     $ (14,043)             $ (11,128)                 (26.2)
Net Income                                                                  $ 243,238              $ 203,238                   19.7

Per Share Data:
Basic EPS                                                                       $ .89                  $ .75                   18.7
Diluted EPS(c)                                                                  $ .86                  $ .72                   19.4
Dividend per share                                                             $ .245                 $ .215                   14.0

Weighted Average Shares:
Basic                                                                     273,565,998            270,908,867
Diluted                                                                   284,086,231            281,068,263



(a) All per share data adjusted to reflect 2 for 1 stock split effective July 15, 1999.
(b) Net equity interests is the equity in income of unconsolidated affiliates less income attributable to minority interests of consolidated subsidiaries.
(c) Includes the addback of restricted stock dividends in 1999 and 1998 and interest on convertible subordinated debentures in 1999 year to date.

3.  Report of PricewaterhouseCoopers LLP, independent accountants

To the Board of Directors and Stockholders of The Interpublic Group of Companies, Inc.

In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows, and of stockholders' equity and comprehensive income present fairly, in all material respects, the financial position of The Interpublic Group of Companies, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of International Public Relations plc ("IPR"), a wholly-owned subsidiary, which statements reflect revenues constituting approximately 6% and 7% of the related 1997 and 1996 consolidated financial statement total. Additionally, we did not audit the financial statements of Hill, Holliday, Connors, Cosmopulos, Inc. ("Hill Holliday"), a wholly-owned subsidiary, which statements reflect total net loss constituting approximately 17% of the related 1997 consolidated financial statement total. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for IPR and Hill Holliday, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

/s/ By: PRICEWATERHOUSECOOPERS LLP
        PricewaterhouseCoopers LLP
        New York, New York
        February 19, 1999, except as to the stock split which is as of July 26, 1999.


REPORT OF INDEPENDENT AUDITORS TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF INTERNATIONAL PUBLIC RELATIONS PLC

We have audited the consolidated balance sheets of International Public Relations plc and subsidiaries as of 31 December 1997 and 31 October 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the periods ended 31 December 1997 and 31 October 1996, all expressed in pounds sterling. These financial statements, which are not separately presented herein, are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom, which are similar to those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Public Relations plc and subsidiaries at 31 December 1997 and 31 November 1996, and the consolidated results of their operations and their cash flows for each of the two years in the periods ended 31 December 1997 and 31 October 1996 in conformity with generally accepted accounting principles in the United States.

Ernst & Young
London
3 February 1999

Report of Independent Auditors

Board of Directors
Hill, Holliday, Connors, Cosmopulos, Inc.

We have audited the consolidated balance sheet of Hill, Holliday, Connors, Cosmopulos, Inc. and Subsidiaries (the Company) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the twelve-month period then ended (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hill, Holliday, Connors, Cosmopulos, Inc. and Subsidiaries at December 31, 1997, and the consolidated results of their operations and their cash flows for the twelve-month period then ended, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
Boston, Massachusetts
March 13, 1998

4.  Audited annual consolidated financial statements

                              FINANCIAL STATEMENTS
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                              AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   DECEMBER 31
                  (Dollars in thousands except per share data)

                                                          1998              1997
                                                --------------    --------------
Assets
Current Assets:
Cash and cash equivalents (includes
 certificates of deposit:
 1998 -- $152,064; 1997 -- $256,934)            $      808,803   $       738,112
Marketable securities                                   31,733            31,944
Receivables (net of allowance for doubtful
 accounts:
 1998 -- $53,093; 1997 -- $44,110)                   3,522,616         3,104,606
Expenditures billable to clients                       276,610           242,965
Prepaid expenses and other current assets              137,183           115,895
                                                --------------    --------------
Total current assets                                 4,776,945         4,233,522
                                                --------------    --------------
Other Assets:
Investment in unconsolidated affiliates                 47,561            46,665
Deferred taxes on income                                97,350            75,661
Other investments and miscellaneous assets             299,967           223,832
                                                --------------    --------------
Total other assets                                     444,878           346,158
                                                --------------    --------------
Fixed Assets, at Cost:
Land and buildings                                      95,228            83,621
Furniture and equipment                                650,037           554,608
                                                --------------    --------------
                                                       745,265           638,229
Less: accumulated depreciation                         420,864           365,877
                                                --------------    --------------
                                                       324,401           272,352
Unamortized leasehold improvements                     115,200           103,494
                                                --------------    --------------
Total fixed assets                                     439,601           375,846
                                                --------------    --------------
Intangible assets (net of accumulated
 amortization:
 1998 -- $504,787; 1997 -- $448,952)                 1,281,399         1,027,917
                                                --------------    --------------
Total Assets                                    $    6,942,823   $     5,983,443
                                                ==============    ==============

The accompanying notes are an integral part of these financial statements.

                              FINANCIAL STATEMENTS
         THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31
                  (Dollars in thousands except per share data)

Liabilities and Stockholders' Equity                      1998              1997
                                                --------------    --------------
Current Liabilities:
Payable to banks                                $      214,464   $       187,820
Accounts payable                                     3,613,699         3,189,137
Accrued expenses                                       624,517           478,962
Accrued income taxes                                   205,672           161,236
                                                --------------    --------------
Total current liabilities                            4,658,352         4,017,155
                                                --------------    --------------
Noncurrent Liabilities:
Long-term debt                                         298,691           317,268
Convertible subordinated debentures and
 notes                                                 207,927           201,768
Deferred compensation and reserve for
 termination allowances                                319,526           273,408
Accrued postretirement benefits                         48,616            47,404
Other noncurrent liabilities                            88,691            72,986
Minority interests in consolidated
 subsidiaries                                           55,928            31,917
                                                --------------    --------------
Total noncurrent liabilities                         1,019,379           944,751
                                                --------------    --------------
Stockholders' Equity:
Preferred Stock, no par value shares
 authorized: 20,000,000
 shares issued: none
Common Stock, $.10 par value shares
 authorized: 550,000,000
 shares issued:
 1998 -- 291,445,158;
 1997 -- 287,135,686                                    29,144            28,714
Additional paid-in capital                             652,692           515,892
Retained earnings                                    1,101,793           871,844
Adjustment for minimum pension liability               (36,612)          (13,207)
Net unrealized gain on equity securities                 9,889            12,405
Cumulative translation adjustment                     (133,753)         (158,969)
                                                --------------    --------------
                                                     1,623,153         1,256,679
Less:
Treasury stock, at cost:
 1998 -- 12,374,344 shares;
 1997 -- 10,542,092 shares                             286,713           171,088
Unearned ESOP compensation                                 ---             7,420
Unamortized expense of restricted stock
 grants                                                 71,348            56,634
                                                --------------    --------------
Total stockholders' equity                           1,265,092         1,021,537
Commitments and contingencies (See Note 14)
                                                --------------    --------------
Total Liabilities and Stockholders' Equity      $    6,942,823   $     5,983,443
                                                ==============    ==============



Information for 1997 has been restated to reflect the aggregate effect of the acquisitions accounted for as poolings of interests.

All share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                              FINANCIAL STATEMENTS
                THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS
                                  SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                             YEAR ENDED DECEMBER 31
                  (Dollars in thousands except per share data)

                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
Commissions and fees                                                             $    3,844,340        $3,352,776        $2,874,417
Other income, net                                                                       124,388           129,608           109,482
                                                                                 --------------    --------------    --------------
Gross income                                                                          3,968,728         3,482,384         2,983,899
                                                                                 --------------    --------------    --------------
Salaries and related expenses                                                         2,167,931         1,913,356         1,619,619
Office and general expenses                                                           1,179,227         1,075,176           938,717
Interest expense                                                                         58,699            57,793            51,695
Special compensation charges                                                                ---            32,229               ---
                                                                                 --------------    --------------    --------------
Total costs and expenses                                                              3,405,857         3,078,554         2,610,031
                                                                                 --------------    --------------    --------------
Income before provision for income taxes                                                562,871           403,830           373,868
Provision for income taxes                                                              232,005           186,246           156,783
                                                                                 --------------    --------------    --------------
Income of consolidated companies                                                        330,866           217,584           217,085
Income applicable to minority interests                                                 (28,125)          (23,754)          (14,914)
Equity in net income of unconsolidated affiliates                                         7,164             6,548            12,448
                                                                                 --------------    --------------    --------------
Net Income                                                                       $      309,905    $      200,378   $       214,619
                                                                                 --------------    --------------    --------------
Per Share Data:
 Basic EPS                                                                       $         1.14    $          .77   $           .82
 Diluted EPS                                                                     $         1.10    $          .74   $           .80
                                                                                 --------------    --------------    --------------


The accompanying notes are an integral part of these financial statements.

Information for 1996 and 1997 has been restated to reflect the aggregate effect of the acquisitions accounted for as poolings of interests.

All per share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                              FINANCIAL STATEMENTS
                THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS
                                  SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED DECEMBER 31
                             (Dollars in thousands)

                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
Cash Flows from Operating Activities:
Net Income                                                                             $309,905          $200,378          $214,619
Adjustments to reconcile net income to cash provided by operating activities:
 Depreciation and amortization of fixed assets                                          103,029            84,371            69,997
 Amortization of intangible assets                                                       55,835            41,110            36,858
 Amortization of restricted stock awards                                                 20,272            16,222            14,451
 Stock bonus plans/ESOP                                                                     ---             1,389             4,067
 Provision for deferred income taxes                                                    (12,941)            7,743             3,661
 Noncash pension plan charges                                                               ---            16,700               ---
 Equity in net income of unconsolidated affiliates                                       (7,164)           (6,548)          (12,448)
 Income applicable to minority interests                                                 28,125            23,754            14,914
 Translation losses/(gains)                                                               1,847              (319)            3,262
 Special compensation charges                                                               ---            31,553               ---
 Net gain on investments                                                                (34,737)          (44,626)          (35,211)
 Other                                                                                    9,519           (11,092)            4,091
Change in assets and liabilities, net of acquisitions:
 Receivables                                                                           (243,966)         (340,804)         (291,351)
 Expenditures billable to clients                                                       (25,988)          (46,512)          (26,809)
 Prepaid expenses and other assets                                                      (38,613)          (13,483)          (39,188)
 Accounts payable and accrued expenses                                                  305,076           296,849           302,676
 Accrued income taxes                                                                    20,108             2,311            27,015
 Deferred compensation and reserve for termination allowances                            14,398            18,397           (13,503)
                                                                                 --------------    --------------    --------------
 Net cash provided by operating activities                                              504,705           277,393           277,101
                                                                                 --------------    --------------    --------------
Cash Flows from Investing Activities:
 Acquisitions, net                                                                     (121,751)          (90,297)          (55,833)
 Capital expenditures                                                                  (136,738)         (107,065)          (91,904)
 Proceeds from sales of assets                                                           27,483           114,023            40,146
 Net proceeds from marketable securities                                                  3,934               324               476
 Investment in unconsolidated affiliates                                                (16,660)           (8,371)           17,210
                                                                                 --------------    --------------    --------------
 Net cash used in investing activities                                                 (243,732)          (91,386)          (89,905)
                                                                                 --------------    --------------    --------------
Cash Flows from Financing Activities:
 Increase (decrease) in short-term borrowings                                            15,304            31,188           (28,450)
 Proceeds from long-term debt                                                            12,253           256,337           152,058
 Payments of long-term debt                                                             (25,882)          (31,223)         (128,717)
 Proceeds from ESOP                                                                       7,420               ---               ---
 Treasury stock acquired                                                               (164,928)         (144,094)          (86,949)
 Issuance of common stock                                                                33,688            37,750            20,091
 Cash dividends -- Interpublic                                                          (76,894)          (61,242)          (51,786)
 Cash dividends -- pooled companies                                                      (2,847)          (10,770)           (6,933)
                                                                                 --------------    --------------    --------------
 Net cash (used in) provided by financing activities                                   (201,886)           77,946          (130,686)
                                                                                 --------------    --------------    --------------
Effect of exchange rates on cash and cash equivalents                                    11,604           (41,892)           (2,554)
                                                                                 --------------    --------------    --------------
Increase in cash and cash equivalents                                                    70,691           222,061            53,956
Cash and cash equivalents at beginning of year                                          738,112           516,051           462,095
                                                                                 --------------    --------------    --------------
Cash and cash equivalents at end of year                                               $808,803          $738,112          $516,051
                                                                                 ==============    ==============    ==============



The accompanying notes are an integral part of these financial statements. Information for 1996 and 1997 has been restated to reflect the aggregate effect of the acquisitions accounted for as poolings of interest.

                              FINANCIAL STATEMENTS
                THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS
                                  SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1998
                             (Dollars in thousands)



                                                                               Additional Paid-           Retained
                                                               Common Stock          in Capital           Earnings
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1997                                         $28,714            $515,892           $871,844
Comprehensive income:
 Net income                                                                                               $309,905
 Adjustment for minimum pension liability
 Change in market value of securities available-for-sale
 Foreign currency translation adjustment
                                                           ----------------    ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG                                                                                      (76,894)
Equity adjustments -- pooled companies                                                                      (2,847)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      274
Restricted stock, net of forfeitures                                     63              36,619
Employee stock purchases                                                 26              13,325
Exercise of stock options, including tax benefit                        123              42,518
Purchase of Company's own stock
Issuance of shares for acquisitions                                                      43,062
Conversion of convertible debentures                                      3               1,002
Payments from ESOP
Par value of shares issued for two-for-one stock split                  215                                   (215)
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1998                                         $29,144            $652,692         $1,101,793
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1996                                         $27,282            $246,063           $746,346
Comprehensive income:
 Net income                                                                                               $200,378
 Adjustment for minimum pension liability
 Change in market value of securities available-for-sale
 Foreign currency translation adjustment
                                                           ----------------    ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG                                                                                      (61,242)
Equity adjustments -- pooled companies                                                                     (12,922)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      787
Restricted stock, net of forfeitures                                     53              27,821
Employee stock purchases                                                 23               9,684
Exercise of stock options, including tax benefit                        138              40,855
Purchase of Company's own stock
Issuance of shares for acquisitions                                                      49,877
Conversion of convertible debentures                                    443             118,357
Par value of shares issued for three-for-two stock split                 59
Par value of shares issued for two-for-one stock split                  716                                   (716)
Payments from ESOP
Special compensation charges                                                             27,324
Deferred stock bonus charges                                                             (4,876)
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1997                                         $28,714            $515,892           $871,844
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1995                                         $17,926            $234,007           $600,720
Comprehensive income:
 Net income                                                                                               $214,619
 Adjustment for minimum pension liability
 Foreign currency translation adjustment
                                                           ----------------    ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG                                                                                      (51,786)
Equity adjustments -- pooled companies                                                  (40,874)            (7,982)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      331
Restricted stock, net of forfeitures                                     49              22,831
Employee stock purchases                                                 19               7,273
Exercise of stock options, including tax benefit                         61              17,119
Purchase of Company's own stock
Issuance of shares for acquisitions                                                       4,453
Conversion of convertible debentures                                      2                 923
Par value of shares issued for three-for-two stock split              4,547                                 (4,547)
Payments from ESOP
Par value of shares issued for two-for-one stock split                4,678                                 (4,678)
                                                           ----------------    ----------------   ----------------
Balances, December 31, 1996                                         $27,282            $246,063           $746,346
                                                           ----------------    ----------------   ----------------

                                                                  Accumulated                           Unamortized
                                                                        Other                            Expense of
                                                                Comprehensive                      Restricted Stock
                                                                Income (loss)     Treasury Stock             Grants
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1997                                         $(159,771)         $(171,088)          $(56,634)
Comprehensive income:
 Net income
 Adjustment for minimum pension liability                             (23,405)
 Change in market value of securities available-for-sale               (2,516)
 Foreign currency translation adjustment                               25,216
                                                             ----------------   ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG
Equity adjustments -- pooled companies
Awards of stock under Company plans:
Achievement stock and incentive awards                                                       110
Restricted stock, net of forfeitures                                                      (2,406)           (14,714)
Employee stock purchases
Exercise of stock options, including tax benefit
Purchase of Company's own stock                                                         (164,928)
Issuance of shares for acquisitions                                                       51,599
Conversion of convertible debentures
Payments from ESOP
Par value of shares issued for two-for-one stock split
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1998                                         $(160,476)         $(286,713)          $(71,348)
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1996                                          $(96,972)          $(49,082)          $(47,350)
Comprehensive income:
 Net income
 Adjustment for minimum pension liability                                (228)
 Change in market value of securities available-for-sale               12,405
 Foreign currency translation adjustment                              (74,976)
                                                             ----------------   ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG
Equity adjustments -- pooled companies
Awards of stock under Company plans:
Achievement stock and incentive awards                                                       175
Restricted stock, net of forfeitures                                                      (3,664)            (9,284)
Employee stock purchases
Exercise of stock options, including tax benefit
Purchase of Company's own stock                                                         (144,094)
Issuance of shares for acquisitions                                                       25,577
Conversion of convertible debentures
Par value of shares issued for three-for-two stock split
Par value of shares issued for two-for-one stock split
Payments from ESOP
Special compensation charges
Deferred stock bonus charges
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1997                                         $(159,771)         $(171,088)          $(56,634)
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1995                                         $(106,280)              $---           $(39,664)
Comprehensive income:
 Net income
 Adjustment for minimum pension liability                              (3,891)
 Foreign currency translation adjustment                               13,199
                                                             ----------------   ----------------   ----------------
Total comprehensive income
Cash dividends -- IPG
Equity adjustments -- pooled companies                                                    40,874
Awards of stock under Company plans:
Achievement stock and incentive awards                                                       103
Restricted stock, net of forfeitures                                                      (1,244)            (7,686)
Employee stock purchases
Exercise of stock options, including tax benefit
Purchase of Company's own stock                                                          (86,949)
Issuance of shares for acquisitions                                                       (1,866)
Conversion of convertible debentures
Par value of shares issued for three-for-two stock split
Payments from ESOP
Par value of shares issued for two-for-one stock split
                                                             ----------------   ----------------   ----------------
Balances, December 31, 1996                                          $(96,972)          $(49,082)          $(47,350)
                                                             ----------------   ----------------   ----------------


                                                               Unearned ESOP
                                                                        Plan              Total
                                                            ----------------   ----------------
Balances, December 31, 1997                                          $(7,420)        $1,021,537
Comprehensive income:
 Net income                                                                            $309,905
 Adjustment for minimum pension liability                                               (23,405)
 Change in market value of securities available-for-sale
 Foreign currency translation adjustment                                                 25,216
                                                            ----------------   ----------------
Total comprehensive income                                                             $309,200
Cash dividends -- IPG                                                                   (76,894)
Equity adjustments -- pooled companies                                                   (2,847)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      384
Restricted stock, net of forfeitures                                                     19,562
Employee stock purchases                                                                 13,351
Exercise of stock options, including tax benefit                                         42,641
Purchase of Company's own stock                                                        (164,928)
Issuance of shares for acquisitions                                                      94,661
Conversion of convertible debentures                                                      1,005
Payments from ESOP                                                     7,420              7,420
Par value of shares issued for two-for-one stock split                                      ---
                                                            ----------------   ----------------
Balances, December 31, 1998                                             $---         $1,265,092
                                                            ----------------   ----------------
Balances, December 31, 1996                                          $(7,800)          $818,487
Comprehensive income:
 Net income                                                                            $200,378
 Adjustment for minimum pension liability                                                  (228)
 Change in market value of securities available-for-sale                                 12,405
 Foreign currency translation adjustment                                                (74,976)
                                                            ----------------   ----------------
Total comprehensive income                                                             $137,579
Cash dividends -- IPG                                                                   (61,242)
Equity adjustments -- pooled companies                                                  (12,922)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      962
Restricted stock, net of forfeitures                                                     14,926
Employee stock purchases                                                                  9,707
Exercise of stock options, including tax benefit                                         40,993
Purchase of Company's own stock                                                        (144,094)
Issuance of shares for acquisitions                                                      75,454
Conversion of convertible debentures                                                    118,800
Par value of shares issued for three-for-two stock split                                     59
Par value of shares issued for two-for-one stock split                                      ---
Payments from ESOP                                                       380                380
Special compensation charges                                                             27,324
Deferred stock bonus charges                                                             (4,876)
                                                            ----------------   ----------------
Balances, December 31, 1997                                          $(7,420)        $1,021,537
                                                            ----------------   ----------------
Balances, December 31, 1995                                          $(9,900)          $696,809
Comprehensive income:
 Net income                                                                            $214,619
 Adjustment for minimum pension liability                                                (3,891)
 Foreign currency translation adjustment                                                 13,199
                                                            ----------------   ----------------
Total comprehensive income                                                             $223,927
Cash dividends -- IPG                                                                   (51,786)
Equity adjustments -- pooled companies                                                   (7,982)
Awards of stock under Company plans:
Achievement stock and incentive awards                                                      434
Restricted stock, net of forfeitures                                                     13,950
Employee stock purchases                                                                  7,292
Exercise of stock options, including tax benefit                                         17,180
Purchase of Company's own stock                                                         (86,949)
Issuance of shares for acquisitions                                                       2,587
Conversion of convertible debentures                                                        925
Par value of shares issued for three-for-two stock split                                    ---
Payments from ESOP                                                     2,100              2,100
Par value of shares issued for two-for-one stock split                                      ---
                                                            ----------------   ----------------
Balances, December 31, 1996                                          $(7,800)          $818,487
                                                            ----------------   ----------------

   The accompanying notes are an integral part of these financial statements. Information for 1995, 1996 and 1997 has been restated to reflect the aggregate effect of the acquisitions accounted for as poolings of interests.

                   Notes to Consolidated Financial Statements

1.  Summary of significant accounting policies

Nature of Operations

The Company is a worldwide provider of advertising agency and related services. The Company conducts business through the following subsidiaries: McCann-Erickson WorldGroup, Ammirati Puris Lintas, The Lowe Group, Western Initiative Media Worldwide, DraftWorldwide, Allied Communications Group, Octagon, International Public Relations and other related companies. The Company also has arrangements through association with local agencies in various parts of the world. Other "marketing communications" activities conducted by the Company are market research, sales promotion, product development, direct marketing, telemarketing, public relations and other related services.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, most of which are wholly owned. The Company also has certain investments in unconsolidated affiliates that are carried on the equity basis. The Company acquired five companies in 1998 which were accounted for as poolings of interests. The Company's consolidated financial statements, including the related notes, have been restated as of the earliest period presented to include the results of operations, financial position and cash flows of the 1998 pooled entities in addition to all prior pooled entities.

Short-term and Long-term Investments

The Company's investments in marketable and equity securities are categorized as available-for-sale securities, as defined by Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities". Unrealized holding gains and losses are reflected as a net amount as a separate component of stockholders' equity until realized. The cost of securities sold is based on the average cost of securities when computing realized gains and losses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Translation of Foreign Currencies

Balance sheet accounts are translated principally at rates of exchange prevailing at the end of the year except for fixed assets and related depreciation in countries with highly inflationary economies which are translated at rates in effect on dates of acquisition. Revenue and expense accounts are translated at average rates of exchange in effect during each year. Translation adjustments are included as a separate component of stockholders' equity except for countries with highly inflationary economies, in which case they are included in current operations.

Commissions, Fees and Costs

Commissions and fees are generally recognized when media placements appear and production costs are incurred. Salaries and other agency costs are generally expensed as incurred.

Depreciation and Amortization

Depreciation is computed principally using the straight-line method over estimated useful lives of the related assets, ranging generally from 3 to 20 years for furniture and equipment and from 10 to 45 years for various component parts of buildings.

Leasehold improvements and rights are amortized over the terms of related leases. Company policy provides for the capitalization of all major expenditures for renewal and improvements and for current charges to income for repairs and maintenance.

Long-lived Assets

The excess of purchase price over the fair value of net tangible assets acquired is amortized on a straight-line basis over periods not exceeding 40 years.

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate that the net book value of an operation may not be recoverable. If the sum of projected future undiscounted cash flows of an operation is less than its carrying value, an impairment loss is recognized. The impairment loss is measured by the excess of the carrying value over fair value based on estimated discounted future cash flows or other valuation measures.

Income Taxes

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes.

Earnings per Common and Common Equivalent Share

As further discussed in Note 3, the Company adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share", in the fourth quarter of 1997. Basic earnings per share is based on the weighted-average number of common shares outstanding during each year. Diluted earnings per share also includes common equivalent shares applicable to grants under the stock incentive and stock option plans and the assumed conversion of convertible subordinated debentures and notes, if they are determined to be dilutive.

Treasury Stock

Treasury stock is acquired at market value and is recorded at cost. Issuances are accounted for on a first-in, first-out basis.

Concentrations of Credit Risk

The Company's clients are in various businesses, located primarily in North America, Latin America, Europe and the Pacific Region. The Company performs ongoing credit evaluations of its clients. Reserves for credit losses are maintained at levels considered adequate by management. The Company invests its excess cash in deposits with major banks and in money market securities. These securities typically mature within 90 days and bear minimal risk.

Segment Reporting

In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," which changes the way public companies report financial and descriptive information about their operating segments. The Company provides advertising and many other closely related marketing communications services. All of these services fall within one reportable segment as defined in SFAS 131.

Retirement Plans

In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132 (SFAS 132), "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS 132 does not change the measurement or recognition of such plans, but does standardize the disclosure requirements for pensions and other postretirement benefits to the extent practicable. SFAS 132 also requires disclosures of additional information about changes in benefit obligations and fair values of plan assets, and eliminates certain other disclosures that were previously required. The Company has adopted SFAS 132 for its 1998 financial statements (See Note 8).

Reclassifications

Certain amounts for prior years have been reclassified to conform with current year presentation.

2.  Stockholders' Equity

On May 19, 1997, the stockholders approved an increase in the number of authorized common shares from 150,000,000 shares to 225,000,000 shares. The stockholders also approved a three-for-two stock split, effected in the form of a 50% stock dividend paid on July 15, 1997 to stockholders of record as of June 27, 1997. The number of shares reserved for issuance pursuant to various plans under which stock is issued was increased by 50%. The three-for-two stock split has been reflected retroactively in the consolidated financial statements and all per share data, shares, and market prices of the Company's common stock included in the consolidated financial statements and notes thereto have been adjusted to give effect to the stock split.

The Company has a Preferred Share Rights Plan designed to deter coercive takeover tactics. Pursuant to this plan, common stockholders are entitled to purchase 1/100 of a share of preferred stock at an exercise price of $100 if a person or group acquires or commences a tender offer for 15% or more of Interpublic's common stock. Rights holders (other than the 15% stockholder) will also be entitled to buy, for the $100 exercise price, shares of Interpublic's common stock with a market value of $200 in the event a person or group actually acquires 15% or more of Interpublic's common stock. Rights may be redeemed at $.01 per right under certain circumstances.

3.  Earnings per share

In the fourth quarter of 1997, the Company adopted SFAS 128, which specifies the method of computation, presentation and disclosure for earnings per share
(EPS). SFAS 128 replaces the presentation of primary EPS with basic EPS and requires dual presentation of basic and diluted EPS. All prior period EPS data has been restated to comply with SFAS 128.

In accordance with SFAS 128, the following is a reconciliation of the components of the basic and diluted EPS computations for income available to common stockholders:


                         FOR THE YEAR ENDED DECEMBER 31,
                  (Dollars in thousands except per share data)

                                                              1998                                    1997
                                                                         Per Share                               Per Share
                                                 Income        Shares       Amount        Income       Shares       Amount
                                             ----------    ----------   ----------    ----------   ----------   ----------
Basic EPS
Income available to common stockholders        $309,905   270,970,652        $1.14      $200,378  260,499,892        $0.77
Effect of Dilutive Securities:
Options                                                     6,620,734                               5,821,296
Restricted stock                                    541     3,453,838                        447    3,277,294
3 3/4% Convertible subordinated debentures                      5,320                      5,929    8,020,582
Diluted EPS                                    $310,446   281,050,544        $1.10      $206,754  277,619,064        $0.74

                                                              1996
                                                                         Per Share
                                                  Income       Shares       Amount
                                              ----------   ----------   ----------
Basic EPS
Income available to common stockholders         $214,619  260,594,738        $0.82
Effect of Dilutive Securities:
Options                                                     4,438,746
Restricted stock                                     384    3,211,128
3 3/4% Convertible subordinated debentures         6,410    8,933,004
Diluted EPS                                     $221,413  277,177,616        $0.80

The computation of diluted EPS for 1998 and 1997 excludes the assumed conversion of the 1.80% Convertible Subordinated Notes (See Note 10), because they were antidilutive.


4.  Acquisitions

The Company acquired a number of advertising and communications companies during the three-year period ended December 31, 1998. The aggregate purchase price, including cash and stock payments, was $660 million, $302 million and $173 million in 1998, 1997 and 1996, respectively. The aggregate purchase price includes the value of stock issued for pooled companies.

In 1998, 14,956,534 shares of the Company's common stock were issued for acquisitions accounted for as poolings of interests. The companies pooled and the respective shares of the Company's common stock issued were: International Public Relations -- 5,280,346 shares, Hill, Holliday, Connors, Cosmopulos, Inc. ("Hill Holliday") -- 4,124,868 shares, The Jack Morton Company -- 4,271,992 shares, Carmichael Lynch, Inc. -- 973,808 shares and KBA Marketing -- 305,520 shares.

The Company's consolidated financial statements, including the related notes, have been restated as of the earliest period presented to include the results of operations, financial position and cash flows of the above 1998 pooled entities in addition to all prior pooled entities. A gross income and net income reconciliation for the years ending December 31, 1997 and 1996 is summarized below:

                                                                     Net Income/
                                                  Gross Income            (Loss)
                                                --------------    --------------
                                                     (Dollars in thousands)
For the Year 1997:
 As Reported                                        $3,264,120          $205,033
 Pooled Companies                                      218,264            (4,655)
 As Restated                                        $3,482,384          $200,378
For the Year 1996:
 As Reported                                        $2,786,655          $211,113
 Pooled Companies                                      197,244             3,506
 As Restated                                        $2,983,899          $214,619

The "As Reported" balances shown above reflect amounts previously reported, which were restated to incorporate the results of three companies acquired in April 1998 as well as all prior pooled entities. The "As Restated" balances reflect the restatement for two companies pooled in the second half of 1998.

In 1998, the Company also paid $140 million in cash and issued 2,718,504 shares of its common stock for acquisitions accounted for as purchases and equity investments. These acquisitions included Gillespie, Ryan

McGinn, CSI, Flammini, Gingko and Defederico and Herrero Y Ochoa. The Company also recorded a liability for acquisition related deferred payments of $24 million.

In 1997, the Company issued 8,118,510 shares of its common stock for acquisitions accounted for as poolings of interests. Some of the companies pooled and the respective shares of the Company's common stock issued were:
Complete Medical Group -- 1,417,578 shares, Integrated Communications Corporation -- 1,170,108 shares, Advantage International -- 1,158,412 shares and Ludgate -- 1,078,918 shares. Additional companies accounted for as poolings of interests include Adler Boschetto Peebles, Barnett Fletcher, Davies Baron, Diefenbach Elkins, D.L. Blair, Rubin Barney & Birger, Inc. and Technology Solutions Inc.

In 1997, the Company also paid $81 million in cash and issued 2,400,118 shares of its common stock for acquisitions accounted for as purchases and equity investments. These acquisitions included Marketing Corporation of America, Medialog, The Sponsorship Group, Kaleidoscope and Addis Wechsler (51% interest). The Company increased its interest in Campbell Mithun Esty by 25%. The Company also recorded a liability for acquisition related deferred payments of $38 million.

In 1996, the Company issued 7,039,694 shares of its stock for acquisitions accounted for as poolings of interests. Pooled companies included DraftDirect -- 5,473,828 shares, The Weber Group -- 991,992 shares and Torre Renta Lazur -- 573,874 shares.

During 1996, the Company paid $57 million in cash and issued 381,306 shares of its common stock for acquisitions accounted for as purchases and equity investments. These acquisitions included Angotti Thomas Hedge, Jay Advertising, Media Inc., McAdams Healthcare, GGK (49% interest) and Goldberg Moser O'Neill (49% interest).

Deferred payments of both cash and shares of the Company's common stock for prior years' acquisitions were $75 million, $43 million, and $20 million in 1998, 1997 and 1996, respectively.

During 1998, the Company sold a portion of its investments in Applied Graphics Technologies, Inc., CKS Group, Inc. and Lycos with combined proceeds of approximately $20 million. These investments are being accounted for as available-for-sale securities, pursuant to the requirements of SFAS 115. During 1997, the Company sold its investment in All American Communications, Inc. for approximately $77 million. During 1996, the Company sold its 50% investment in Mark Goodson Productions for approximately $29 million, a portion of its investment in CKS Group, Inc. for $37.6 million and its investment in Spotlink for $11.7 million in shares of the purchaser's common stock.


5.  Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 applies an asset and liability approach that requires the recognition of deferred tax assets and liabilities with respect to the expected future tax consequences of events that have been recognized in the consolidated financial statements and tax returns.

The components of income before provision for income taxes are as follows:


                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
                                                                                               (Dollars in thousands)
Domestic                                                                               $292,931          $174,177          $178,717
Foreign                                                                                 269,940           229,653           195,151
                                                                                 --------------    --------------    --------------
Total                                                                                  $562,871          $403,830          $373,868
                                                                                 --------------    --------------    --------------

The provision for income taxes consisted of:


                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
                                                                                               (Dollars in thousands)
Federal Income Taxes (Including Foreign Withholding Taxes):
 Current                                                                               $105,049          $ 68,920          $ 59,414
 Deferred                                                                                 3,669             4,312               (78)
                                                                                 --------------    --------------    --------------
                                                                                        108,718            73,232            59,336
                                                                                 ==============    ==============    ==============
State and Local Income Taxes:
 Current                                                                                 21,285            22,350            20,759
 Deferred                                                                                   725               393             2,581
                                                                                 --------------    --------------    --------------
                                                                                         22,010            22,743            23,340
                                                                                 ==============    ==============    ==============
Foreign Income Taxes:
 Current                                                                                118,612            87,233            72,949
 Deferred                                                                               (17,335)            3,038             1,158
                                                                                 --------------    --------------    --------------
                                                                                        101,277            90,271            74,107
                                                                                 --------------    --------------    --------------
Total                                                                                  $232,005          $186,246          $156,783
                                                                                 ==============    ==============    ==============

At December 31, 1998 and 1997 the deferred tax assets/(liabilities) consisted of the following items:


                                   1998              1997
                         --------------    --------------
                               (Dollars in thousands)
Postretirement/
postemployment
benefits                        $46,394           $40,978
Deferred compensation            34,285            25,468
Pension costs                    13,715            12,094
Depreciation                     (6,102)           (8,824)
Rent                             (6,424)             (842)
Interest                          4,598             2,056
Accrued reserves                  8,569            11,708
Investments in equity
securities                      (10,677)           (1,375)
Tax loss/tax credit
carryforwards                    46,682            35,000
Other                            (2,279)           (2,904)
                         --------------    --------------
Total deferred tax
assets                          128,761           113,359
Deferred tax
valuation allowance              31,411            37,698
                         --------------    --------------
Net deferred tax
assets                          $97,350           $75,661
                         ==============    ==============



The valuation allowance of $31.4 million and $37.7 million at December 31, 1998 and 1997, respectively, represents a provision for uncertainty as to the realization of certain deferred tax assets, including U.S. tax credit and net operating loss carryforwards in certain jurisdictions. The change during 1998 in the deferred tax valuation allowance primarily relates to changes in the deferred compensation tax item, net operating loss carryforwards and tax credits. At December 31, 1998, there was $6.9 million of tax credit carryforwards with expiration periods through 2003 and net operating loss carryforwards with a tax effect of $39.8 million with various expiration periods. The Company has concluded that based upon expected future results, it is more likely than not that the net deferred tax asset balance will be realized.

A reconciliation of the effective income tax rate as shown in the consolidated statement of income to the federal statutory rate is as follows:


                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
Statutory federal income tax rate                                                          35.0%             35.0%             35.0%
State and local income taxes, net of federal income tax benefit                             3.7               4.1               3.0
Impact of foreign operations, including withholding taxes                                   0.4               0.3               1.0
Goodwill and intangible assets                                                              2.8               2.7               2.4
Effect of pooled companies                                                                 (0.1)              3.9               1.1
Other                                                                                      (0.6)              0.1              (0.6)
                                                                                 --------------    --------------    --------------
Effective tax rate                                                                         41.2%             46.1%             41.9%
                                                                                 --------------    --------------    --------------




The total amount of undistributed earnings of foreign subsidiaries for income tax purposes was approximately $497.6 million at December 31, 1998. No provision has been made for foreign withholding taxes or United States income taxes which may become payable if undistributed earnings of foreign subsidiaries were paid as dividends to the Company, since a major portion of these earnings has been reinvested in working capital and other business needs. The additional taxes on that portion of undistributed earnings which is available for dividends are not practicably determinable.


6.  Supplemental Cash Flow Information

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Income Tax and Interest Payments

Cash paid for income taxes was approximately $193.9 million, $126.9 million and $106.9 million in 1998, 1997 and 1996, respectively. Interest payments were approximately $37.2 million in 1998, $31.2 million in 1997 and $35.9 million in 1996.


Noncash Financing Activity

As more fully described in Note 10, during 1997 the Company redeemed all outstanding issues under the 3 3/4% Convertible Subordinated Debentures due 2002. Substantially all of the outstanding debentures were converted into approximately 4.3 million shares of the Company's common stock.


Acquisitions

As more fully described in Note 4, the Company issued 17,675,038 shares, 10,518,628 shares, and 7,421,000 shares of the Company's common stock in connection with acquisitions during 1998, 1997 and 1996, respectively. Details of businesses acquired in transactions accounted for as purchases were as follows:


                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
                                                                                               (Dollars in thousands)
Fair value of assets acquired                                                          $452,237          $263,312          $186,557
Liabilities assumed                                                                     184,187            89,686           106,289
                                                                                 --------------    --------------    --------------
Net assets acquired                                                                     268,050           173,626            80,268
Less: noncash consideration                                                              86,446            76,794             7,568
Less: cash acquired                                                                      59,853             6,535            16,867
                                                                                 --------------    --------------    --------------
Net cash paid for acquisitions                                                         $121,751          $ 90,297          $ 55,833
                                                                                 ==============    ==============    ==============



The amounts shown above exclude acquisition related deferred payments due in subsequent years, but include cash deferred payments of $55 million, $30 million and $18 million made during 1998, 1997 and 1996, respectively.

7.  Incentive Plans

The 1997 Performance Incentive Plan ("1997 PIP Plan"), approved by the Company's stockholders in May 1997, replaced the Company's Management Incentive Compensation Plan, Long-Term Performance Incentive Plan, 1996 Stock Incentive Plan and the 1986 Stock Incentive Plan ("Predecessor Plans"). Awards made under the Predecessor Plans remain subject to their terms and conditions. The 1997 PIP Plan includes the following types of awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) phantom shares, (5) performance units and (6) management incentive compensation performance awards.

The maximum number of shares of the Company's common stock which may be granted in any year under the 1997 PIP Plan, excluding management incentive compensation performance awards, is equal to a base amount (1.85% of the total number of shares of the Company's common stock outstanding on the first day of the year) supplemented by additional shares as defined in the 1997 PIP Plan document. The 1997 PIP Plan also limits the number of shares available with respect to stock option and stock appreciation rights awards made each year to any one participant as well as the number of shares available under certain types of awards.

The following discussion relates to transactions under the 1997 PIP Plan, the Predecessor Plans and other incentive plans. Except as otherwise noted, awards under the 1997 PIP Plan have terms similar to awards made under the respective Predecessor Plans.


Stock Options

The 1997 PIP Plan provides for the granting of either incentive stock options
(ISOs) or nonstatutory options to purchase shares at the fair value of the Company's common stock on the date of grant. The Compensation Committee of the Board of Directors ( the "Committee"), is responsible for determining the vesting terms and the exercise period of each grant within the limitations set forth in the 1997 PIP Plan document.

Outstanding options are generally granted at the fair market value of the Company's common stock on the date of grant and are exercisable based on a schedule determined by the Committee. Generally, options become exercisable between two and five years after the date of grant and expire ten years from the date of grant.

The Company also maintains a stock plan for outside directors. Under this plan, 600,000 shares of common stock of the Company are reserved for issuance. Stock options under this plan are awarded at the fair market value of the Company's common stock on the date the option is granted. Options generally become exercisable three years after the date of grant and expire ten years from the date of grant.

Following is a summary of stock option transactions during the three-year period ended December 31, 1998:


                                                  Number of            Weighted-
                                                     Shares              Average
                                               Under Option       Exercise Price
                                          -----------------    -----------------
Balance, December 31, 1995                       19,874,304                   $9
Exercisable, December 31, 1995                    9,076,966                    6

New Awards                                        7,007,160                   16
Exercised                                        (1,815,732)                   7
Cancelled                                          (933,846)                  11
Balance, December 31, 1996                       24,131,886                   11
Exercisable, December 31, 1996                    7,692,004                    7
                                          -----------------    -----------------
New Awards                                        4,421,960                   19
Exercised                                        (3,467,118)                   8
Cancelled                                        (1,042,320)                  12
Balance, December 31, 1997                       24,044,408                   13
Exercisable, December 31, 1997                    8,402,438                    9
                                          -----------------    -----------------
New Awards                                        7,898,382                   32
Exercised                                        (2,990,006)                   8
Cancelled                                        (1,237,496)                  15
Balance, December 31, 1998                       27,715,288                   19
Exercisable, December 31, 1998                    5,977,438                    9
                                          -----------------    -----------------


The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                   Weighted-
                                                                     Average         Weighted-                            Weighted-
                                                   Number          Remaining           Average            Number            Average
                                              Outstanding        Contractual          Exercise       Exercisable           Exercise
Range of Exercise Prices                      at 12/31/98               Life             Price       at 12/31/98              Price
 --------------------------------------   ---------------    ---------------   ---------------   ---------------    ---------------
$4.33 to $9.99                                  4,699,944               3.25                $8         4,686,444                 $8
10.00 to 14.99                                  5,351,452               6.04                11         1,248,094                 11
15.00 to 17.49                                  6,470,246               7.44                16            42,900                 16
17.50 to 34.60                                 11,193,646               9.34                28               ---                ---


Stock Appreciation Rights

The 1997 PIP Plan permits the Company to grant stock appreciation rights. A stock appreciation right entitles the holder to receive an amount equal to the fair market value of a share of common stock of the Company on the date of exercise over a base price. No such awards have been made to date.


Restricted Stock

Various incentive plans, including the 1997 PIP Plan, incorporate the issuance of restricted stock subject to certain restrictions and vesting requirements determined by the Committee. The vesting period is generally five to seven years. No monetary consideration is paid by a recipient for a restricted stock award and the grant date fair value of these shares is amortized over the restriction periods. The Committee is authorized to direct that discretionary tax assistance payments may be made to recipients when the restrictions lapse. Such payments are expensed as awarded. At December 31, 1998, there were a total of 7,142,194 shares of restricted stock outstanding. During 1998, 1997 and 1996, the Company awarded 1,259,956 shares, 1,398,514 shares and 1,441,806 shares of restricted stock with a weighted-average grant date fair value of $28.99, $19.48 and $15.57, respectively.

Restricted shares under the Outside Directors' Plan generally vest after five years. At December 31, 1998, there were 36,000 shares of restricted stock outstanding. During 1998, no shares were awarded under this Plan.


Phantom Shares

The 1997 PIP Plan permits the Company to grant phantom shares. A phantom share represents the right of the holder to receive an amount determined by the Committee based on the achievement of performance goals. No such grants have been made under the 1997 PIP Plan.


Performance Units

The 1997 PIP Plan and its predecessor, the Long-Term Performance Incentive Plan, permit the Company to grant performance units. Performance units represent the contractual right of the holder to receive a payment that becomes vested upon the attainment of performance objectives determined by the Committee.

Grants consisting of performance units have been awarded to certain key employees of the Company and its subsidiaries. The ultimate value of these performance units is contingent upon the annual growth in profits (as defined) of the Company, its operating components or both, over the 1995-1998 and 1997-2000 performance periods. The awards are generally paid in cash. The projected value of these units is accrued by the Company and charged to expense over the four-year performance period.

The Company expensed $19.9 million in each of 1998 and 1997 and $13.6 million in 1996 relating to performance units. As of December 31, 1998, the Company's liability for the 1995-1998 and 1997-2000 performance periods was $54.7 million, which represents a proportionate part of the total estimated amounts payable for the two performance periods. The Company's liability to participants for the 1995-1998 performance period as of December 31, 1998 was approximately $34.6 million.


Management Incentive Compensation Plan

Under the management incentive compensation component of the 1997 PIP Plan management incentive compensation awards are made to selected employees of the Company in the form of cash or stock, subject to the limitation that no individual may receive in excess of $2 million and certain limitations on common shares issued.

Other Incentive Arrangements

Under the Employee Stock Purchase Plan (ESPP), employees may purchase common stock of the Company through payroll deductions not exceeding 10% of their compensation. The price an employee pays for a share of stock is 85% of the market price on the last business day of the month. The Company issued 524,306 shares, 563,704 shares and 559,758 shares during 1998, 1997 and 1996, respectively, under the ESPP. An additional 16,086,450 shares were reserved for issuance at December 31, 1998.

Under the Company's Achievement Stock Award Plan, awards may be made up to an aggregate of 3,744,000 shares of common stock together with cash awards to cover any applicable withholding taxes. The Company issued 8,610 shares, 20,260 shares and 17,010 shares during 1998, 1997 and 1996, respectively, under this Plan. The weighted-average fair value on the dates of grant in 1998, 1997 and 1996 was $28.35, $21.13 and $15.43, respectively.


SFAS 123 Disclosures

The Company adopted Statement of Financial Accounting Standards No. 123 (SFAS
123), "Accounting for Stock-Based Compensation" in the fourth quarter of 1996. As permitted by the provisions of SFAS 123, the Company applies APB Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its stock-based employee compensation plans. Accordingly, no compensation cost has been recognized for the Company's stock options or for shares purchased under the ESPP. The cost recorded for restricted stock and achievement stock awards in 1998, 1997 and 1996 was $20.5 million, $16.7 million and $14.5 million, respectively. If compensation cost for the Company's stock option plans and its ESPP had been determined based on the fair value at the grant dates as defined by SFAS 123, the Company's pro forma net income and earnings per share would have been as follows:


                                                                                       1998                1997                1996
                                                                           ----------------    ----------------    ----------------
                                                                                (Dollars in thousands except per share data)
Net Income                                            As reported                  $309,905            $200,378            $214,619
                                                      Pro forma                    $295,059            $190,542            $207,633
Earnings Per Share
 Basic                                                As reported                      1.14                0.77                0.82
                                                      Pro forma                        1.09                0.73                0.79
 Diluted                                              As reported                      1.10                0.74                0.80
                                                      Pro forma                        1.05                0.71                0.77
                                                                           ----------------    ----------------    ----------------



For purposes of this pro forma information, the fair value of shares issued under the ESPP was based on the 15% discount received by employees. The weighted-average fair value (discount) on the date of purchase for stock purchased under this Plan was $3.82, $2.68 and $2.30 in 1998, 1997 and 1996, respectively.

For purposes of this pro forma information, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 0.95%, 1.3% and 1.41%; expected volatility of 19.17%, 19.17% and 20.71%; risk-free interest rate of 4.87%, 6.51% and 6.43%; and expected life of six years for each of the three years.

The weighted-average fair value on the dates of grant for options granted in 1998, 1997 and 1996 was $8.85, $5.92 and $4.82, respectively. As required by SFAS 123, this pro forma information is based on stock awards beginning in 1995 and accordingly is not likely to be representative of the pro forma effects in future years because options vest over several years and additional awards generally are made each year.


Hill Holliday Compensation Plans

Hill Holliday had an Equity Participation Plan (the "EPP") for various members of management and certain agreements (the "Awards") with three key members of their management, which provided for participants to receive a portion of the proceeds in the event of the sale or merger of Hill Holliday. As a result of the merger discussions initiated in November 1997 and the subsequent agreement entered into on February 19, 1998, Hill Holliday recognized $26.0 million of compensation expense based on management's assessment that as of December 31, 1997, it was probable that the obligations under the EPP and the Awards would become payable. Also included in the special compensation charge was $.9 million related to the value of certain compensatory stock options and $.5 million related to other stock grants. The remaining balance of the special charge consisted of $4.2 million of payments on a consulting and supplemental retirement agreement under which no future services are expected, $1.0 million payable under an employment agreement in the event of the sale of Hill Holliday and $1.0 million of other expenses.


Carmichael Lynch, Inc. Compensation Plans

Carmichael Lynch maintained an Employee Stock Ownership Program ("ESOP") which was funded by a loan in the original amount of $10.5 million and contributions from Carmichael Lynch which were approximately $.7 million in 1997 and $2.4 million in 1996. At December 31, 1997, the loan had a balance of $7.4 million, which was repaid from proceeds from the sale of Company stock received in the merger, and the Plan was terminated. Carmichael Lynch also had a deferred stock equivalent plan payable in cash or stock. In 1997, it was determined that the units would be paid in cash and accordingly the balance of $4.9 million was reclassified from "Additional Paid in Capital" to "Deferred Compensation". At December 31, 1998, the outstanding units had been paid.


International Public Relations Compensation Plans

International Public Relations maintained several stock option plans, which will expire in early 1999, and a maximum of 120,000 shares of the Company's common stock may be issued on exercise of the options.


8.  Retirement Plans

Defined Benefit Pension Plans

Through March 31, 1998 the Company and certain of its domestic subsidiaries had a defined benefit plan ("Domestic Plan") which covered substantially all regular domestic employees. Effective April 1, 1998 this Plan was curtailed, and participants with five or less years of service became fully vested in the Plan. Participants with five or more years of service as of March 31, 1998 retain their vested balances and participate in a new compensation plan. Under the new plan, each participant's account will be credited with an annual allocation, equal to the projected discounted pension benefit accrual plus interest, while they continue to work for the Company. Participants in active service will be eligible to receive up to ten years of allocations coinciding with the number of years of service with the Company after March 31, 1998. As a result of the change in the Domestic Plan, the Company recorded charges of approximately $16.7 million in the fourth quarter of 1997.

The Company's policy was to fund pension costs as permitted by applicable tax regulations. Pension costs were determined by the projected unit credit method based upon career average pay. Funding requirements for the Domestic Plan were determined using the accrued benefit unit credit method. Under the "cash balance" formula, the participant's account balance was credited each year with an amount equal to the percentage of the year's annual compensation, plus interest credits.

The Company recorded a reduction to stockholders' equity for minimum pension liability of $36.6 million, $13.2 million and $13.0 million in 1998, 1997 and 1996, respectively.

The Company also has several foreign pension plans in which benefits are based primarily on years of service and employee compensation. It is the Company's policy to fund these plans in accordance with local laws and income tax regulations.

Net periodic pension costs for the Domestic Plan for 1998, 1997 and 1996 included the following components:


                                                                                       1998                1997                1996
                                                                           ----------------    ----------------    ----------------
                                                                                            (Dollars in thousands)
Service cost                                                                           $ 16             $ 4,179             $ 4,057
Interest cost                                                                         9,841              10,567              10,248
Expected return on plan assets                                                      (11,575)            (11,011)            (10,854)
Amortization of unrecognized transition obligation                                      ---               1,887               1,887




                                                                                       1998                1997                1996
                                                                           ----------------    ----------------    ----------------
                                                                                            (Dollars in thousands)
Amortization of prior service cost                                                      ---              (1,276)             (1,769)
Recognized actuarial loss                                                             2,601                 943               1,005
Curtailment charge                                                                      ---               9,727                 ---
                                                                           ----------------    ----------------    ----------------
Net periodic pension cost                                                             $ 883            $ 15,016             $ 4,574
                                                                           ----------------    ----------------    ----------------



Net periodic pension costs for foreign pension plans for 1998, 1997 and 1996 included the following components:


                                                                                       1998                1997                1996
                                                                           ----------------    ----------------    ----------------
                                                                                            (Dollars in thousands)
Service cost                                                                        $ 6,847             $ 5,460             $ 5,130
Interest cost                                                                        10,908              10,633              10,150
Expected return on plan assets                                                       (9,437)            (10,537)             (9,112)
Amortization of unrecognized transition obligation                                      373                 324                 544
Amortization of prior service cost                                                      482                 552                 732
Recognized actuarial (gain)                                                             (70)             (1,440)             (2,026)
Other                                                                                   ---                 ---                 (50)
                                                                           ----------------    ----------------    ----------------
Net periodic pension cost                                                           $ 9,103             $ 4,992             $ 5,368
                                                                           ----------------    ----------------    ----------------


The following table sets forth the change in the benefit obligation, the change in plan assets, the funded status and amounts recognized for the pension plans in the Company's consolidated balance sheet at December 31, 1998, and 1997:


                                                                     Domestic                                Foreign
                                                                   Pension Plan                           Pension Plans
                                                       ------------------------------------    ------------------------------------
                                                                   1998                1997                1998                1997
                                                       ----------------    ----------------    ----------------    ----------------
                                                                                  (Dollars in thousands)
Change in benefit obligation
 Beginning obligation                                         $ 134,347           $ 139,142           $ 179,016           $ 165,654
 Service cost                                                        16               4,179               6,847               5,460
 Interest cost                                                    9,841              10,567              10,908              10,633
 Benefits paid                                                  (12,244)            (17,016)             (9,447)            (11,677)
 Participant contributions                                          ---                 ---               1,606               1,311
 Actuarial losses                                                26,363               6,070              29,882              18,022
 Curtailment                                                        ---              (8,595)                ---                 ---
 Currency effect                                                    ---                 ---               5,245             (10,387)
 Other                                                              ---                 ---              (3,093)                ---
                                                       ----------------    ----------------    ----------------    ----------------
Ending obligation                                               158,323             134,347             220,964             179,016
                                                       ----------------    ----------------    ----------------    ----------------
Change in plan assets
 Beginning fair value                                           115,943             112,284             145,942             136,575
 Actual return on plan assets                                    11,932              14,346              17,363              18,309
 Employer contributions                                           7,638               6,329               2,473               3,592
 Participant contributions                                          ---                 ---               1,606               1,311
 Benefits paid                                                  (12,244)            (17,016)             (9,447)            (11,677)
 Currency effect                                                    ---                 ---               1,300              (4,427)
 Other                                                              ---                 ---               2,738               2,259
                                                       ----------------    ----------------    ----------------    ----------------
Ending fair value                                               123,269             115,943             161,975             145,942
                                                       ----------------    ----------------    ----------------    ----------------
Funded status of the plans                                      (35,054)            (18,404)            (58,989)            (33,074)
Unrecognized net actuarial loss/(gain)                           36,612              13,207              11,536             (12,711)
Unrecognized prior service cost                                     ---                 ---               2,921               3,524
Unrecognized transition cost                                        ---                 ---               3,796               2,980
                                                       ----------------    ----------------    ----------------    ----------------
Net amount recognized                                           $ 1,558            $ (5,197)          $ (40,736)          $ (39,281)
                                                       ----------------    ----------------    ----------------    ----------------



At December 31, 1998 and 1997, the assets of the Domestic Plan and the foreign pension plans were primarily invested in fixed income and equity securities.

For the Domestic Plan, a discount rate of 6.75% in 1998, 7.25% in 1997 and 7.5% in 1996 and a salary increase assumption of 6% in 1998, 1997 and 1996 were used in determining the actuarial present value of the projected benefit obligation. The expected return on Domestic Plan assets was 10% in 1998, 1997 and 1996. For the foreign pension plans, discount rates ranging from 4.0% to 14% in 1998, 3.5% to 14% in 1997, and 5.5% to 12% in 1996 and salary increase assumptions ranging from 2.0% to 10% in 1998, 1997, and 1996, were used in determining the actuarial present value of the projected benefit obligation. The expected rates of return on the assets of the foreign pension plans ranged from 2.0% to 14% in 1998, 3.5% to 14% in 1997, and 4.0% to 12% in 1996.

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the Domestic Plan were $158 million, $158 million and $123 million, respectively, as of December 31, 1998, and $134 million, $134 million, and $116 million, respectively, as of December 31, 1997. The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the foreign pension plans with accumulated benefit obligations in excess of plan assets were $81.4 million, $74 million, and $3.3 million respectively, as of December 31, 1998, and $74 million, $66 million, and $4.7 million respectively, as of December 31, 1997.

Other Benefit Arrangements

The Company also has special unqualified deferred benefit arrangements with certain key employees. Vesting is based upon the age of the employee and the terms of the employee's contract. Life insurance contracts have been purchased in amounts which may be used to fund these arrangements.

In addition to the defined benefit plan described above, the Company also sponsors a defined contribution plan ("Savings Plan") that covers substantially all domestic employees of the Company and participating subsidiaries. The Savings Plan permits participants to make contributions on a pre-tax and/or after-tax basis. The Savings Plan allows participants to choose among several investment alternatives. The Company matches a portion of participants' contributions based upon the number of years of service. The Company contributed $8.1 million, $6.3 million and $5.4 million to the Savings Plan in 1998, 1997 and 1996, respectively. One of the 1998 pooled companies also had a defined contribution plan in which a percentage of the participants' contributions were matched. Contributions were $.7 million, $2.2 million and $2.4 million in 1998, 1997 and 1996, respectively.


Postretirement Benefit Plans

The Company and its subsidiaries provide certain postretirement health care benefits for employees who were in the employ of the Company as of January 1, 1988, and life insurance benefits for employees who were in the employ of the Company as of December 1, 1961. The plans cover certain employees in the United States and certain key employees in foreign countries. Effective January 1, 1993, the Company's plan covering postretirement medical benefits was amended to place a cap on annual benefits payable to retirees. The coverage is self-insured, but is administered by an insurance company.

The Company accrues the expected cost of postretirement benefits other than pensions over the period in which the active employees become eligible for such postretirement benefits.

The components of periodic expense for these postretirement benefits for 1998, 1997 and 1996 were as follows:


                                                                                       1998                1997                1996
                                                                           ----------------    ----------------    ----------------
                                                                                            (Dollars in thousands)
Service cost                                                                         $  682              $  612              $  610
Interest cost                                                                         3,082               2,958               2,824
Amortization of prior service cost                                                     (934)               (934)               (934)
                                                                           ----------------    ----------------    ----------------
Total periodic expense                                                               $2,830              $2,636              $2,500
                                                                           ----------------    ----------------    ----------------


The following table sets forth the change in benefit obligation, change in plan assets, funded status and amounts recognized for the Company's postretirement benefit plans in the consolidated balance sheet at December 31, 1998 and 1997:


                                                        1998                1997
                                            ----------------    ----------------
Change in benefit obligation
 Beginning obligation                               $ 41,637            $ 38,757
 Service cost                                            682                 612
 Interest cost                                         3,082               2,958
 Participant contributions                                77                  89
 Benefits paid                                        (1,695)             (1,958)
 Actuarial (gain)/loss                                (3,190)              1,179
                                            ----------------    ----------------
Ending obligation                                     40,593              41,637
                                            ----------------    ----------------
Change in plan assets
 Beginning fair value                                    ---                 ---
 Actual return on plan assets                            ---                 ---
 Employer contributions                                1,618               1,869
 Participant contributions                                77                  89
 Benefits paid                                        (1,695)             (1,958)
                                            ----------------    ----------------
Ending fair value                                        ---                 ---
                                            ----------------    ----------------
Funded status of the plans                           (40,593)            (41,637)
Unrecognized net actuarial gain                       (5,195)             (2,004)
Unrecognized prior service cost                       (2,829)             (3,763)
                                            ----------------    ----------------
Net amount recognized                              $ (48,617)          $ (47,404)
                                            ----------------    ----------------



A discount rate of 6.75% in 1998, 7.25% in 1997 and 7.50% in 1996 and a salary increase assumption of 6.0% in 1998, 1997 and 1996 were used in determining the accumulated postretirement benefit obligation. An 8.0% and a 9.0% increase in the cost of covered health care benefits was assumed for 1998 and 1997, respectively. This rate is assumed to decrease incrementally to 5.5% in the year 2002 and remain at that level thereafter. The health care cost trend rate assumption does not have a significant effect on the amounts reported. For example, a 1% increase in the health care cost trend rate would increase the accumulated postretirement benefit obligation at December 31, 1998 by approximately $2.8 million, and the combination of the service cost and the interest cost for 1998 by approximately $.2 million. A 1% decrease in the health care cost trend rate would decrease the accumulated postretirement benefit obligation at December 31, 1998 by approximately $3.2 million, and the combination of the service cost and the interest cost for 1998 by approximately $.3 million.


Postemployment Benefits

In accordance with SFAS 112 "Employers' Accounting for Postemployment Benefits", the Company accrues costs relating to certain benefits including severance, workers' compensation and health care coverage over an employee's service life.

The Company's liability for postemployment benefits totaled $50.3 million and $56.7 million at December 31, 1998 and 1997, respectively, and is included in deferred compensation and reserve for termination allowances. The net periodic expense recognized in 1998, 1997 and 1996 was $32.2 million, $31.3 million and $23.4 million, respectively.


9.  Short-term borrowings

The Company and its domestic subsidiaries have lines of credit with various banks. These credit lines permit borrowings at fluctuating interest rates determined by the banks. Short-term borrowings by subsidiaries outside the United States principally consist of drawings against bank overdraft facilities and lines of credit. These borrowings bear interest at the prevailing local rates. Where required, the Company has guaranteed the repayment of these borrowings. Unused lines of credit by the Company and its subsidiaries at December 31, 1998 and 1997 aggregated $458 million and $432 million, respectively. The weighted-average interest rate on outstanding balances at December 31, 1998 was approximately 7.3%. Current maturities of long-term debt are included in the payable to banks balance.


10. Long-term debt

Long-term debt at December 31 consisted of the following:


                                                        1998                1997
                                            ----------------    ----------------
                                                   (Dollars in thousands)
Convertible Subordinated Notes -- 1.80%             $207,927            $201,768
Term loans -- 6.45% to 7.91% (6.45% to
 14.0% in 1997)                                      255,000             276,833
Germany mortgage note payable -- 7.6%                 31,680              29,846
Other mortgage notes payable and long-
 term loans -- generally 2% to 10%                    34,513              40,845
                                            ----------------    ----------------
                                                     529,120             549,292
Less: current portion                                 22,502              30,256
                                            ----------------    ----------------
Long-term debt                                     $ 506,618           $ 519,036
                                            ----------------    ----------------



On September 16, 1997, the Company issued $250 million face amount of Convertible Subordinated Notes due 2004 ("2004 Notes") with a coupon rate of 1.80%. The 2004 Notes were issued at an original price of 80% of the face amount, generating proceeds of approximately $200 million. The notes are convertible into 6.6 million shares of the Company's common stock at a conversion rate of 26.772 shares per $1,000 face amount. These shares have been reserved for the conversion of the notes. The fair value of the 2004 Notes as of December 31, 1998 was approximately $283 million and was determined by obtaining quotes from brokers.

In the fourth quarter of 1997, the Company redeemed its 3 3/4% Convertible Subordinated Debentures due 2002. Substantially all of the outstanding debentures were converted into approximately 8.6 million shares of the Company's common stock.

The decrease in term loans during 1998 was primarily due to the payment of various loans with Prudential.

Under various loan agreements, the Company must maintain specified levels of net worth and meet certain cash flow requirements and is limited in the level of indebtedness. The Company has complied with the limitations under the terms of these loan agreements.

Long-term debt maturing over the next five years is as follows: 1999 -- $22.5 million; 2000 -- $24.0 million; 2001 -- $25.5 million; 2002 -- $61.5 million;
2003 -- $30.4 million and $365.2 million thereafter.

All material long-term debt is carried in the consolidated balance sheet at amounts which approximate fair values based upon current borrowing rates available to the Company unless otherwise disclosed.

11. Results by Quarter (Unaudited)

                                                    1st Quarter                    2nd Quarter
                                           ----------------------------   ----------------------------
                                                Restated    As Reported        Restated    As Reported
                                            ------------   ------------    ------------   ------------
                                                    (Dollars in thousands except per share data)
1998
Gross income                                    $831,183       $775,300      $1,032,242       $972,363
Operating expenses                               752,956        700,567         807,560        751,522
Interest expense                                  12,801         10,936          14,564         12,672
Income before provision for income taxes          65,426         63,797         210,118        208,169
Provision for income taxes                        25,498         25,768          86,665         86,871
Net equity interests                              (2,189)        (2,189)         (4,942)        (4,945)
                                            ------------   ------------    ------------   ------------
Net income                                      $ 37,739       $ 35,840      $  118,511       $116,353
                                            ------------   ------------    ------------   ------------
Per share data:
 Basic EPS                                          $.14           $.14            $.44           $.44
 Diluted EPS                                        $.13           $.13            $.41           $.41
Cash dividends per share                           $.065          $.065           $.075          $.075
Weighted average Shares:
 Basic                                       270,374,096    264,788,230     271,437,338    265,851,472
 Diluted                                     280,477,976    274,892,110     288,955,570    283,369,704
Stock price:
 High                                            $31 1/3        $31 1/3         $32 1/4        $32 1/4
 Low                                             $23 5/6        $23 5/6         $27 2/3        $27 2/3
                                            ------------   ------------    ------------   ------------


                                                    3rd Quarter            4th Quarter
                                            ----------------------------   ------------
                                                Restated     As Reported
                                            ------------    ------------   ------------
                                            (Dollars in thousands except per share data)
1998
Gross income                                    $910,530        $861,448     $1,194,773
Operating expenses                               804,912         759,869        981,730
Interest expense                                  16,029          14,210         15,305
Income before provision for income taxes          89,589          87,369        197,738
Provision for income taxes                        38,604          38,207         81,238
Net equity interests                              (3,997)         (4,000)        (9,833)
                                            ------------    ------------   ------------
Net income                                      $ 46,988        $ 45,162     $  106,667
                                            ------------    ------------   ------------
Per share data:
 Basic EPS                                          $.17            $.17           $.39
 Diluted EPS                                        $.17            $.16           $.37
Cash dividends per share                           $.075           $.075          $.075
Weighted average Shares:
 Basic                                       270,915,168     265,585,008    271,156,006
 Diluted                                     280,464,242     275,134,082    287,690,390
Stock price:
 High                                            $32 4/9         $32 4/9        $39 7/8
 Low                                                 $26             $26        $23 1/2
                                            ------------    ------------   ------------


                                                  1st Quarter                 2nd Quarter
                                           -------------------------   -------------------------
                                              Restated   As Reported      Restated   As Reported
                                           -----------   -----------   -----------   -----------
                                                 (Dollars in thousands except per share data)
1997
Gross income                                  $730,068      $679,297      $881,316      $825,358
Operating expenses                             660,541       614,874       701,278       649,291
Special compensation charges                       ---           ---           ---           ---
Interest expense                                12,406        10,698        13,113        11,306
Income before provision for income taxes        57,121        53,725       166,925       164,761
Provision for income taxes                      22,524        21,590        66,901        66,428
Net equity interests                            (2,698)       (2,704)       (5,100)       (5,113)
                                           -----------   -----------   -----------   -----------
Net income                                    $ 31,899      $ 29,431      $ 94,924      $ 93,220
                                           ===========   ===========   ===========   ===========
Per share data:
 Basic EPS                                        $.12          $.12          $.37          $.37
 Diluted EPS                                      $.12          $.11          $.34          $.34
 Cash dividends per share                        $.056         $.056         $.065         $.065
Weighted average Shares:
 Basic                                     259,054,878   253,469,012   259,908,894   254,323,028
 Diluted                                   266,924,378   261,338,512   277,675,446   272,089,580
Stock price:
 High                                         $18 7/24      $18 7/24     $20 17/24     $20 17/24
 Low                                           $16 1/8       $16 1/8     $17 13/24     $17 13/24
                                           -----------   -----------   -----------   -----------



                                                  3rd Quarter                 4th Quarter
                                           -------------------------   -------------------------
                                              Restated   As Reported      Restated   As Reported
                                           -----------   -----------   -----------   -----------
                                                (Dollars in thousands except per share data)
1997
Gross income                                  $787,151      $732,959    $1,083,849    $1,026,506
Operating expenses                             713,034       660,465       913,679       850,181
Special compensation charges                       ---           ---        32,229        32,229
Interest expense                                15,967        14,343        16,307        14,227
Income before provision for income taxes        58,150        58,151       121,634       129,869
Provision for income taxes                      27,246        26,124        69,575        70,085
Net equity interests                              (935)         (942)       (8,473)       (8,487)
                                           -----------   -----------   -----------   -----------
Net income                                    $ 29,969      $ 31,085    $   43,586    $   51,297
                                           ===========   ===========   ===========   ===========
Per share data:
 Basic EPS                                        $.12          $.12          $.17          $.20
 Diluted EPS                                      $.11          $.12          $.16          $.19
 Cash dividends per share                        $.065         $.065         $.065         $.065
Weighted average Shares
 Basic                                     259,742,388   254,156,522   263,293,410   257,707,544
 Diluted                                   269,949,228   264,363,362   272,770,882   267,185,016
Stock price:
 High                                          $25 2/3       $25 2/3       $26 1/4       $26 1/4
 Low                                           $20 3/4       $20 3/4       $22 5/8       $22 5/8
                                           -----------   -----------   -----------   -----------


The "As Reported" balances reflect amounts previously reported, which incorporated the results of three companies acquired in April 1998 as well as all prior pooled entities. The "Restated" balances reflect the restatement for two companies pooled in the second half of 1998.

12. Geographic Areas

Total assets, income from commissions and fees and income before provision for income taxes are presented below by major geographic area:


                                                                                           1998              1997              1996
                                                                                 --------------    --------------    --------------
                                                                                               (Dollars in thousands)
Total Assets:
United States                                                                        $3,506,826        $3,229,797        $2,500,938
                                                                                 --------------    --------------    --------------
International
 United Kingdom                                                                         676,664           664,698           556,485
 All other Europe                                                                     1,760,551         1,107,774         1,139,166
 Asia Pacific                                                                           558,532           583,975           558,504
 Latin America                                                                          313,615           257,730           224,683
 Other                                                                                  126,635           139,469           140,151
                                                                                 --------------    --------------    --------------
Total International                                                                   3,435,997         2,753,646         2,618,989
                                                                                 --------------    --------------    --------------
Total Consolidated                                                                   $6,942,823        $5,983,443        $5,119,927
                                                                                 --------------    --------------    --------------
Income From Commissions and Fees:
United States                                                                        $1,925,030        $1,670,555        $1,325,167
                                                                                 --------------    --------------    --------------
International
 United Kingdom                                                                         387,618           301,883           244,066
 All other Europe                                                                       880,919           748,720           723,329
 Asia Pacific                                                                           325,758           348,707           338,416
 Latin America                                                                          232,940           204,894           170,024
 Other                                                                                   92,075            78,017            73,415
                                                                                 --------------    --------------    --------------
Total International                                                                   1,919,310         1,682,221         1,549,250
                                                                                 --------------    --------------    --------------
Total Consolidated                                                                   $3,844,340        $3,352,776        $2,874,417
                                                                                 --------------    --------------    --------------
Income Before Provision for Income Taxes:
United States                                                                          $330,268          $216,057          $216,428
                                                                                 --------------    --------------    --------------
International
 United Kingdom                                                                          47,788            23,102            19,006
 All other Europe                                                                       140,749           110,376            85,910
 Asia Pacific                                                                            53,658            53,414            57,617
 Latin America                                                                           50,473            48,067            35,578
 Other                                                                                   (1,366)           10,607            11,024
                                                                                 --------------    --------------    --------------
Total International                                                                     291,302           245,566           209,135
                                                                                 --------------    --------------    --------------
Items not allocated to operations, principally interest expense:
 United States                                                                          (37,337)          (41,880)          (37,711)
 International                                                                          (21,362)          (15,913)          (13,984)
                                                                                 --------------    --------------    --------------
Total Consolidated                                                                     $562,871          $403,830          $373,868
                                                                                 --------------    --------------    --------------



Commissions and fees are attributed to geographic areas based on where the services are performed.

The largest client of the Company contributed approximately 7% in 1998, 10% in 1997 and 9% in 1996 to income from commissions and fees. The Company's second largest client contributed approximately 5% in 1998, 6% in 1997 and 7% in 1996 to income from commissions and fees.

Dividends received from foreign subsidiaries were approximately $51.1 million in 1998, $40.8 million in 1997 and $35.2 million in 1996.

Consolidated net income includes losses from exchange and translation of foreign currencies of $3.2 million, $5.6 million and $4.1 million in 1998, 1997 and 1996, respectively.


13. Financial Instruments

Financial assets, which include cash and cash equivalents, marketable securities and receivables, have carrying values which approximate fair value. Long-term equity securities, included in other investments and miscellaneous assets in the Consolidated Balance Sheet, are deemed to be available-for-sale as defined by SFAS 115 and accordingly are reported at fair value, with net unrealized gains and losses reported within stockholders' equity. At December 31, 1998, long-term equity securities had a cost basis of $73 million with a market value of $91 million, and an unrealized pre-tax gain of $18 million. At December 31, 1997, the cost basis was $20 million with a market value of $42 million, and an unrealized pre-tax gain of $22 million.

Financial liabilities with carrying values approximating fair value include accounts payable and accrued expenses, as well as payable to banks and long-term debt. As of December 31, 1998, the 1.80% Convertible Subordinated Notes due 2004 had a cost basis of $208 million with a market value of $283 million. As of December 31, 1997, the cost basis was $202 million with a market value of $208 million. The fair values were determined by obtaining quotes from brokers (refer to Note 10 for additional information on long-term debt).

The Company occasionally uses forwards and options to hedge a portion of its net investment in foreign subsidiaries and certain intercompany transactions in order to mitigate the impact of changes in foreign exchange rates on working capital. The notional value and fair value of all outstanding forwards and options contracts at the end of the year as well as the net cost of all settled contracts during the year were not significant.

The Company's management continuously evaluates and manages its exposure to foreign exchange, economic and political risks. The foreign exchange crisis in Asia had a minimal impact on the Company partly due to the agency systems' contingency plans that included active hedging, repatriation of cash, cost-cutting and limiting capital expenditures. Additionally, the Company believes that the more recent economic developments in Brazil will not have a significant impact.

In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which the Company is required to adopt effective January 1, 2000. SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. Changes in derivative fair values will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and later recognized in earnings. The impact of SFAS 133 on the Company's financial statements will depend on a variety of factors, including future interpretative guidance from the FASB, the future level of forecasted and actual foreign currency transactions, the extent of the Company's hedging activities, the types of hedging instruments used and the effectiveness of such instruments. However, the Company does not believe the effect of adopting SFAS 133 will be material to its financial condition.


14. Commitments and Contingencies

At December 31, 1998 the Company's subsidiaries operating primarily outside the United States were contingently liable for discounted notes receivable of $10.8 million.

The Company and its subsidiaries lease certain facilities and equipment. Gross rental expense amounted to approximately $208 million for 1998, $217 million for 1997 and $208 million for 1996, which was reduced by sublease income of $16 million in 1998, $30.5 million in 1997 and $29.1 million in 1996.

Minimum rental commitments for the rental of office premises and equipment under noncancellable leases, some of which provide for rental adjustments due to increased property taxes and operating costs for 1999 and thereafter, are as follows:


                                                  Gross Rental          Sublease
Period                                              Commitment            Income
---------------------                           --------------    --------------
                                                     (Dollars in thousands)
1999                                                  $187,472           $16,969
2000                                                   167,548            14,357
2001                                                   149,724            12,030
2002                                                   126,489             9,366
2003                                                   108,302             4,948
2004 and thereafter                                    445,604             6,844



Certain of the Company's acquisition agreements provide for deferred payments by the Company, contingent upon future revenues or profits of the companies acquired.

The Company and certain of its subsidiaries are party to various tax examinations, some of which have resulted in assessments. The Company intends to vigorously defend any and all assessments and believes that additional taxes (if any) that may ultimately result from the settlement of such assessments or open examinations would not have a material adverse effect on the consolidated financial statements.

15. Subsequent events

On March 25, 1999, the Board of Directors approved an increase in the number of authorized common shares from 225,000,000 to 550,000,000 shares. On May 17, 1999, the Board of Directors announced a two-for-one stock split, effected in the form of a stock dividend paid on July 15, 1999 to the stockholders of record as of June 29, 1999. The number of shares reserved for issuance pursuant to various plans under which stock is issued was increased by 100%. The two-for-one stock split has been reflected retroactively in the consolidated financial statements and all per share data, shares and market prices of the Company's common stock included in the consolidated financial statements and the notes thereto have been adjusted to give effect to the stock split.

Selected Financial Data for five years


                                           Six months
                                        ended June 30                     For the financial year ended December 31
                                                 1999            1998           1997            1996           1995            1994
                                         ------------    ------------   ------------    ------------   ------------    ------------
                                                        (Dollars in thousands except per share data)
Operating Data
 Gross income                              $2,059,513      $3,968,728     $3,482,384      $2,983,899     $2,606,467      $2,350,809
 Operating expenses                         1,703,300       3,347,158      2,988,532       2,558,336      2,257,138       2,059,233
 Restructuring charge                             ---             ---            ---             ---            ---          48,715
 Write-down of goodwill and other
  related assets                                  ---             ---            ---             ---         38,687             ---
 Special compensation charge                      ---             ---         32,229             ---            ---             ---
 Interest expense                              30,443          58,699         57,793          51,695         47,940          41,500
 Provision for income taxes                   132,495         232,005        186,246         156,783        126,537          92,311
 Income before effect of accounting
  change                                      184,194         309,905        200,378         214,619        134,311         108,767
 Effect of accounting change                      ---             ---            ---             ---        (34,325)
                                         ------------    ------------   ------------    ------------   ------------    ------------
 Net Income                                  $184,194        $309,905       $200,378        $214,619       $134,311         $74,442
Per Share Data
 Basic Income before effect of
  accounting change                             $0.67           $1.14          $0.77           $0.82          $0.53           $0.43
 Effect of accounting change                      ---             ---            ---             ---            ---           (0.13)
                                         ------------    ------------   ------------    ------------   ------------    ------------
 Net Income                                     $0.67           $1.14          $0.77           $0.82          $0.53           $0.30
 Weighted-average shares                  273,198,358     270,970,652    260,499,892     260,594,738    255,605,266     251,127,454
 Diluted Income before effect of
  accounting change                             $0.65           $1.10          $0.74           $0.80          $0.51           $0.42
 Effect of accounting change                      ---             ---            ---             ---            ---           (0.13)
                                         ------------    ------------   ------------    ------------   ------------    ------------
 Net Income                                     $0.65           $1.10          $0.74           $0.80          $0.51           $0.29
 Weighted-average shares                  290,450,560     281,050,544    277,619,064     277,177,616    263,609,246     257,917,658
Financial Position
 Working capital                             $386,243        $118,593       $216,367        $128,808       $101,833         $56,748
 Total assets                               7,689,347       6,942,823      5,983,443       5,119,927      4,631,912       4,090,906
 Long-term debt                               847,444         506,618        519,036         418,618        361,945         320,902
 Book value per share                           $4.77           $4.54          $3.70           $3.07          $2.60           $2.24
Other Data
 Cash dividends (Interpublic)                 $43,755         $76,894        $61,242         $51,786        $46,124         $40,360
 Cash dividends per share
 (Interpublic)                                  $0.16           $0.29          $0.25           $0.22          $0.20           $0.18
 Number of employees                           34,978          34,200         31,100          25,500         23,700          21,400
                                         ------------    ------------   ------------    ------------   ------------    ------------



All periods prior to 1998 have been restated to reflect the aggregate effect of acquisitions accounted for as poolings of interests.
1 Reflects the cumulative effect of adopting SFAS 112, "Employers' Accounting for Postemployment Benefits."

                      Vice Chairman's Report of Management

The financial statements, including the financial analysis and all other information in this Annual Report, were prepared by management, who is responsible for their integrity and objectivity. Management believes the financial statements, which require the use of certain estimates and judgments, reflect the Company's financial position and operating results in conformity with generally accepted accounting principles. All financial information in this Annual report is consistent with the financial statements.

Management maintains a system of internal accounting controls which provides reasonable assurance that, in all material respects, assets are maintained and accounted for in accordance with management's authorization, and transactions are recorded accurately in the books and records. To assure the effectiveness of the internal control system, the organizational structure provides for defined lines of responsibility and delegation of authority.

The Finance Committee of the Board of Directors, which is comprised of the Company's Chairman and Vice Chairman and three outside Directors, is responsible for defining these lines of responsibility and delegating the authority to management to conduct the day-to-day financial affairs of the Company. In carrying out its duties, the Finance Committee primarily focuses on monitoring financial and operational goals and guidelines; approving and monitoring specific proposals for acquisitions; approving capital expenditures; working capital, cash and balance sheet management; and overseeing the hedging of foreign exchange, interest-rate and other financial risks. The Committee meets regularly to review presentations and reports on these and other financial matters to the Board. It also works closely with, but is separate from, the Audit Committee of the Board of Directors.

The Company has formally stated and communicated policies requiring of employees high ethical standards in their conduct of its business. As a further enhancement of the above, the Company's comprehensive internal audit program is designed for continual evaluation of the adequacy and effectiveness of its internal controls and measures adherence to established policies and procedures.

The Audit Committee of the Board of Directors is comprised of four directors who are not employees of the Company. The Committee reviews audit plans, internal controls, financial reports and related matters, and meets regularly with management, internal auditors and independent accountants. The independent accountants and the internal auditors have free access to the Audit Committee, without management being present, to discuss the results of their audits or any other matters.

The Company is addressing the Year 2000 Compliance Project with the mobilization of required resources at the Corporate offices and all operating units. Project plans have been developed to assess and prioritize the operational applications, supplier and network compliance and required remediation. The Audit Committee is overseeing the timely implementation and completion of this project.

The independent accountants, PricewaterhouseCoopers LLP, were recommended by the Audit Committee of the Board of Directors and selected by the Board of Directors, and their appointment was ratified by the stockholders. The independent accountants have examined the financial statements of the Company and their opinion is presented on page II-5.

5. Unaudited consolidated financial statements for the six months ended 30 June 1999

The following is the text of the unaudited financial statements for the quarter ended 30 June 1999 extracted from the 10-Q filed by Interpublic with the SEC:


                           "CONSOLIDATED BALANCE SHEET
                             (Dollars in Thousands)
                                     ASSETS


                                                   June 30,         December 31,
                                                       1999                 1998
                                                (unaudited)
                                          -----------------    -----------------
Current Assets:
 Cash and cash equivalents (includes
 certificates of deposit:
  -- 1999-$303,125;
  -- 1998-$152,064)                               $ 853,027            $ 808,803
 Marketable securities, at cost which
 approximates market                                 46,386               31,733
 Receivables (less allowance for
 doubtful accounts:
  -- 1999-$46,466;
  -- 1998-$53,093)                                3,981,285            3,522,616
 Expenditures billable to clients                   340,145              276,610
 Prepaid expenses and other current
 assets                                             152,391              137,183
                                          -----------------    -----------------
 Total current assets                             5,373,234            4,776,945
                                          -----------------    -----------------
Other Assets:
 Investment in unconsolidated
 affiliates                                          57,532               47,561
 Deferred taxes on income                            93,926               97,350
 Other investments and miscellaneous
 assets                                             333,496              299,967
                                          -----------------    -----------------
  Total other assets                                484,954              444,878
                                          -----------------    -----------------
Fixed Assets, at cost:
 Land and buildings                                  88,468               95,228
 Furniture and equipment                            667,243              650,037
                                          -----------------    -----------------
                                                    755,711              745,265
 Less: accumulated depreciation                     438,550              420,864
                                          -----------------    -----------------
                                                    317,161              324,401
 Unamortized leasehold improvements                 120,757              115,200
                                          -----------------    -----------------
  Total fixed assets                                437,918              439,601
                                          -----------------    -----------------
Intangible Assets (net of accumulated
 amortization:
  -- 1999-$536,282;
  -- 1998-$504,787)                               1,393,241            1,281,399
                                          -----------------    -----------------
Total Assets                                     $7,689,347           $6,942,823
                                          =================    =================


                           CONSOLIDATED BALANCE SHEET
                  (Dollars in Thousands Except Per Share Data)
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   June 30,         December 31,
                                                       1999                 19981
                                                (unaudited)
                                          -----------------    -----------------
Current Liabilities:
 Payable to banks                                 $ 249,327            $ 214,464
 Accounts payable                                 4,059,203            3,613,699
 Accrued expenses                                   450,416              624,517
 Accrued income taxes                               228,045              205,672
                                          -----------------    -----------------
  Total current liabilities                       4,986,991            4,658,352
                                          -----------------    -----------------
Noncurrent Liabilities:
 Long-term debt                                     335,997              298,691
 Convertible subordinated notes                     511,447              207,927
 Deferred compensation and reserve
 for termination liabilities                        308,690              319,526
 Accrued postretirement benefits                     49,046               48,616
 Other noncurrent liabilities                        93,458               88,691
 Minority interests in consolidated
 subsidiaries                                        59,718               55,928
                                          -----------------    -----------------
  Total noncurrent liabilities                    1,358,356            1,019,379
                                          -----------------    -----------------
Stockholder' Equity:
 Preferred Stock, no par value shares
 authorized: 20,000,000
  shares issued: none
 Common Stock, $.10 par value
  shares authorized: 550,000,000
 shares issued:
   1999 -- 295,179,952
   1998 -- 291,445,158                               29,518               29,145
 Additional paid-in capital                         759,097              652,692
 Retained earnings                                1,240,798            1,101,792
 Accumulated other comprehensive
 income                                            (241,811)            (160,476)
                                          -----------------    -----------------
                                                  1,787,602            1,623,153
Less: Treasury stock, at cost:
 1999 -- 13,634,912 shares
 1998 -- 12,374,344 shares                          363,746              286,713
Unamortized expense of restricted
 stock grants                                        79,856               71,348
                                          -----------------    -----------------
Total Stockholders' Equity                        1,344,000            1,265,092
                                          -----------------    -----------------
Commitments and Contingencies
Total Liabilities and Stockholders'
 Equity                                          $7,689,347           $6,942,823
                                          =================    =================



The accompanying notes are an integral part of these consolidated financial statements.

1 All share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                          CONSOLIDATED INCOME STATEMENT
                           THREE MONTHS ENDED JUNE 30
                  (Dollars in Thousands Except Per Share Data)
                                   (unaudited)


                                                          1999           1998(1)
                                                --------------    --------------
Revenue                                             $1,096,621        $1,003,090
Other income, net                                       37,812            29,152
                                                --------------    --------------
 Gross income                                        1,134,433         1,032,242
                                                --------------    --------------
Costs and expenses:
 Operating expenses                                    873,170           807,560
 Interest                                               16,497            14,564
                                                --------------    --------------
 Total costs and expenses                              889,667           822,124
                                                --------------    --------------
Income before provision for income taxes               244,766           210,118
Provision for income taxes                              98,878            86,665
                                                --------------    --------------
Income of consolidated companies                       145,888           123,453
Income applicable to minority interests                 (8,905)           (6,360)
Equity in net income of unconsolidated
 affiliates                                              2,426             1,418
                                                --------------    --------------
Net income                                      $      139,409   $       118,511
                                                ==============    ==============
Weighted average shares:
 Basic                                             273,862,855       271,437,338
 Diluted                                           292,978,367       288,955,570
Earnings Per Share:
 Basic                                                    $.51              $.44
 Diluted                                                  $.49              $.42
Dividends per share                                      $.085             $.075


The accompanying notes are an integral part of these consolidated financial statements.

1 All share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                          CONSOLIDATED INCOME STATEMENT
                            SIX MONTHS ENDED JUNE 30
                  (Dollars in Thousands Except Per Share Data)
                                   (unaudited)

                                                          1999           1998(1)
                                                --------------    --------------
Revenue                                             $2,004,702        $1,820,120
Other income, net                                       54,811            43,305
                                                --------------    --------------
 Gross income                                        2,059,513         1,863,425
                                                --------------    --------------
Costs and expenses:
 Operating expenses                                  1,703,300         1,560,516
 Interest                                               30,443            27,365
                                                --------------    --------------
 Total costs and expenses                            1,733,743         1,587,881
                                                --------------    --------------
Income before provision for income taxes               325,770           275,544
Provision for income taxes                             132,495           112,163
                                                --------------    --------------
Income of consolidated companies                       193,275           163,381
Income applicable to minority interests                (12,505)           (9,200)
Equity in net income of unconsolidated
 affiliates                                              3,424             2,069
                                                --------------    --------------
Net income                                      $      184,194   $       156,250
                                                ==============    ==============
Weighted average shares:
 Basic                                             273,198,358       270,905,717
 Diluted                                           290,450,560       281,370,273
Earnings Per Share:
 Basic                                                    $.67              $.58
 Diluted                                                  $.65              $.56
Dividends per share                                       $.16              $.14



The accompanying notes are an integral part of these consolidated financial statements.

1 All share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                           THREE MONTHS ENDED JUNE 30
                             (Dollars in Thousands)
                                   (unaudited)

                                                          1999              1998
                                                --------------    --------------
Net Income                                            $139,409          $118,511
                                                --------------    --------------
Other Comprehensive Income, net of tax:
Foreign Currency Translation Adjustments               (20,189)           (2,711)
Net Unrealized Gains/(Losses) on Securities            (23,452)           (3,206)
                                                --------------    --------------
Other Comprehensive Income/(Loss)                      (43,641)           (5,917)
                                                --------------    --------------
Comprehensive Income                                  $ 95,768          $112,594
                                                ==============    ==============



The accompanying notes are an integral part of these consolidated financial statements.

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                            SIX MONTHS ENDED JUNE 30
                             (Dollars in Thousands)
                                   (unaudited)


                                                          1999              1998
                                                --------------    --------------
Net Income                                            $184,194          $156,250
                                                --------------    --------------
Other Comprehensive Income, net of tax:
Foreign Currency Translation Adjustments               (80,656)          (17,519)
Net Unrealized Gains/(Losses) on Securities               (679)              955
                                                --------------    --------------
Other Comprehensive Income/(Loss)                      (81,335)          (16,564)
                                                --------------    --------------
Comprehensive Income                                  $102,859          $139,686
                                                ==============    ==============



The accompanying notes are an integral part of these consolidated financial statements.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            SIX MONTHS ENDED JUNE 30
                             (Dollars in Thousands)
                                   (unaudited)


                                                          1999              1998
                                                --------------    --------------
Cash Flows from Operating Activities:
Net income                                            $184,194          $156,250
Adjustments to reconcile net income to cash
 provided by operating activities:
 Depreciation and amortization of fixed
 assets                                                 52,200            46,380
 Amortization of intangible assets                      31,495            26,137
 Amortization of restricted stock awards                12,227             9,582
 Equity in net income of unconsolidated
 affiliates                                             (3,424)           (2,069)
 Income applicable to minority interests                12,505             9,200
 Translation losses                                        798            (8,966)
 Net gain from sale of investments                      (9,738)           (6,255)
 Other                                                   1,429            (7,474)
Changes in assets and liabilities, net of
 acquisitions:
 Receivables                                          (544,290)         (231,002)
 Expenditures billable to clients                      (61,063)          (48,099)
 Prepaid expenses and other assets                     (17,030)          (24,245)
 Accounts payable and other liabilities                355,862           139,303
 Accrued income taxes                                   26,368            18,567
 Deferred income taxes                                  (1,387)              810
 Deferred compensation and reserve for
 termination allowances                                   (366)            5,818
                                                --------------    --------------
Net cash provided by operating activities               39,780            83,937
                                                --------------    --------------
Cash Flows from Investing Activities:
 Acquisitions                                         (130,792)          (58,583)
 Proceeds from sale of investments                      17,019            16,199
 Capital expenditures                                  (52,209)          (60,376)
 Net purchases of marketable securities                (18,308)          (21,939)
 Other investments and miscellaneous assets            (41,685)           (8,452)
 Investments in unconsolidated affiliates               (4,160)           (7,073)
                                                --------------    --------------
Net cash used in investing activities                 (230,135)         (140,224)
                                                --------------    --------------
Cash Flows from Financing Activities:
 Increase in short-term borrowings                      45,704            88,206
 Proceeds from long-term debt                          354,078             7,078
 Payments of long-term debt                             (5,791)           (4,285)
 Treasury stock acquired                              (126,977)         (106,146)
 Issuance of common stock                               40,400            19,805
 Cash dividends -- pooled companies                        ---            (2,915)
 Cash dividends -- Interpublic                         (43,755)          (36,612)
                                                --------------    --------------
Net cash provided by/(used in) financing
 activities                                            263,659           (34,869)
                                                --------------    --------------
Effect of exchange rates on cash and cash
 equivalents                                           (29,080)           (7,965)
                                                --------------    --------------
Increase/(decrease) in cash and cash
 equivalents                                            44,224           (99,121)
Cash and cash equivalents at beginning of
 year                                                  808,803           738,112
                                                --------------    --------------
Cash and cash equivalents at end of period            $853,027          $638,991
                                                ==============    ==============



The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.  Consolidated Financial Statements

(a) In the opinion of management, the consolidated balance sheet as of June 30, 1999, the consolidated income statements for the three months and six months ended June 30, 1999 and 1998, the consolidated statement of comprehensive income for the three months and six months ended June 30, 1999 and 1998, and the consolidated statement of cash flows for the six months ended June 30, 1999 and 1998, contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1999 and for all periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Interpublic Group of Companies, Inc.'s (the "Company") December 31, 1998 annual report to stockholders.

(b) Statement of Financial Accounting Standards (SFAS) No. 95 "Statement of Cash Flows" requires disclosures of specific cash payments and noncash investing and financing activities. The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Income tax cash payments were approximately $65.8 million and $103.9 million in the first six months of 1999 and 1998, respectively. Interest payments during the first six months of 1999 and 1998 were approximately $17.7 million and $20.8 million, respectively.

(c) In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. Changes in derivative fair values will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and later recognized in earnings at the same time as the related hedged transactions. The impact of SFAS 133 on the Company's financial statements will depend on a variety of factors, including future interpretative guidance from the FASB, the future level of forecasted and actual foreign currency transactions, the extent of the Company's hedging activities, the types of hedging instruments used and the effectiveness of such instruments. However, the Company does not believe the effect of adopting SFAS 133 will be material to its financial condition. In June 1999, the FASB issued Statement of Financial Accounting Standards No.137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" ("SFAS 137"). SFAS 137 defers the effective date of SFAS 133 for one year to fiscal years beginning after June 15, 2000.

(d) On May 17, 1999, the Board of Directors announced a 2 for 1 stock split, payable July 15, 1999, to shareholders of record at the close of business on June 29, 1999. All per share data has been restated in the accompanying consolidated financial statements to reflect the 2 for 1 stock split.

                        COMPUTATION OF EARNINGS PER SHARE
                  (Dollars in Thousands Except Per Share Data)


                                                      Three Months Ended
                                                            June 30
                                               ---------------   ---------------
                                                          1999           1998(1)
                                               ---------------   ---------------
Basic
 Net income                                           $139,409          $118,511
 Weighted average number of common shares
 outstanding                                       273,862,855       271,437,338
 Earnings per common and common equivalent
 share                                                    $.51              $.44
                                               ===============   ===============





                                                      Three Months Ended
                                                            June 30
                                               ---------------   ---------------
                                                          1999           1998(1)
                                               ---------------   ---------------
Diluted
 Net income                                           $139,409          $118,511
 Add:
 After tax savings on assumed conversion
 of subordinated debentures and notes                    2,813             2,132
 Dividends paid net of related income tax
 applicable to restricted stock                            160               153
                                               ---------------   ---------------
 Net income, as adjusted                              $142,382          $120,796
                                               ===============   ===============
Weighted average number of common shares
 outstanding                                       273,862,855       271,437,338
Weighted average number of incremental
 shares in connection with restricted
 stock and assumed exercise of stock
 options                                            10,302,720        10,820,290
Assumed conversion of subordinated
 debentures and notes                                8,812,792         6,697,942
                                               ---------------   ---------------
Total                                              292,978,367       288,955,570
                                               ===============   ===============
Earnings per common and common equivalent
 share                                                    $.49              $.42
                                               ===============   ===============


(1) All share data adjusted to reflect two-for-one stock split effective July 15, 1999.

                        COMPUTATION OF EARNINGS PER SHARE
                  (Dollars in Thousands Except Per Share Data)


                                                   Six Months Ended June 30
                                               ---------------   ---------------
                                                          1999           1998(1)
                                               ---------------   ---------------
Basic
 Net income                                           $184,194          $156,250
 Weighted average number of common shares
 outstanding                                       273,198,358       270,905,717
 Earnings per common share                                $.67              $.58
                                               ===============   ===============


                                                   Six Months Ended June 30
                                               ---------------   ---------------
                                                          1999           1998(1)
                                               ---------------   ---------------
Diluted
 Net income                                           $184,194          $156,250
 Add:
 After tax interest savings on assumed
 conversion of subordinated debentures and
 notes                                                   3,898               ---
 Dividends paid net of related income tax
 applicable to restricted stock                            303               276
                                               ---------------   ---------------
 Net income, as adjusted                              $188,395          $156,526
                                               ===============   ===============
Weighted average number of common shares
 outstanding                                       273,198,358       270,905,717
Weighted average number of incremental
 shares in connection with restricted
 stock and assumed exercise of stock
 options                                            10,559,202        10,453,915
Assumed conversion of subordinated
 debentures and notes                                6,693,000            10,641
                                               ---------------   ---------------
Total                                              290,450,560       281,370,273
                                               ===============   ===============
Earnings per common and common equivalent
 share                                                    $.65              $.56
                                               ===============   ===============


Note: The computation of diluted EPS for 1999 and 1998 excludes the assumed conversion of the 1.87% and 1.8% Convertible Subordinated Notes, respectively, because they were anti-dilutive.

(1) All share data adjusted to reflect two-for-one stock split effective July 15, 1999."

                                     II-42
Appendix III Further information on Brands Hatch

1.  Business description                                                   III-2

2.  Selected financial data                                                III-8

3.  Management's discussion  and analysis of  financial condition and
    result of operations                                                   III-9

4.  Report of Ernst & Young, independent auditors                         III-14

5.  Audited annual consolidated financial statements                      III-15

6.  Unaudited results for the six months ended 30 June 1999               III-32


                                     III-1

1.  Business description

Introduction

The Brands Hatch Group is the largest single organiser and promoter of motorsport in the United Kingdom, owning and operating four motorsport circuits at the Brands Hatch Circuit, Oulton Park, Snetterton and Cadwell Park and two karting venues in London and Milton Keynes. The Brands Hatch Group is also a multi-site leisure operator, organising a wide range of activities which include motor racing schools, corporate entertainment days, testing and trackhire. The Brands Hatch Group provides its own catering and merchandising operations for these events. Over the past ten years, the Brands Hatch Group has organised and promoted an average of more than 150 motorsport events each year.

Brands Hatch was incorporated and registered in England and Wales on 9 March 1995 as a private company (under registered number 3031120) with limited liability under the Companies Act under the name Fetter Four Limited. Brands Hatch changed its name to Brands Hatch Leisure Holdings Limited on 4 May 1995 and re-registered as a public limited company with the name Brands Hatch Leisure PLC on 15 October 1996.

On 7 November 1996 Brands Hatch was admitted to the Official List.


History

Brands Hatch traces its history back to 1926 when the Brands Hatch Circuit was first used for cycle racing. Gradually over the next 30 years the track was developed and in 1956 Brands Hatch hosted its first Formula One event at the Brands Hatch Circuit. In 1960, Brands Hatch built the Grand Prix Loop at the Brands Hatch Circuit. In 1964 Brands Hatch hosted its first Grand Prix at the Brands Hatch Circuit, by which time it had acquired its circuits at Snetterton and Oulton Park.

In 1986 the Brands Hatch Circuit, Oulton Park and Snetterton were acquired by a company controlled by Foulston family interests, creating the Brands Hatch Group. The Brands Hatch Group acquired Cadwell Park in 1987. Nicola Foulston joined the Brands Hatch Group in 1989 and became Chief Executive on 1 January 1990.

The Brands Hatch Group was acquired in April 1995 by a consortium of investors led by Apax Partners. In August 1996 the Brands Hatch Group acquired the freehold interests in all of the land occupied by its circuits and facilities.


Background to the British motorsport industry

In the United Kingdom, motor racing is governed by the Motor Sports Association ("MSA") and motorcycle racing by the Auto Cycle Union ("ACU"). The worldwide governing body of the MSA is the Federation Internationale Automobiliste ("FIA") and the Federation Internationale Motorcycliste ("FIM") is the worldwide governing body of the ACU. The FIA or FIM select the location for international events. Motorsport clubs operate most of these events except certain events that are organised by the MSA, such as the FIA Formula One British Grand Prix. Motorsport clubs, in conjunction with British motorsport circuits, apply to the UK governing bodies to receive permission to operate events.

For each motorsport circuit, licences are required for national events from the MSA or ACU and from the FIA/FIM for all international and World Championship events. Licences are graded according to the suitability of the circuit to hold events for different types of motor races and are granted after an annual or bi-annual inspection of safety standards. Currently there are 17 MSA- or ACU-licensed motorcar and motorcycle racing circuits in the United Kingdom.

Motor racing and motorcycle racing events are generally operated by clubs affiliated with national governing bodies. Competitors in these events must hold a valid competition licence issued by their national governing body.

Certain championships are commercially controlled by other organisations such as TOCA, which controls the British Touring Car Championship, and SBK Superbike International Limited, which controls the FIM World Superbike Championship. In 1999 the Brands Hatch Group organised 5 of the 13 British Touring Car events held in the United Kingdom and organised the European round of the FIM Superbike World Championship. The Brands Hatch Group expects to promote and organise 124 events in 1999, the majority taking place between March and October. By the end of September 1999, the Brands Hatch Group had organised and/or promoted 105 events.


                                     III-2

Operations of the Brands Hatch Group

The Brands Hatch Group operates a wide range of leisure activities. Turnover for the six months ended June 30 1999 was as follows:


                                                                                              L'000                               %

   Motorsport events                                                                          2,828                            27.0
   Racing schools                                                                             2,635                            25.0
   Trackhire and testing                                                                      1,622                            16.0
   Corporate entertainment and catering                                                       2,158                            21.0
   Karting                                                                                    1,166                            11.0
                                                                              ---------------------           ---------------------
   Total turnover                                                                            10,409                             100



Motorsport events

The Brands Hatch Group has established a reputation for promoting and organising major motorsport events that offer the customer value-for-money entertainment. The Brands Hatch Group organises motorsport events at all of its circuits, with the majority of its premier events held at the Brands Hatch Circuit and Oulton Park. Revenue is generated through gate receipts, motorsport club trackhire fees, hospitality packages, programme sales, advertising, sponsorship and merchandising. In the six months to 30 June 1999, Oulton Park, Snetterton and Cadwell Park generated approximately 48 per cent of the Brands Hatch Group's motorsport turnover. Events are organised and promoted by the Brands Hatch Group but operated by the respective motorsport club that hires the track. The motorsport club that operates the event also takes primary responsibility for the detailed on-track operation of the event. This responsibility includes obtaining liability insurance, marshalling, safety and timekeeping, in accordance with MSA and ACU regulations.

The Brands Hatch Group calendar of sporting events held at its circuits in 1999 includes:

     The Superbike World Championship
     The British Touring Car Championship
     British Formula Three
     The British Superbike Championship
     FIA International Historic Superprix

The Brands Hatch Group places emphasis on promoting extra activities which appeal to families as well as the motorsport enthusiasts. A range of additional leisure activities facilities are normally available at events, broadening the revenue-earning potential of these events. These additional leisure activities and facilities include motorsport-related simulators, video and virtual-reality games and Off-Road Experiences.

The Brands Hatch Group has a total of 102 hospitality suites at its four motorsport circuits, 63 of which are currently leased on one- and two-year contracts to a range of corporate and other clients and the remainder of which are retained for hire on an event by event basis. In April 1998, the Brands Hatch Group opened the Rally School at Oulton Park, which includes recently refurbished hospitality suites in the pit lane of the circuit. In addition, in April 1999 at Oulton Park, the Brands Hatch Group opened a new high-specification multi-purpose hospitality centre, known as the Jackie Stewart Business Centre.

Exhibition and trade stands are also available at each event organised by the Brands Hatch Group. These are hired to sellers of a wide range of products, both connected to and separate from the motorsport industry.

Racing schools

Over the last ten years the Brands Hatch Group has operated racing schools at the Brands Hatch Circuit, Oulton Park and Snetterton. In 1994, the motor racing schools were endorsed by Nigel Mansell, the former Formula I World Champion and Indy Champion, under a ten-year licence agreement that allows the use of his endorsement in the Brands Hatch Group's advertising and promotion and the use of his name in connection with the Nigel Mansell Racing Schools.

The racing schools offer various packages, including basic and advanced courses on BMW saloon cars and single-seater Formula First racing cars under the guidance of qualified instructors. In 1998 the Brands Hatch Group introduced the Ducati Experience and Driving Dynamics in association with BMW which is an advanced driver training course.


                                     III-3

As well as the Nigel Mansell Racing Schools, the Brands Hatch Group offers courses on either the Ducati 748 or Ducati 996 motorcycles at the Ducati Experience with introductory and advanced courses at Cadwell Park, the Brands Hatch Site and Oulton Park. In addition, the schools offer both corporate and individual packages for racing courses for groups of up to 1,000 people at a time.

In 1999, the Brands Hatch Group began to offer its new Supercar Experience, which offers drivers the chance to test drive high-quality sports cars such as the Ferrari F355, the Lotus Esprit, the Dodge Viper and the Porsche 911 Carrera.

Trackhire and testing

With its four circuits, the Brands Hatch Group believes that it offers the most comprehensive trackhire and testing facilities in the United Kingdom. The Brands Hatch Group offers the exclusive use of any of its four circuits for hire to motor racing teams and vehicle manufacturers for vehicle testing, product launches and motor dealer promotions. Trackhire includes the provision of marshalling, medical facilities and supervision by the circuit's track safety team.

The Brands Hatch Group also hires the tracks at its four circuits to motorsport clubs for testing to enable drivers and riders with a competition licence to test their cars and motorcycles.

Corporate entertainment and catering

The Brands Hatch Group provides corporate entertainment, principally at the Brands Hatch Circuit but also at Oulton Park, Daytona Park Royal, London and Milton Keynes and Snetterton. The entertainment is tailored to the client's individual requirements and normally includes a combination of activities such as the Nigel Mansell Racing School, the Rally School, Karting, Four Wheel Driving, Autotest Cars and Quad Biking.

Marketing of corporate entertainment focuses on activities that the Brands Hatch Group operates, although other activities such as hot-air ballooning and helicopter rides are organised on request. The Brands Hatch Group's corporate entertainment heavily emphasises participation and excitement. The Brands Hatch Site and Oulton Park venues have facilities that can be used for conferences, exhibitions and banqueting events, providing an additional stream of revenue.

The Brands Hatch Group provides a wide range of in-house catering facilities which are available to users of hospitality suites and conference facilities as well as spectators, customers of the racing schools and trackhire users. At each circuit mobile catering facilities are available, most of which are sub-contracted to third parties.

Karting

In February 1999 the Brands Hatch Group acquired Rebel, which operates the Daytona Karting venues, an outdoor karting venue at Milton Keynes and an indoor karting venue at Wood Lane, West London. The UK karting market is highly fragmented and the quality of existing venues varies greatly. Through its acquisition of Rebel and by retaining Rebel's management, the Brands Hatch Group plans to offer high-quality karting venues in the major cities in the United Kingdom, offering a reliable brand to compete in this market.


Other income

The Brands Hatch Group attracts corporate sponsorship for its motor racing, motorcycle racing and rally schools, karting facilities and other activities at the circuits.

The Brands Hatch Rally School is located alongside the Brands Hatch Circuit using Cosworth rally motor cars on purpose-built rally stages. The Brands Hatch Circuit facilities also include a kart track, a Land Rover four-wheel drive area and an under-17 driver training program named "Earlydrive". Some of these activities are used as part of the corporate entertainment packages.

The Brands Hatch Group attracts sponsorship for its motorsport events and for the other activities it offers at the circuits by directly selling the right to advertise in the event title, trackside and vehicle branding, programme advertising and product display sites. The Brands Hatch Group generates advertising income by selling trackside advertising and space in its fixture book which is the yearly calendar of events of the Brands Hatch Group and is distributed both at events and to the contacts listed in the Brands Hatch Group's marketing database. The Brands Hatch Group often sells this advertising as part of an overall event sponsorship package.

The Brands Hatch Group currently generates a modest amount of income from the sale of motorsport merchandise at its circuits, particularly "Brands Hatch" clothing and related items.


                                     III-4

Safety and insurance

The Brands Hatch Group considers the safety of all of their customers of utmost importance and maintains a strict and comprehensive health and safety policy.

For United Kingdom circuits, circuit safety is governed by the MSA and the ACU, which will only grant a licence to operate circuits if they are satisfied that the circuits meet the required safety standards. In addition, the MSA and the ACU operate an insurance master policy covering claims made against themselves, the motor racing clubs and the Brands Hatch Group and its four circuits.

For all other activities the Brands Hatch Group provides appropriate safety insurance coverage, including marshalling and medical cover and on-site medical personnel. All clients participating in activities are briefed and supervised by qualified instructors. In addition the Brands Hatch Group maintains public liability insurance coverage.


Sales and marketing

The Brands Hatch Group operates a proactive sales and marketing department to promote its activities and the quality and reputation of the "Brands Hatch" name. The Brands Hatch Group's telesales department deals with the sale of the Brands Hatch Group's activities as well as spectator tickets for motorsport events. The activities are often sold as gift packages through the "Brands Hatch" gift brochure. The Brands Hatch Group's market database includes over 200,000 individuals and corporate entities who have previously used, or expressed an interest in using, the Brands Hatch Group's facilities. Additionally, in 1998 the Brands Hatch Group launched the Brands Hatch Club, which offers various levels of membership from social through to "On-Track" driving and in 1998 attracted 2,500 members.

The Brands Hatch Group promotes its activities to the corporate market either as corporate entertainment or advertising and sponsorship opportunities. The corporate sales team consists of 18 salespersons who receive incentives in the form of commissions on the sales they make. The team arranges corporate packages at all the circuits and also hires out the circuits for corporate promotional activities. At the beginning of each year the Brands Hatch Group produces its fixture book which details the upcoming season's events, activities and corporate information.


Competition

The Brands Hatch Group believes that it competes successfully in terms of motorsport events with other motorsport locations in the United Kingdom through the effective use of its brand name and its wide geographical coverage in the United Kingdom.

The corporate entertainment sector is very competitive, although if the entertainment sought involves motorsport the competition is significantly reduced. The Brands Hatch Group endeavours to make its facilities more attractive and flexible than those of its competitors and believes that it competes successfully in the corporate motorsport and entertainment sector.


Freehold properties

The Brands Hatch Group holds four freehold properties on which it operates its circuits, activities and events.

The Brands Hatch Circuit

The Brands Hatch Circuit in Kent is one of the leading motor racing circuits in the United Kingdom. It is 20 miles from central London and is easily accessible by road or rail. The 400 acre site contains a 2.60 mile circuit, including an integral 1.20 mile Indy circuit which is licensed by both the FIA and the FIM and, accordingly, is capable of holding most motor racing events, whether national or international.

The circuit has a large variety of customer facilities, including hospitality suites, grandstands, a pits complex, including the Nigel Mansell Racing School, catering outlets, exhibition sites, conferencing facilities and parking facilities. It is also the Brands Hatch Group's headquarters.

Oulton Park

The 275 acre site contains a 2.77 mile circuit incorporating the 1.70 mile Fosters circuit which is licensed by both the MSA and the ACU and, accordingly, can hold any national motor racing or motorcycle racing event. In addition, the circuit has a pits complex in accordance with its grade of circuit licence and other customer facilities including grandstands, hospitality suites and catering outlets.


                                     III-5

Oulton Park is located in the North West of England, within 70 miles of Manchester, Birmingham and Liverpool.

Snetterton

The 232 acre site contains a 1.95 mile circuit, which is licensed by both the MSA and the ACU and, accordingly, can hold any national motor racing or motorcycle racing event. In addition, the circuit has a pits complex in accordance with its grade of circuit licence and other customer facilities including grandstands, hospitality suites and catering outlets.

Snetterton is located in Norfolk, within 20 miles of Norwich.

Cadwell Park

The 180 acre site contains a 2.17 mile circuit, which is licensed by both the MSA and the ACU to hold national motorcycle racing events and certain motor racing events. The circuit's facilities include open seating and catering outlets.

Cadwell Park is located in Lincolnshire within 50 miles of Grimsby, Hull and Lincoln.


Leasehold properties

The Brands Hatch Group's leasehold properties comprise karting venues at Milton Keynes, Wood Lane (West London) and Park Royal, London and are at market rents. The Wood Lane lease ends shortly and Park Royal has been leased to replace it.


Employees

The total number of full-time employees of the Brands Hatch Group (excluding casual flexi-staff on short fixed-term contracts), as at 30 June 1999, is shown on the table below:


   Administration                                           45
   Sales and marketing                                      54
   Operations                                               114
                                           -------------------------------------
   Total                                                    213
                                           =====================================



In addition to the full-time employees above, the Brands Hatch Group uses self-employed activity instructors and hires catering staff on a fixed-term contract basis during the racing season.

The Brands Hatch Group does not recognise any unions. The Brands Hatch Group considers its work relations with its employees to be good.


Legal proceedings

A claim for unfair dismissal was brought before the UK Employment Tribunal against the Brands Hatch Group and Rebel on 29 September 1999 by the former Chief Executive Officer of Rebel, now a subsidiary of the Brands Hatch Group. The claim alleges constructive dismissal. The Brands Hatch Group believes that it will be successful in defending this claim. However, if it is not, the former Chief Executive Officer of Rebel may be entitled to receive a payment of up to L1,708,750 in deferred consideration.

The Brands Hatch Group is not currently involved in any other legal or arbitration proceedings that have had or may have a significant effect on its financial position. The Brands Hatch Group also is not aware of any threatened or potential legal or arbitration proceedings which could have a significant effect on its financial position.


Nature of trading market

Brands Hatch Shares have been traded on the London Stock Exchange since 7 November 1996. There is no trading market for Brands Hatch Shares in the United States.

As at 29 October 1999, there were no holders of record of Brands Hatch Shares with registered addresses in the United States. Brands Hatch has advised Interpublic that it is not aware of any beneficial owners of Brands Hatch Shares in the United States. Certain US holdings may be held in nominee accounts with registered addresses outside the United States.


                                     III-6

The following table sets out, for the quarters indicated, the reported highest and lowest middle-market quotations for Brands Hatch Shares, as derived from the Official List:


   Quarter                   pence per ordinary         pence per ordinary
                             share low                  share high
   1 July-30 September
   1997                      175.0                      192.5
   1 October-31 December
   1997                      160.0                      190.0
   1 January-31 March
   1998                      149.0                      161.5
   1 April-30 June 1998      155.5                      199.0
   1 July-30 September
   1998                      143.5                      198.5
   1 October-31 December
   1998                      154.5                      166.0
   1 January-31 March
   1999                      153.5                      287.5
   1 April-30 June 1999      297.5                      361.0



Current trading and recent developments

In its interim results statement for the six months ended 30 June 1999 made on 27 September 1999, the Chairman of Brands Hatch stated that strong organic growth underpinned by Brands Hatch's capital investment programme and continued investment in and training of its management team, coupled with many exciting strategic developments, demonstrated the board's optimism about the future.

In an announcement on 14 May 1999, Brands Hatch announced that its subsidiary, Brands Hatch Leisure Group Limited, had secured an exclusive contract with Formula One Administration Limited to host the British Grand Prix at Brands Hatch from 2002. In order to obtain approval for the changes to the Brands Hatch Circuit that are required for the hosting of the British Grand Prix, a planning application was made by Brands Hatch on 9 September 1999 to Sevenoaks District Council.

                                     III-7

2.  Selected financial data


                                          As of and for the six
                                          months ended 30 June            As of and for the financial year ended 31 December
L'000                                          1999         1998         1998          1997         1996          1995         1994
Profit and loss account data
Turnover                                     10,409        8,321       19,330        16,012       14,260        11,658       11,655
Operating profit                              2,359        2,004        5,063         4,006        3,036         1,884          683
Profit on ordinary activities before
 taxation                                     2,006        1,751        4,586         3,550        2,114         1,139          582
Profit for the period attributable to
 ordinary shareholders                        1,445        1,208        3,199         2,414        1,755           817          151
Earnings per share                              6.6          5.5         14.6          11.1          9.5           ---          ---
Dividends per share                             ---          ---          4.0           3.7          0.5           ---          ---

Balance sheet data
Total assets                                 55,114       33,688       46,480        29,814       26,973        12,938       11,731
Long-term obligations and redeemable
 preference stock                            (9,493)      (6,406)      (9,131)       (8,321)      (8,853)      (10,743)      (3,824)
Net assets                                   35,401       19,388       33,957        18,179       16,581          (426)       5,477


Note:
The earnings per share for the two years ended 31 December 1995 are not directly comparable to subsequent periods due to changes in the capital structure of Brands Hatch prior to its flotation in November 1996.


                                     III-8

3. Management's discussion and analysis of financial condition and result of operations

You should read the following discussion in conjunction with the audited consolidated financial statements of the Brands Hatch Group, including the notes to the consolidated financial statements, included elsewhere in this offer document. The consolidated financial statements of the Brands Hatch Group have been prepared in accordance with UK GAAP. UK GAAP differs in certain material respects from US GAAP. For a description of the material differences between UK GAAP and US GAAP as they relate to the Brands Hatch Group, you should refer to Note 26 to the audited annual consolidated financial statements.


Overview

Brands Hatch opened its first motoring circuit in 1926 and hosted its first Formula One event in 1956. Brands Hatch was incorporated and registered in England and Wales on 9 March 1995 as a private company (under registered number 3031120) with limited liability under the Companies Act under the name Fetter Four Limited. Brands Hatch changed its name to Brands Hatch Leisure Holdings Limited on 4 May 1995 and re-registered as a public limited company with the name Brands Hatch Leisure PLC on 15 October 1996.

On 7 November 1996 Brands Hatch was admitted to the Official List.

The Brands Hatch Group has made significant strides in creating new lines of business such as the Ducati Experience, the Super Car Experience, Driving Dynamics, karting activities and the Earlydrive programme. These expanded activities have resulted in an increase in turnover from L14.3 million in 1996 to L19.3 million in 1998. In addition, the Brands Hatch Group's gross profit has increased from L8.6 million in 1996 to L11.4 million in 1998. In that period, the Brands Hatch Group made significant investments in its infrastructure, particularly at Oulton Park and Snetterton. The Brands Hatch Group's profit retained for the year in 1998 was L2.3 million, or 14.6 pence per share.


Results of operations

Comparison of the six-month periods ended 30 June 1998 and 1999

Turnover

The Brands Hatch Group derives its turnover from its activities in the promotion of motorsport events, the operation of leisure venues and the sale of participatory leisure experiences to corporate and public customers.

In the first six months of 1999, the Brands Hatch Group's turnover amounted to L10.4 million. This represented a 25.1 per cent increase in turnover for the same period in 1998, in which turnover amounted to L8.3 million. This growth in part reflects the acquisition of Rebel, which had turnover of L1.7 million in the first six months of 1999, the introduction of the Supercar Experience and the opening of the Jackie Stewart Business Centre at Oulton Park.

Cost of sales

Cost of sales principally includes costs of instructors, safety, maintenance, automotive support and direct salaries.

In the first six months of 1999, the Brands Hatch Group's cost of sales was L3.9 million, an increase of 21.2 per cent from L3.2 million in the same period in 1998. This increase was principally a result of the increased activity described above.

Administrative costs

Administrative costs, which include administrative salary costs, advertising and promotion, depreciation and costs of maintenance of the Brands Hatch Group's circuits and facilities, increased 25.9 per cent, from L3.3 million in the first six months of 1998 to L4.2 million in the same period in 1999. This increase principally reflected the ongoing investment in Brands Hatch's management.

Other operating income

Other operating income in 1999 includes rental from industrial buildings, which decreased 56.4 per cent, from L243,000 in the first six months of 1998 to L106,000 in the same period in 1999. Other operating income in 1998 was higher than in 1999 due to a one-off profit from the disposal of fixed assets in 1998.

Operating profit

Operating profit is stated after charging or crediting depreciation, operating lease rentals of plant and equipment and other leases, and remuneration for auditors. Operating profit increased 17.7 per cent, from L2.0 million in the

                                     III-9
first six months of 1998 to L2.4 million during the same period in 1999. This increase in operating profit was primarily a result of the increased turnover described above.

Interest receivable and interest payable and similar charges

Interest receivable decreased from L40,000 in the first six months of 1998 to L1,000 in the same period in 1999. Interest payable and similar charges increased 20.8 per cent, from L293,000 in the first six months of 1998 to L354,000 in the same period in 1999. In the first six months of 1999, the Brands Hatch Group drew down on its debt facilities in order to finance its ongoing capital investment programme and its acquisition of Rebel.

Tax on profit on ordinary activities

Tax on profit on ordinary activities was equal to 28.0 per cent in the first six months of 1999, compared to 31.0 per cent in the same period in 1998. The statutory rate of corporation tax in the United Kingdom is 30 per cent.

Preference dividend on non-equity shares

No preference dividends on non-equity shares were paid in the first six months of 1999 because there are no such shares.

Ordinary dividend on equity shares

No ordinary dividends on equity shares were paid in the first six months of 1999.

Earnings per share

Earnings per share increased 20.0 per cent, from 5.5 pence in the first six months of 1998 to 6.6 pence in the same period in 1999.

Diluted earnings per share

Diluted earnings per share increased 18.2 per cent, from 5.5 pence in the first six months of 1998 to 6.5 pence in the same period in 1999.


Comparison of years ended 31 December 1996, 1997 and 1998

Turnover

Total turnover grew 12.3 per cent, from L14.3 million in 1996 to L16.0 million in 1997, and 20.7 per cent to L19.3 million in 1998.

Turnover in the events sector increased 4.0 per cent, from L5.3 million in 1996 to L5.5 million in 1997, and 20 per cent in 1998 to L6.6 million. Turnover in testing and track hire increased 20 per cent, from L1.8 million in 1996 to L2.16 million in 1997, and 27 per cent in 1998 to L2.7 million. Turnover from activities offered by the Brands Hatch Group increased 23 per cent, from L3.9 million in 1996 to L4.7 million in 1997, and 13 per cent in 1998 to L5.4 million. Turnover generated by conferencing and catering activities increased 12 per cent, from L3.2 million in 1996 to L3.6 million in 1997, and 28 per cent to L4.6 million in 1998.

Turnover growth in 1997 was stimulated by the new Brands Hatch Rally School and the continued success of the Nigel Mansell Driving School. Turnover growth in 1998 reflected the success of various initiatives, including: a sales and marketing focus on events, investment in Snetterton's pit facility and paddock, which generated significant increases in testing and trackhire income, continued growth of the new Brands Hatch Rally School with the introduction of new Rally stages, and growth in the number of members of the corporate sales team and focus on the conferencing market.

Cost of sales

Cost of sales increased 21.0 per cent from L5.7 million in 1996 to L6.9 million in 1997, and 15.6 per cent to L8.0 million in 1998. The resultant gross margin was 57.0 per cent in 1997 and 59.0 per cent in 1998. This increase was driven in part by changes in the Brands Hatch Group's sales mix and by improved efficiency in event and activity management.

Administrative costs

Administrative costs decreased 3.8 per cent from L5.8 million in 1996 to L5.6 million in 1997, and increased 21.7 per cent to L6.8 million in 1998. The decrease in administrative costs in 1997 was primarily a result of a

                                     III-10
detailed cost containment exercise with a rationalisation of overhead base. The increase in administrative costs in 1998 primarily reflected an increase in staff principally in the area of sales and marketing.

Other operating income

Other operating income increased 68.3 per cent from L290,000 in 1996 to L488,000 in 1997, and 5.7 per cent to L516,000 in 1998. The increases in other operating income in 1997 and 1998 principally reflected the sale of surplus fixed assets.

Operating profit

Operating profit increased 31.9 per cent from L3.0 million in 1996 to L4.0 million in 1997, and 26.3 per cent to L5.1 million in 1998. The increases in operating profit in 1997 and 1998 were primarily attributable to turnover growth, improved operating efficiencies and the cost containment exercise described above.

Interest receivable and interest payable and similar charges

Interest receivable increased 18.4 per cent from L87,000 in 1996 to L103,000 in 1997, and decreased 29.1 per cent to L73,000 in 1998. The increase in interest receivable in 1997 principally reflected interest received on the proceeds of the sale of Brands Hatch's shares in connection with its 1996 flotation and listing on the London Stock Exchange. The decrease in interest receivable in 1998 was primarily due to Brands Hatch's use of the cash received from the proceeds of its 1996 listing.

Interest payable and similar charges decreased 44.6 per cent from L1.0 million in 1996 to L0.6 million in 1997, and 1.6 per cent to L0.5 million in 1998. Because of cash generated by the 1996 flotation of Brands Hatch's shares, the Brands Hatch Group's borrowing needs declined in 1997, resulting in the decrease in interest payable and similar charges. The decrease in interest payable and similar charges in 1998 was due to better treasury management and lower base lending rates in the United Kingdom. Interest payable was covered by profit before interest 3.3 times in 1996, 8.8 times in 1997 and 10.6 times in 1998.

Tax on profit on ordinary activities

The Brands Hatch Group paid tax on profit on ordinary activities equal to
14.4 per cent in 1996, 32.0 per cent in 1997 and 30.2 per cent in 1998. The statutory rate of corporation tax in the United Kingdom is 30 per cent. The 1996 effective tax rate reflected the resolution of outstanding tax matters relating to previous periods.

Preference dividend on non-equity shares

The Brands Hatch Group paid a one-time preference dividend on non-equity shares in 1996 of L55,000. No preference dividend on non-equity shares was paid in 1997 or 1998.

Ordinary dividend on equity shares

Ordinary dividend on equity shares increased 641.3 per cent from L109,000 in 1996 to L808,000 in 1997, and 8.4 per cent to L876,000 in 1998. The increases in ordinary dividend on equity shares in 1997 and 1998 were principally due to the Brands Hatch Group's progressive dividend policy.

Additional finance cost of non-equity shares

Additional finance cost of non-equity shares was L364,000 in 1996. This represented the amortisation of redemption premium on preference shares. There was no additional finance cost of non-equity shares recorded in 1997 or in 1998.

Earnings per share

Earnings per share increased 16.8 per cent from 9.5 pence in 1996 to 11.1 pence in 1997, and 31.5 per cent to 14.6 pence in 1998.

Diluted earnings per share

Diluted earnings per share increased 15.8 per cent from 9.5 pence in 1996 to
11.0 pence in 1997, and 32.7 per cent to 14.6 pence in 1998.


Financial condition

As of 30 June 1999, the Brands Hatch Group's total long-term (non-current) assets were L51.4 million, an increase of 18.0 per cent from 31 December 1998. This increase was primarily due to the ongoing capital

                                     III-11
investment programme and the goodwill arising on the Rebel acquisition. Total current assets amounted to L4.0 million, an increase of 38.0 per cent from 31 December 1998. This increase is primarily due to increased stocks, debtors and prepayments resulting from the seasonality of the Brands Hatch Group's trading cycle and its resultant increased turnover during the summer months.


Liquidity and capital resources

Cash inflow from operating activities remained unchanged from 1996 to 1997 at L4.3 million, and increased to L5.0 million in 1998.

Cash outflow before financing was L13.4 million in 1996, which included L16.7 million in the purchase of fixed assets. Cash outflow before financing decreased to L96,000 in 1997 and to L16,000 in 1998, primarily due to the reinvestment of all available cash generation into the capital programme.

Net cash provided by financing activities amounted to L13.1 million in 1996, due mainly to L20.2 million in cash proceeds generated by the issuance of shares in the flotation of Brands Hatch and new long-term loans of L10.5 million. Net cash outflow from financing activities amounted to L8,000 in 1997 and L481,000 in 1998.

The Brands Hatch Group had L5.8 million in bank loans and overdraft facilities outstanding in 1997 and L5.3 million in bank loans and overdraft facilities outstanding in 1998. The bank loans of the Brands Hatch Group are secured by a fixed and floating charge over its assets. The Brands Hatch Group has significant surplus bank facilities available from the Bank of Scotland.

The principal financial commitment of the Brands Hatch Group consists of a letter of credit to Formula One Administration Limited.

The Brands Hatch Group does not currently possess any derivative financial instruments, derivative commodity instruments or any other financial instruments that would expose the Brands Hatch Group to market risk.

The Brands Hatch Group believes that its existing cash and available lines of credit, bank lending facilities and borrowings will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least 12 months from the date of this offer document. The Brands Hatch Group's capital requirements will depend on a number of factors, including continued capital investment and completion of its strategic projects.

Although the Brands Hatch Group believes that it has sufficient capital resources to meet its anticipated working capital and capital expenditure requirements for 12 months from the date of this offer document, unanticipated events and opportunities may require it to procure additional financing. If financing is not available when required or is not available on acceptable terms, the Brands Hatch Group may be unable to develop or enhance its activities or services or take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on the Brands Hatch Group's business, financial condition and results of operations.


Year 2000 readiness

The Brands Hatch Group uses computer software, systems and microprocessors with date-sensitive software that uses two digits rather than four digits to define the year. This could result in the date "00" being recognised as the year 1900 instead of the year 2000. The operation of the Brands Hatch Group's business depends not only on its own computer systems, but also to some degree on those of its suppliers and customers. If the equipment the Brands Hatch Group uses is unable to manage and manipulate data involving dates occurring beyond
31 December 1999 without functional or data abnormality and without inaccurate results, then the Brands Hatch Group's results of operations, liquidity and financial condition may be materially adversely affected. If customers or suppliers on which the Brands Hatch Group relies materially fail to achieve year 2000 compliance, then the Brands Hatch Group's business may be similarly affected.

The Brands Hatch Group's year 2000 programme

The Brands Hatch Group has undertaken a full review of its operating systems to assess the risks to its business in relation to year 2000 compliance. From this review, a programme has been implemented and an executive director of the Brands Hatch Group assigned to ensure that the Brands Hatch Group has reached an acceptable state of readiness before the end of 1999.

The Brands Hatch Group is also a member of the Action 2000 Monitoring Scheme established by the UK Government to assist companies in achieving year 2000 compliance.

The Brands Hatch Group's correction and testing programmes are completed, and it believes that at least 98 per cent of its systems are already year 2000 compliant and its systems are expected to be 100 per cent compliant by 30 November 1999.


                                     III-12

In view of the progress the Brands Hatch Group has achieved to date, it does not feel that there are any areas of significant exposure in its year 2000 programme that jeopardise its completion. During the remainder of 1999 there will be some continuing infrastructure upgrades and systems changes, and these are being monitored carefully to ensure that they do not adversely impact the Brands Hatch Group's year 2000 compliance status.

The Brands Hatch Group has contacted all of its key suppliers, including its key software supplier Ticketmaster, to ascertain the status of their year 2000 compliance. Based on the responses given by these suppliers, the Brands Hatch Group believes that all of its key suppliers are year 2000 compliant.

The Brands Hatch Group has also considered non-information technology systems' year 2000 compliance. These systems include lifts and other equipment in the Brands Hatch Group's buildings and operations upon which its relies. The Brands Hatch Group's approach has been to establish priorities among its buildings and its components that may pose year 2000 compliance issues for it, and to test these systems. The Brands Hatch Group has also contacted the suppliers of key components, including lifts, security systems, fire monitoring and other mechanical systems, to determine the status of year 2000 compliance of these components. The Brands Hatch Group believes that all of these systems are year 2000 compliant.

The Brands Hatch Group's worst-case scenario

The Brands Hatch Group believes that the most likely worst-case scenario is that short-term, localised disruptions to its business or processes will occur in connection with the transition to the year 2000. In particular, there is the possibility that Brands Hatch's Ticketmaster ticketing software would not function and Brands Hatch would encounter problems selling tickets. The Brands Hatch Group has, however, received confirmation from Ticketmaster that this software is year 2000 compliant and has plans to use alternative ticketing software suppliers in the worst-case scenario. The Brands Hatch Group does not believe, however, that it will face systemic or long-term disruptions affecting its operations as a whole.

The Brands Hatch Group's contingency plans

The Brands Hatch Group's year 2000 initiatives will continue through the first quarter of 2000, and it believes that its programmes will minimise residual risks associated with the transition to the year 2000. The Brands Hatch Group has reviewed its existing disaster recovery procedures to evaluate their appropriateness for the year 2000 transition and is adapting them as necessary. The Brands Hatch Group has developed a contingency plan with Ticketmaster, and hardware disaster recovery plans with Orbital Solutions.

Although the Brands Hatch Group does not anticipate any serious disruption to its operations, it has developed contingency plans and transition plans and will continue to update these as it becomes aware of new information. The Brands Hatch Group's contingency plans are intended to minimise the risks to it posed by third parties, including suppliers and customers, and from possible systems errors despite the extensive testing completed as part of the systems-assurance process. The Brands Hatch Group has identified the business processes that it regards as critical to its operations, considered how these processes may be disrupted and prepared response plans and options to address any disruptions.

The cost of the Brands Hatch Group's year 2000 programme

The Brands Hatch Group estimates that the investment cost to it of its year 2000 programme will be approximately L0.3 million, of which L0.1 million was spent in 1999. These costs include the purchase/replacement of systems hardware and the modification of systems.

The Brands Hatch Group may be adversely affected by the broader scope of the year 2000 issue

In common with all other businesses, the Brands Hatch Group is uncertain about the broader scope of the year 2000 issue as this issue may affect it and third parties, including the Brands Hatch Group's suppliers, business partners and customers. Where it is able, the Brands Hatch Group is actively monitoring the progress of national infrastructure year 2000 compliance programmes. The Brands Hatch Group believes its actions should have the effect of reducing its year 2000 risks; however, it is unable to eliminate these risks or estimate their ultimate impact on the Brands Hatch Group's operating results.


                                     III-13

4.  Report of Ernst & Young, independent auditors


To the Board of Directors
Brands Hatch Leisure PLC

We have audited the accompanying consolidated balance sheets of Brands Hatch Leisure PLC as at 31 December 1998 and 1997 and related consolidated statements of income, total recognised gains and losses, changes in shareholders' equity and cash flows for each of the three years in the period ended 31 December 1998. These financial statements are the responsibility of Brands Hatch Leisure PLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conduct our audits in accordance with United Kingdom auditing standards, which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brands Hatch Leisure PLC at 31 December 1998 and 1997, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended 31 December 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 26 of Notes to the Financial Statements).

Ernst & Young


London, England
19 February 1999


                                     III-14

5.  Audited annual consolidated financial statements

The following have been extracted from the Financial Statements of Brands Hatch (with the exception of the UK GAAP/US GAAP reconciliation in Note 26 of Notes to the Financial Statements):


Consolidated profit and loss accounts
Year ended 31 December


                                                                                           1998              1997              1996
                                                                         Notes            L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Turnover                                                                    (2)          19,330            16,012            14,260
Cost of sales                                                                            (7,973)           (6,900)           (5,699)
                                                                                 --------------    --------------    --------------
Gross profit                                                                             11,357             9,112             8,561
Administrative costs                                                                     (6,810)           (5,594)           (5,815)
                                                                                 --------------    --------------    --------------
                                                                                          4,547             3,518             2,746
Other operating income                                                      (3)             516               488               290
                                                                                 --------------    --------------    --------------
Operating profit                                                            (4)           5,063             4,006             3,036
Interest receivable                                                                          73               103                87
Interest payable and similar charges                                        (5)            (550)             (559)           (1,009)

                                                                                 --------------    --------------    --------------
Profit on ordinary activities before taxation(i)                                          4,586             3,550             2,114
Tax on profit on ordinary activities                                        (7)          (1,387)           (1,136)             (304)
                                                                                 --------------    --------------    --------------
Profit on ordinary activities after taxation                                              3,199             2,414             1,810
Preference dividend on non-equity shares                                    (8)             ---               ---               (55)
Ordinary dividend on equity shares                                          (8)            (876)             (808)             (109)
Additional finance cost of non equity shares                                (8)             ---               ---              (364)
                                                                                 ==============    ==============    ==============
Profit retained for the year                                               (21)           2,323             1,606             1,282
                                                                                 ==============    ==============    ==============
Earnings per share                                                          (9)           14.6p             11.1p              9.5p
                                                                                 ==============    ==============    ==============
Diluted earnings per share                                                  (9)           14.6p             11.0p              9.5p
                                                                                 ==============    ==============    ==============


(i) A summary of the significant adjustments to net income that would be required had US generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in
     Note 26 of Notes to the Financial Statements.


Group statement of total recognised gains and losses


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Profit for the financial year attributable to members of Brands Hatch                     3,199             2,414             1,391
Surplus on revaluation of freehold land and properties                                   13,436               ---               ---
                                                                                 --------------    --------------    --------------
Total recognised gains relating to the year(i)                                           16,635             2,414             1,391
                                                                                 ==============    ==============    ==============



(i) The statement of comprehensive income required under US generally accepted accounting principles is set out in Note 26 of Notes to the Financial Statements.


                                     III-15

Consolidated balance sheet

31 December
                                                                                                             1998              1997
                                                                                          Notes             L'000             L'000
Fixed assets
Tangible assets                                                                             (10)           43,553            27,438
                                                                                                   --------------    --------------
Current assets
Stocks                                                                                      (11)              463               250
Debtors                                                                                     (12)            2,409             1,574
Cash at bank and in hand                                                                    (16)               55               552
                                                                                                   --------------    --------------
                                                                                                            2,927             2,376
Creditors: amounts falling due within one year                                              (13)           (3,392)           (3,314)
                                                                                                   --------------    --------------
Net current assets/(liabilities)                                                                             (465)             (938)
                                                                                                   --------------    --------------
Total assets less current liabilities                                                                      43,088            26,500
Creditors: Amounts falling due after more than one year                                     (14)           (5,312)           (4,871)
Provisions for liabilities and charges                                                      (17)             (591)             (618)
Accruals and deferred income                                                                (18)           (3,228)           (2,832)
                                                                                                   --------------    --------------
Net assets                                                                                                 33,957            18,179
                                                                                                   ==============    ==============
Capital and reserves
Called up share capital                                                                     (19)            5,477             5,458
Share premium                                                                               (20)           18,394            18,394
Revaluation reserve                                                                         (20)           13,436               ---
Profit and loss account                                                                     (20)           (3,350)           (5,673)
                                                                                                   --------------    --------------
Equity shareholders' funds (1)                                                                             33,957            18,179
                                                                                                   ==============    ==============



(1) A summary of the significant adjustments to equity shareholders' funds that would be required had US generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 26 of Notes to the Financial Statements.


                                     III-16

Consolidated cash flow statement (i)


Year ended 31 December
                                                                                                  1998          1997           1996
                                                                                  Notes          L'000         L'000          L'000
                                                                                           -----------   -----------    -----------
Cash inflow from operating activities                                            (4(b))          5,028         4,300          4,280
Returns on investments and servicing of finance
Interest received                                                                                   73           103             87
Interest paid                                                                                     (571)         (483)        (1,201)
Preference dividend paid                                                                           ---           ---           (117)
                                                                                           -----------   -----------    -----------
                                                                                                  (498)         (380)        (1,231)
                                                                                           -----------   -----------    -----------
Taxation
Corporation tax paid                                                                              (692)         (338)        (1,516)
                                                                                           -----------   -----------    -----------
Capital expenditure
Purchase of tangible fixed assets                                                               (3,554)       (3,855)       (16,671)
Sales of tangible fixed assets                                                                     508           286            110
                                                                                           -----------   -----------    -----------
                                                                                                (3,046)       (3,569)       (16,561)
                                                                                           -----------   -----------    -----------
Acquisition and disposals
Adjustment to consideration for purchase of subsidiary undertaking                                 ---           ---          1,600
                                                                                           -----------   -----------    -----------
Equity dividends paid                                                                             (808)         (109)           ---
                                                                                           -----------   -----------    -----------
Cash outflow before financing                                                                      (16)          (96)       (13,428)
                                                                                           -----------   -----------    -----------
Financing
Issue of shares                                                                                     19           ---         20,190
Share issue costs                                                                                  ---            (8)          (932)
Repayment of long term loans                                                                      (500)          ---         (8,300)
New long term loans                                                                                ---           ---         10,500
Issue costs of new long term loans                                                                 ---           ---           (208)
Redemption of preference shares                                                                    ---           ---         (8,190)
                                                                                           -----------   -----------    -----------
                                                                                                  (481)           (8)        13,060
                                                                                           -----------   -----------    -----------
(Decrease)/increase in cash in the year                                            (16)           (497)         (104)          (368)
                                                                                           ===========   ===========    ===========


(i) A summary of the categories of cashflow activities that would be required had US generally accepted accounting principles been applied instead of those generally accepted in the United Kingdom is set forth in Note 26 of Notes to the Financial Statements.


                                     III-17


Year ended 31 December
                                                                                           1998              1997              1996
                                                                         Notes            L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Reconciliation of net cash flow to movement in
 net debt
(Decrease)/increase in cash                                                                (497)             (104)             (368)
Cash inflow from increase in loans                                                          ---               ---           (10,292)
Repayment of long term loans                                                                500               ---             8,300
                                                                                 --------------    --------------    --------------
Change in net debt resulting from cash flows                                                  3              (104)           (2,360)
Conversion of loan notes                                                                    ---               ---             4,413
Other                                                                                        21               (76)             (238)
                                                                                 --------------    --------------    --------------
Movement in net debt                                                                         24              (180)            1,815
Net debt at 1 January                                                                    (5,281)           (5,101)           (6,916)
                                                                                 --------------    --------------    --------------
Net debt at 31 December                                                   (16)           (5,257)           (5,281)           (5,101)
                                                                                 ==============    ==============    ==============




Notes to the financial statements

1.  Accounting policies

Basis of preparation

The accounts have been prepared under the historical cost accounting convention to include the revaluation of freehold properties. The accounts are prepared in accordance with applicable UK accounting standards.


Basis of consolidation

The Group accounts consolidate the accounts of Brands Hatch and its subsidiary undertakings. The acquisition method of accounting is adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on acquisitions prior to 31 December 1997 (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) was written off against reserves on acquisition. Goodwill previously eliminated against reserves has not been reinstated on implementation of FRS 10.


Depreciation

Fixed assets, other than freehold land, are depreciated so as to write off their cost evenly over the anticipated useful lives as follows:

Freehold properties        ---   over 50 years
Plant and equipment        ---   on a straight line basis at annual rates
                                 ranging between 4 to 15 years

The directors have reviewed the useful life and residual value in relation to freehold leisure properties and have determined that the useful life and residual value of certain of these properties are such that depreciation is not material. It is group policy to maintain these assets to such a standard that the estimated residual values are not materially different to their book values. Had this policy been applied in the financial year ended 31 December 1997, the depreciation charge would have been reduced by L98,000, the adjustment to the depreciation charge in this financial year is also a reduction of L98,000. In accordance with FRS 15, Tangible Fixed Assets, these properties will be subject to an annual impairment review.


Operating lease commitments

Rentals receivable and payable under operating leases are included in profit on a straight line basis over the lease term.


                                     III-18

Stocks

Stocks are stated at the lower of cost and net realisable value.


Deferred taxation

The revaluation of fixed assets, as shown in note 10, potentially give rise to a timing difference that, in the absence of roll-over relief, tax on a chargeable gain may be payable when the assets are disposed of at the revalued amount. However, it is not intended that these assets will be disposed of in the foreseeable future, and therefore no provision for deferred tax is deemed necessary.

Deferred taxation is provided using the liability method on all timing differences to the extent they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.


2.  Turnover

Turnover represents the amounts derived from the provision of goods and services which fall within the group's ordinary activities, and is stated net of value added tax.

All turnover arises in the United Kingdom from the continuing activities of the promotion of motorsport events and the operation of leisure venues.


3.  Other operating income


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Rents receivable                                                                            212               236               232
Other income                                                                                304               252                58
                                                                                 --------------    --------------    --------------
                                                                                            516               488               290
                                                                                 ==============    ==============    ==============




4.  Operating profit

(a) Operating profit is stated after charging/(crediting)


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Depreciation                                                                                703               687               785
Operating lease rentals
--- plant and equipment                                                                     335               277               363
--- other leases                                                                            248               217               170
Auditors' remuneration
--- audit                                                                                    48                45                42
--- other services                                                                            8                18                66
Release of provisions in respect of Nigel Mansell Racing School                            (494)              (84)              ---
Reserve for professional fees                                                               436               ---               ---
                                                                                 --------------    --------------    --------------



The release of the provision with respect to the Nigel Mansell Racing School has resulted in an increase in the deferred tax provision of L150,000, therefore, the net effect on profit after tax of the release is L344,000.


                                     III-19

(b) Reconciliation of operating profit to net cash inflow from operating activities


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Operating profit                                                                          5,063             4,006             3,036
Depreciation charges                                                                        703               687               785
(Increase)/decrease in stocks                                                              (213)              (85)               99
(Increase)/decrease in debtors                                                             (934)             (234)                8
Increase/(decrease) in creditors                                                            630              (153)               68
Increase in accruals and deferred income                                                    396               415               400
Decrease in provisions                                                                     (281)              (84)              (89)
Profit on sale of fixed assets                                                             (336)             (252)              (27)
                                                                                 --------------    --------------    --------------
Net cash inflow from operating activities                                                 5,028             4,300             4,280
                                                                                 ==============    ==============    ==============




5.  Interest payable and similar charges


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Payable to shareholders
Loan note interest                                                                          ---               ---               209
Additional finance costs on loan notes                                                      ---               ---               146
                                                                                 --------------    --------------    --------------
                                                                                            ---               ---               355
                                                                                 --------------    --------------    --------------
Bank loans and overdrafts                                                                   550               559               635
Other                                                                                       ---               ---                19
Interest capitalised                                                                        ---               ---               ---
                                                                                 --------------    --------------    --------------
                                                                                            550               559               654
                                                                                 --------------    --------------    --------------
                                                                                            550               559             1,009
                                                                                 ==============    ==============    ==============




Interest rate risk

Interest rate risks are managed by fixing or capping portions of debt for varying periods by the use of interest rate derivatives or cash instruments.
The Group's policy is that at least 50 per cent of the Group's borrowings are capped. The borrowings capped amount to L2,750,000 at a cap strike rate of 8 per cent pa and are due to mature on 30 June 1999.

During the year the Group maintained stable interest rates, as reflected by the interest cost for the year of 7.7 per cent (1997 6.6 per cent), when measured against average net borrowings.

Interest is covered 10.6 times by profit before interest (1997 8.8 times, 1996
3.3 times). A one percentage point rise in interest rates would affect profits before tax by 1 per cent.

All borrowings are floating and comprise bank borrowing bearing interest rates based on LIBOR plus a margin. The new facilities were agreed in November 1998 and specified that the margins are based upon PBIT ratio shown in the management accounts and are as follows:

5:1 or more                      0.75%
4:1 to less than 5:1             0.85%
3:1 to less than 4:1             0.95%
3:1 or less                      1.125%


                                     III-20

6.  Staff costs


Year ended 31 December                                                                     1998              1997              1996
                                                                                            No.               No.               No.
                                                                                 --------------    --------------    --------------
The average number of persons employed in the Group
 (including Directors) during the year was as follows:
Operations                                                                                  255               198               144
Administration                                                                               77                76                66
                                                                                 --------------    --------------    --------------
                                                                                            332               274               210
                                                                                 ==============    ==============    ==============




                                                                                         L000's            L000's            L000's
                                                                                 --------------    --------------    --------------
Staff costs (including Directors) comprise the following:
Wages and salaries                                                                        4,098             3,039             2,668
Social security costs                                                                       347               264               233
Pension costs                                                                                60                57                39
                                                                                 --------------    --------------    --------------
                                                                                          4,505             3,360             2,940
                                                                                 ==============    ==============    ==============




7.  Tax on profit on ordinary activities


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Corporation tax based on taxable profits for the year                                     1,369             1,063               776
Adjustments in respect of previous year --- corporation tax                                (133)              ---              (587)
Adjustments in respect of previous year --- deferred tax                                    ---               (31)               19
Deferred taxation for the year                                                              151               104                96
                                                                                 --------------    --------------    --------------
                                                                                          1,387             1,136               304
                                                                                 ==============    ==============    ==============



The adjustments in respect of previous years in 1996 relate to the resolution of outstanding tax matters during that year.


8.  Dividends and other appropriations


Year ended 31 December                                                                     1998              1997              1996
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Non-equity dividends accrued on preference shares                                           ---               ---                55
Equity dividends on ordinary shares:
Proposed-final dividend of 4.00p net per share (1997 3.7p; 1996 0.5p)                       876               808               109
                                                                                 --------------    --------------    --------------
                                                                                            876               808               164
                                                                                 ==============    ==============    ==============
Other appropriations:
Non-equity: Amortisation of redemption premium on preference shares                         ---               ---               364
                                                                                 ==============    ==============    ==============




9.  Earnings per share

The calculation of earnings per ordinary share is based on earnings of L3,199,000 (1997 -- L2,414,000, 1996 -- L1,391,000) and on 21,870,500 (1997 --
21,832,500, 1996 -- 14,581,000) ordinary shares being the weighted average number of ordinary shares in issue during the year.


                                     III-21

The diluted earnings per share is based on earnings of L3,199,000 (1997 -- L2,414,000, 1996 -- L1,810,000) and on 21,901,429 (1997 -- 21,928,886, 1996 --
14,627,579) ordinary shares, allowing for the full exercise of outstanding share options. (Note 19).


10. Tangible fixed assets


                                                                                  Freehold land         Plant and
                                                                                 and properties         equipment             Total
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
Cost or valuation:
At 1 January 1997                                                                        23,701             1,854            25,555
Additions                                                                                 2,424             1,431             3,855
Disposals                                                                                   ---              (141)             (141)
                                                                                 --------------    --------------    --------------
At 31 December 1997                                                                      26,125             3,144            29,269
Additions                                                                                 2,670               884             3,554
Surplus on revaluation                                                                   13,436               ---            13,436
Disposals                                                                                   ---              (277)             (277)
                                                                                 --------------    --------------    --------------
At 31 December 1998                                                                      42,231             3,751            45,982
                                                                                 ==============    ==============    ==============
Depreciation:
At 1 January 1997                                                                           822               429             1,251
Charge for the year                                                                         233               454               687
Disposals                                                                                   ---              (107)             (107)
                                                                                 --------------    --------------    --------------
At 31 December 1997                                                                       1,055               776             1,831
Charge for the year                                                                         176               527               703
Disposals                                                                                   ---              (105)             (105)
                                                                                 --------------    --------------    --------------
At 31 December 1998                                                                       1,231             1,198             2,429
                                                                                 ==============    ==============    ==============
Net book value:
At 1 January 1997                                                                        22,879             1,425            24,304
                                                                                 ==============    ==============    ==============
At 31 December 1997                                                                      25,070             2,368            27,438
                                                                                 ==============    ==============    ==============
At 31 December 1998                                                                      41,000             2,553            43,553
                                                                                 ==============    ==============    ==============



The value of the freehold interests at all venues has been valued by Mr D E Butters, BSc FRICS of Gerald Eve Chartered Surveyors at 31 December 1998, at a total value of L41,000,000 the basis of the valuation being the Existing Use Value Per Practice Statement 4 of the Appraisal and Valuation Manual of the Royal Institution of Chartered Surveyors.


                                     III-22

11. Stocks


31 December                                               1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Consumables                                                333               141
Goods for resale                                           130               109
                                                --------------    --------------
                                                           463               250
                                                ==============    ==============





12. Debtors


31 December                                               1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Trade debtors                                            1,316               630
Prepayments and accrued income                           1,093               845
Advance corporation tax                                    ---                99
                                                --------------    --------------
                                                         2,409             1,574
                                                ==============    ==============





13. Creditors: amounts falling due within one year


31 December                                             1998                1997
                                                       L'000               L'000
                                            ----------------    ----------------
Current instalments on bank loan                         ---                 962
Trade creditors                                        1,469                 920
Corporation tax                                          943                 601
Other taxes and social security                          104                  23
Proposed dividend                                        876                 808
                                            ----------------    ----------------
                                                       3,392               3,314
                                            ================    ================




14. Creditors: amounts falling due after more than one year


31 December                                             1998                1997
                                                       L'000               L'000
                                            ----------------    ----------------
Bank loans (see note 15)                               5,312               4,871
                                            ================    ================




                                     III-23

15. Bank loans

The bank loans and overdrafts due at 31 December 1997 and 31 December 1998 are analysed as follows:


31 December                                             1998                1997
                                                       L'000               L'000
                                            ----------------    ----------------
Wholly repayable within five years                       ---               5,833
Not wholly repayable within five years                 5,312                 ---
Less: Amount due within one year                         ---                (962)
                                            ----------------    ----------------
Amount due after more than one year                    5,312               4,871
                                            ================    ================

Amount falling due:
In one year or less or on demand                         ---                 962
Between one and two years                                ---               1,156
Between two and five years                             3,062               3,715
In more than five years                                2,250                 ---
                                            ----------------    ----------------
                                                       5,312               5,833
                                            ================    ================



The bank loans are secured by a fixed and floating charge over the assets of the Group. The repayment of the bank borrowings was re-scheduled during the year. The fair values of the bank borrowings are not considered to be materially different from the amounts stated above.

Details of the interest rates applicable in the borrowings are provided in Note
5.


16. Analysis of net debt


                                                                                                         Non cash
                                                                1 January 1997       Cash flows         movements  31 December 1997
                                                                         L'000            L'000             L'000             L'000
                                                                --------------   --------------    --------------    --------------
Cash at bank and in hand                                                   656             (104)              ---               552
Loans                                                                   (5,757)             ---               (76)           (5,833)
                                                                --------------   --------------    --------------    --------------
                                                                        (5,101)            (104)              (76)           (5,281)
                                                                ==============   ==============    ==============    ==============
                                                                                                         Non cash
                                                                1 January 1998       Cash flows         movements  31 December 1998
                                                                         L'000            L'000             L'000             L'000
Cash at bank and in hand                                                   552             (497)              ---                55
Loans                                                                   (5,833)             500                21            (5,312)
                                                                --------------   --------------    --------------    --------------
                                                                        (5,281)               3                21            (5,257)
                                                                ==============   ==============    ==============    ==============




                                     III-24

17. Provisions for liabilities and charges


                                                                                  Provision in     Provision for
                                                                                    respect of      professional
                                                                    Deferred           onerous              fees              Total
                                                              taxation L'000   contracts L'000             L'000              L'000
                                                             ---------------   ---------------   ---------------    ---------------
At 1 January 1997                                                         34               645               ---                679
Charged/(released) to profit and loss account                             73               (84)              ---                (11)
Advance corporation tax                                                  (50)              ---               ---                (50)
                                                             ---------------   ---------------   ---------------    ---------------
At 31 December 1997                                                       57               561               ---                618
Charged/(released) to profit and loss account                            151              (494)              213               (130)
Advance corporation tax                                                  103               ---               ---                103
                                                             ---------------   ---------------   ---------------    ---------------
At 31 December 1998                                                      311                67               213                591
                                                             ===============   ===============   ===============    ===============



Deferred taxation provided in the accounts is made up as follows:

                                   1998              1997
                                  L'000             L'000
                        ---------------   ---------------
Capital allowances
in advance of
depreciation                        332               334
Other timing
differences                         (21)             (174)
Less: advance
corporation tax                     ---              (103)
                        ---------------   ---------------
                                    311                57
                        ===============   ===============



The continued success of the Nigel Mansell brand used in the Racing School has led the Directors to review the provision for onerous contracts made for the Racing School and decide that only a L67,000 provision is required. The Group has therefore written back the majority of the provision in the year.

A potential liability of L3.9 million in respect of deferred taxation could arise if the revalued properties were disposed of. It is not the directors' intention to dispose of these assets. Consequently the likelihood of any deferred tax liability crystallising is remote and no provision has been made.


18. Accruals and deferred income


At 31 December                     1998              1997
                                  L'000             L'000
                        ---------------   ---------------
Gift vouchers and
 advance customer
 bookings                         2,360             1,831
Accruals                            868             1,001
                        ---------------   ---------------
                                  3,228             2,832
                        ===============   ===============





                                     III-25

19. Called up share capital


31 December                                                                   1998                                1997
                                                                       No. 000            L'000           No. 000             L'000
                                                                --------------   --------------    --------------    --------------
Authorised:
Ordinary shares of 25 pence                                             29,950            7,487            29,950             7,487
                                                                ==============   ==============    ==============    ==============
Allotted and fully paid:
Ordinary shares of 25 pence each                                        21,908            5,477            21,832             5,458
                                                                ==============   ==============    ==============    ==============


The company operates two share option schemes, an Approved and an Unapproved Executive Share Option Scheme, under which options to subscribe for the company's shares have been granted to Executive Directors and other Senior Executives.

At 1 January 1998 options under the schemes were outstanding as follows:

(a) 76,000 ordinary shares at L0.25 each, exercisable between 1 November 1997 and 1 November 2001

(b) 191,082 ordinary shares at L1.57 each, exercisable between 31 October 1999 and 31 October 2003

(c) 210,188 ordinary shares at L1.57 each, exercisable between 31 October 1999 and 31 October 2006

On 26 June 1998, 76,000 ordinary shares of L0.25 were issued at par value as a result of the exercise of options.

During the year options were granted as follows:

(d) 94,783 ordinary shares at L1.56 per share exercisable from 3 April 2001 to 2 April 2005

(e) 19,230 ordinary shares at L1.56 per share exercisable from 24 June 2001 to 23 June 2008

(f) 30,226 ordinary shares at L1.99 per share exercisable from 24 June 2001 to 23 June 2008

(g) 407,354 ordinary shares at L1.99 per share exercisable from 24 June 2001 to 23 June 2005


                                     III-26

20. Reconciliation of movement in shareholders' funds and reserves



                                                                                                                        Revaluation
                                                                                   Share capital     Share premium          reserve
                                                                                           L'000             L'000            L'000
                                                                                  --------------    --------------   --------------
At 1 January 1996                                                                            392             3,697              ---
Transfer of goodwill                                                                         ---               ---              ---
Retained profit for the year                                                                 ---               ---              ---
Cash inflow from share issues                                                              1,705            18,485              ---
Shares issued for non cash consideration                                                      40             4,373              ---
Share issue costs                                                                            ---              (932)             ---
Redemption of preference shares                                                             (390)              ---              ---
Transfer on redemption of preference shares                                                  ---            (3,510)             ---
Transfer in respect of dividends and other appropriations on preference shares               ---               ---              ---
Issue of bonus shares                                                                      3,711            (3,711)             ---
Preference dividends paid                                                                    ---               ---              ---
Adjustments to goodwill arising on acquisition                                               ---               ---              ---
                                                                                  --------------    --------------   --------------
At 31 December 1996                                                                        5,458            18,402              ---
Retained profit for the year                                                                 ---               ---              ---
Share issue costs                                                                            ---                (8)             ---
                                                                                  --------------    --------------   --------------
At 31 December 1997                                                                        5,458            18,394              ---
Retained profit for the year                                                                 ---               ---              ---
Revaluation of freehold land and properties                                                  ---               ---           13,436
Shares issued                                                                                 19               ---              ---
                                                                                  --------------    --------------   --------------
At 31 December 1998                                                                        5,477            18,394           13,436
                                                                                  ==============    ==============   ==============



                                                                                                           Profit             Total
                                                                                                         and loss     shareholders'
                                                                                       Goodwill           account             funds
                                                                                          L'000             L'000             L'000
                                                                                 --------------    --------------    --------------
At 1 January 1996                                                                        (5,744)            1,229              (426)
Transfer of goodwill                                                                      5,802            (5,802)              ---
Retained profit for the year                                                                ---             1,282             1,282
Cash inflow from share issues                                                               ---               ---            20,190
Shares issued for non cash consideration                                                    ---               ---             4,413
Share issue costs                                                                           ---               ---              (932)
Redemption of preference shares                                                             ---            (7,800)           (8,190)
Transfer on redemption of preference shares                                                 ---             3,510               ---
Transfer in respect of dividends and other appropriations on preference shares              ---               419               419
Issue of bonus shares                                                                       ---               ---               ---
Preference dividends paid                                                                   ---              (117)             (117)
Adjustments to goodwill arising on acquisition                                              (58)              ---               (58)
                                                                                 --------------    --------------    --------------
At 31 December 1996                                                                         ---            (7,279)           16,581
Retained profit for the year                                                                ---             1,606             1,606
Share issue costs                                                                           ---               ---                (8)
                                                                                 --------------    --------------    --------------
At 31 December 1997                                                                         ---            (5,673)           18,179
Retained profit for the year                                                                ---             2,323             2,323
Revaluation of freehold land and properties                                                 ---               ---            13,436
Shares issued                                                                               ---               ---                19
                                                                                 --------------    --------------    --------------
At 31 December 1998                                                                         ---            (3,350)           33,957
                                                                                 ==============    ==============    ==============


In accordance with the requirement of FRS 10 goodwill has been transferred to the profit and loss account, and the comparative amounts have been restated accordingly.


                                     III-27

21. Operating lease commitments


Year ended 31 December                                    1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Annual commitments for future rental
 payments under leasing agreements expiring:
In one year or less                                         84                84
Between two and five years                                 132               132
                                                ==============    ==============




22. Capital commitments

Amounts contracted for but not provided in the accounts amounted to L2,363,000 relating to future capital expenditure (1997 -- L667,000 ).


23. Pension arrangements

The group makes contributions to personal pension schemes for certain employees. Contributions are charged to the profit and loss account as they become due.


24. Contingent liabilities

The group had no contingent liabilities at 31 December 1997 or 1998.


25. Post balance sheet event

On 8 February 1999 the group announced its first acquisition since flotation, namely The Rebel Group Limited, which is being acquired for a consideration of L3 million in cash, and contingent deferred loan notes of L2.5 million. The Rebel Group Limited operates an outdoor karting venue at Milton Keynes and indoor kart venue at Wood Lane in West London.


26. Differences between United Kingdom and United States generally accepted accounting principles

The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from those generally accepted in the United States ("US GAAP"). The significant differences as they apply to the Brands Hatch Group are summarised below.


Intangible fixed assets

Prior to the issue of FRS 10 in 1998, goodwill arising on the acquisition of subsidiaries and associates was immediately eliminated against reserves. Whilst current accounting treatment no longer allows for this there was no requirement to reinstate goodwill previously written off. Under US GAAP, such goodwill would have been capitalized and amortized to the income statement over the estimated useful lives of the assets, not exceeding 40 years. The reconciling adjustments to net income in respect of amortization and to shareholders' equity in respect of intangible fixed assets relate entirely to Brands Hatch.

Under US GAAP, if any impairment indicators were present, the Brands Hatch Group would evaluate the recoverability of goodwill and other intangible fixed assets, based on undiscounted cash flows.


Tangible fixed assets

The Brands Hatch Group's properties are revalued from time to time by professionally qualified external valuers. Book values are adjusted to accord with the valuations, depreciation, where applicable, is based on the revalued amounts. Depreciation in respect of certain of the Group's freehold properties, is not charged to income as such a charge would, based upon a review of expected useful life and residual value as at 31 December 1998, not be material. Under US GAAP, revaluations would not be permitted and all fixed assets, other than land, would be depreciated over their estimated economic lives.

In accordance with FAS 121, the Brands Hatch Group reviews the carrying value of its tangible fixed assets if any impairment indicators suggest a diminution in value.


Deferred taxation

The Brands Hatch Group provides for deferred taxation using the liability method only where, in the opinion of the directors, it is probable that the tax liability will crystallize within the foreseeable future. Under US GAAP,

                                     III-28
deferred taxation would be computed on all differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts arising in future years. Deferred taxation assets under US GAAP would be reorganised only to the extent that it is more likely than not that they will be realised.


Prepayments

Included in prepayments are amounts in respect of advertising that are carried forward to match against future income. Under US GAAP these amounts should be written off as the adverts are released.


Proposed dividends

Final ordinary dividends and the related ACT are provided for in the year in respect of which they are proposed by the Board for approval by the shareholders. Under US GAAP, dividends and the related ACT would not be provided for until the year in which they are declared.

The following statements provide a reconciliation between earnings available for shareholders under UK GAAP and net income under US GAAP and between shareholders' funds under UK GAAP and shareholders' equity under US GAAP.


Income


Year ended 31 December                                    1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Net income as reported in the consolidated
P&L account                                              3,199             2,414
Adjustments:
Amortization of intangible fixed assets                   (290)             (290)
Depreciation of tangible fixed assets                      (98)              (98)
Prepayments                                                (62)             (282)
Deferred taxation on above adjustments                      19                90
                                                --------------    --------------
Net income in accordance with US GAAP                    2,768             1,834
                                                ==============    ==============
Basic net income per ordinary share                      12.6p              8.4p
                                                ==============    ==============
Diluted net income per ordinary share                    12.7p              8.4p
                                                ==============    ==============


There are no other items of comprehensive income


                                     III-29

Shareholders' equity


31 December                                               1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Shareholders' equity as reported in the
consolidated balance sheet                              33,957            18,179
Adjustments:
Intangible fixed assets:
Goodwill: cost                                           5,802             5,802
Accumulated amortisation                                (1,088)             (798)
                                                --------------    --------------
Total intangible fixed assets                            4,714             5,004
Tangible fixed assets:
Cost                                                   (13,436)              ---
Accumulated depreciation                                  (196)              (98)
                                                --------------    --------------
Total tangible fixed assets                             13,632               (98)
Prepaid advertising                                       (344)             (282)
Creditors: amounts falling due within one
year:
Proposed dividends                                         876               808
Deferred taxation on above adjustments                     109                90
                                                --------------    --------------
Shareholders' equity in accordance with US
GAAP                                                    25,680            23,701
                                                ==============    ==============



The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but may differ, however, with regard to classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under US GAAP, cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions, equity dividends and management of liquid resources and investing and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would, with the exception of dividends paid to minority shareholders, be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under US GAAP, capitalized interest is treated as part of the cost of the asset to which it relates and is thus included as part of investing cash flows. Under UK GAAP all interest is treated as part of returns on investments and servicing of finance. Under US GAAP capital expenditure and financial investment and acquisitions are reported within investing activities.

The categories of cash flow activity under US GAAP can be summarised as follows:


Year ended 31 December                                    1998              1997
                                                         L'000             L'000
                                                --------------    --------------
Cash inflow from operating activities                    3,838             3,582
Cash outflow on investing activities                    (3,046)           (3,569)
Cash outflow from financing activities                  (1,289)             (117)
                                                --------------    --------------
Decrease in cash and cash equivalents                     (497)             (104)
Cash and cash equivalents
At 1 January                                               552               656
                                                --------------    --------------
At 31 December                                              55               552
                                                ==============    ==============




                                     III-30

6.   Unaudited results for the six months ended 30 June 1999

The following is the text of the unaudited results for the six months ended 30 June 1999:


"CHAIRMAN'S STATEMENT

Introduction

The first six months of the year have seen a transformation in the prospects of the Group with strategic initiatives in UK motorsport rights, new international events, consolidation of the UK motor sports market and first steps towards international expansion. Earnings growth remains strong with earnings per share (before goodwill amortisation) growing by 24%.


Financial Review

In the period ended 30 June 1999 the Group has performed well in all areas. The Group has consistently delivered double-digit earnings growth and enjoys strong cash generation underpinned by substantial asset backing, and benefits from a flexible cost structure, high operational gearing and a low level of indebtedness. In the six month period turnover grew by 25% to L10.409m (1998:
L8.321m), operating profit by 18% to L2.359m (1998: L2.004m), profit after tax by 20% to L1.445m (from L1.208m) and earnings per share (before goodwill) was up 24% to 6.8p (from 5.5p).


Strategic Review

Key achievements so far this year include:

* the acquisition of the rights to host the Formula One Grand Prix at Brands Hatch in 2002 for six years with a five year renewal option;

* the acquisition of the rights to the second round of the World Superbike in 2000 for three years;

* securing a share in the rights to the British Superbike from 2000 through a newly created company British Motorsport Promoters, in which Brands Hatch has a significant stake; and

*      the acquisition of the Daytona Karting circuits.


Operations Review

New Developments

The first half of 1999 saw the successful introduction of our new Supercar Experience at Snetterton, and the opening of the new `Jackie Stewart Business Centre' at Oulton Park, which enjoys the patronage of Jackie Stewart.

Our capital investment programme continues, with a total of L6.4m being invested (including L3m on the acquisition of the Rebel Group) in the first six months. Key organic expenditure was on the Jackie Stewart Business Centre at Oulton Park, the new Supercar experience and the development of a new Karting venue in London.

Trading performance


                                                                                   30 June 1999      30 June 1998            Growth
                                                                                 --------------    --------------    --------------
                                                                                          L'000             L'000
Events                                                                                    2,828             2,741                3%
Testing and track hire                                                                    1,622             1,440               13%
Activities                                                                                2,635             2,029               30%
Corporate, conference and catering                                                        2,158             2,111                2%
Daytona -- Karting                                                                        1,166               ---               N/A
                                                                                 --------------    --------------    --------------
Total turnover                                                                           10,409             8,321               25%
                                                                                 ==============    ==============    ==============




                                     III-31

Events turnover remains strong and the second half of the year will benefit from the spectacular attendance at the FIM Superbike World Championship on 1st August 1999, at Brands Hatch which again attracted the biggest bike audience of the Championship world-wide.

Testing and track hire continues to grow, benefiting from the capital investment in our infrastructure, particularly at Snetterton and Oulton Park.

Activities enjoyed the strongest growth in the period -- and benefited from the introduction of the new Supercar experience at Snetterton, increased popularity of our Rally schools and continued growth in the Brands Hatch Club.

Turnover growth in corporate, conference and catering turnover is skewed strongly toward the second half of the year with good performance from the new Jackie Stewart Business Centre at Oulton Park, which opened in mid April 1999.

Turnover from the newly acquired Karting enterprises added significantly to our top line turnover, however the real benefits from this acquisition are still yet to be achieved through the integration of their overhead and roll-out of new venues -- we expect to start realising such benefits during 2000.


Outlook

Strong organic growth underpinned by our capital investment programme and continued investment in and training of our management team, coupled with many exciting strategic developments demonstrate the Board's continued optimism about the future.

Once again it is right that I pay tribute to Nicky Foulston and her highly motivated young Executive team, together with all our team members who contribute so much to the company's success.

Sir Rodney Walker                                            27th September 1999
Chairman


                                     III-32

Group Profit and Loss Account for the six months ended 30 June 1999


                                                    Six months        Six months
                                                         ended             ended
                                                  June 30 1999      June 30 1998
                                                     Unaudited         Unaudited
                                                         L'000             L'000
                                                --------------    --------------
Turnover:
Existing                                                 9,243             8,321
Acquisition                                              1,166               ---
                                                --------------    --------------
                                                        10,409             8,321
                                                --------------    --------------
Cost of Sales                                           (3,906)           (3,222)
                                                --------------    --------------
Gross profit                                             6,503             5,099
Administrative costs                                    (4,203)           (3,338)

Goodwill                                                   (47)              ---
Other operating income                                     106               243

Operating profit comprises:
 Existing                                                2,212             2,004
 Acquisition                                               147               ---
                                                --------------    --------------
                                                         2,359             2,004
                                                --------------    --------------
Operating profit                                         2,359             2,004

Interest receivable                                          1                40

Interest payable and similar charges                      (354)             (293)
                                                --------------    --------------
Profit on ordinary activities before
 taxation                                                2,006             1,751
Tax on profit on ordinary activities                      (561)             (543)
                                                --------------    --------------
Profit on ordinary activities after taxation             1,445             1,208

Dividends -- Ordinary dividend on equity
shares                                                     ---               ---
                                                --------------    --------------
Profit retained for the period                           1,445             1,208
                                                --------------    --------------
Adjusted Earnings per share (before
 Goodwill)                                                 6.8               5.5

Earnings per share                                         6.6               5.5

Fully Diluted Earnings per share                           6.5               5.5





                                     III-33

Summarised Group Statement of Total Recognised Gains and Losses for the six months ended 30 June 1999


                                                    Six months        Six months
                                                         ended             ended
                                                  June 30 1999      June 30 1998
                                                     Unaudited         Unaudited
                                                         L'000             L'000
                                                --------------    --------------
Profit for the financial period attributable
 to members of the Company                               1,445             1,208
Surplus on revaluation of freehold land and
 properties                                                ---               ---
                                                --------------    --------------
Total recognised gains relating to the year              1,445             1,208
                                                ==============    ==============




                                     III-34

Group Balance Sheet as at 30 June 1999


                                                  June 30 1999      June 30 1998
                                                     Unaudited         Unaudited
                                                         L'000             L'000
                                                --------------    --------------
Fixed Assets
Goodwill                                                 3,158               ---
Tangible assets                                         47,985            28,840

Current assets
Stocks                                                     524               394
Debtors: Trade debtors                                   1,639             1,892
 Other Debtors                                             173               263
 Prepayments and accrued income                          1,635             1,112
Cash at bank and in hand                                   ---             1,187
                                                --------------    --------------
                                                         3,971             4,848
                                                --------------    --------------
Creditors: amounts falling due within one
 year:
 Trade creditors                                        (2,522)           (3,329)
 Bank overdraft                                         (1,140)              ---
 Corporation tax                                          (929)             (572)
 Other taxes and social security                          (577)             (606)
 Finance leases                                           (144)              ---
 Proposed dividends                                       (876)              ---
                                                --------------    --------------
                                                        (6,188)           (4,507)
                                                --------------    --------------
Net current (liabilities)/assets                        (2,217)              341
                                                --------------    --------------
Total assets less current liabilities                   48,926            29,181

Creditors: amounts falling due after more
 than one year:
 Bank loans                                             (8,372)           (5,846)
 Corporation tax                                          (561)             (560)
 Finance leases                                           (560)              ---
                                                --------------    --------------
                                                        (9,493)           (6,406)
                                                --------------    --------------
Provision for liabilities and charges                     (378)             (679)

Accruals                                                (1,033)             (663)
Deferred income                                         (2,621)           (2,045)
                                                --------------    --------------
Net assets                                              35,401            19,388
                                                --------------    --------------
Capital and reserves
Called up share capital                                  5,477             5,459
Share premium account                                   18,394            18,394
Revaluation Reserve                                     13,436               ---
Profit and loss account                                 (1,906)           (4,465)
                                                --------------    --------------
Equity shareholders' funds                              35,401            19,388
                                                --------------    --------------




                                     III-35

Summarised Group Statement of Cash Flows for the six months ended 30 June 1999


                                                    Six months        Six months
                                                         ended             ended
                                                  June 30 1999      June 30 1998
                                                     Unaudited         Unaudited
                                                         L'000             L'000
                                                --------------    --------------
Net cash flow from operating activities                  2,600             2,735
Returns on investments and servicing of
 finance                                                  (354)             (253)
Taxation                                                   (14)              ---

Capital expenditure and financial investment            (6,441)           (1,830)
                                                --------------    --------------
Net cash flow before financing                          (4,209)              652
Financing                                                3,014               ---
                                                --------------    --------------
Increase/(decrease) in cash in the period               (1,195)              652

Reconciliation of Net Cash Flow to movement
 in Net Debt
Increase/(decrease) in cash in the period               (1,195)              652
Non cash movement in net debt                           (3,060)              (30)
 Net debt at 1 January 1999                             (5,257)           (5,281)
                                                --------------    --------------
Net debt at 30 June 1999/31 December 1998               (9,512)           (4,659)
                                                --------------    --------------




                                     III-36

Notes  to  the  Financial  Information  for the  six  months  to  30  June  1999
(Unaudited)


1.  Preparation of Interim Financial Information

The interim financial information has been prepared on a basis consistent with accounting policies disclosed in the statutory accounts of the Group for the year ended 31 December 1998. In the opinion of Brands Hatch Leisure Plc all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended 30 June 1999 are not indicative of the results that may be expected for the year ending 31 December 1999.


Notes to the interim financial statements

Differences  between  United  Kingdom  and   United  States  generally  accepted
accounting principles

The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from those generally accepted in the United States ("US GAAP"). The significant differences as they apply to the Group are summarised in Note 26 to the full financial statements.

The following statements provide a reconciliation between earnings available for shareholders under UK GAAP and net income under US GAAP and between shareholders' funds under UK GAAP and shareholders' equity under US GAAP.


Income


                                                    Six months        Six months
                                                 ended 30 June     ended 30 June
                                                          1999              1998
                                                         L'000             L'000
                                                --------------    --------------
Net income as reported in the consolidated
P&L account                                              1,445             1,208
Adjustments:
Amortization of intangible fixed assets                   (145)              (45)
Depreciation of tangible fixed assets                      (49)              (49)
                                 Prepayments               108               100
Deferred taxation on above adjustments                     (33)              (31)
                                                --------------    --------------
Net income in accordance with US GAAP                    1,326             1,183
                                                ==============    ==============
Basic net income per ordinary share                       6.1p              5.4p
                                                ==============    ==============
Diluted net income per ordinary share                     6.0p              5.4p
                                                ==============    ==============




                                     III-37

Shareholders' equity


                                                                    30 June 1999
                                                                           L'000
                                                                  --------------
Shareholders' equity as reported in the consolidated balance
sheet                                                                     35,401
Adjustments:
Intangible fixed assets:
Goodwill: cost                                                             5,802
Accumulated amortisation                                                  (1,163)
                                                                  --------------
Total intangible fixed assets                                              4,639
Tangible fixed assets:
Cost                                                                     (13,436)
Accumulated depreciation                                                    (245)
                                                                  --------------
Total tangible fixed assets                                              (13,681)
Prepaid advertising                                                         (236)
Deferred taxation on above adjustments                                        73
                                                                  --------------
Shareholders' equity in accordance with US GAAP                           26,196
                                                                  ==============



The categories of cash flow activity under US GAAP can be summarised as follows:


                                                    Six months        Six months
                                                 ended 30 June     ended 30 June
                                                          1999              1998
                                                         L'000             L'000
                                                --------------    --------------
Cash inflow from operating activities                    2,232             2,482
Cash outflow on investing activities                    (6,441)           (1,830)
Cash inflow from financing activities                    3,014                (0)
                                                --------------    --------------
Decrease/increase in cash and cash
equivalents                                             (1,195)              652
Cash and cash equivalents
At 31 December                                              55               552
                                                --------------    --------------
At 30 June                                              (1,140)            1,187"
                                                ==============    ==============


                                     III-38

Appendix IV --- Additional information


1.  Responsibility

(a) The directors of Interpublic, whose names are set out in paragraph 1(e) below, accept responsibility for the information contained in this offer document other than that relating to the Brands Hatch Group, the directors of Brands Hatch and members of their immediate families. To the best of the knowledge and belief of the directors of Interpublic (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b) The directors of Brands Hatch whose names are set out in paragraph 1(d) below, accept responsibility for the information contained in this offer document relating to the Brands Hatch Group, the directors of Brands Hatch and members of their immediate families. To the best of the knowledge and belief of the directors of Brands Hatch (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

(c) The statements set out in paragraphs (a) and (b) above are included solely to comply with the requirements of Rule 19.2 of the City Code and shall not be deemed to establish or expand any liability under the Securities Act.

(d) The directors of Brands Hatch, whose offices are at Brands Hatch Circuit, Fawkham, Longfield, Kent, DA3 8NG, are:

       Sir Rodney M. Walker, Non-Executive Chairman
       Nicola M. Foulston, Chief Executive
       Robert S. Bain BA ACA, Group Finance Director
       Roger R.G. North FCCA, Non-Executive Director

(e) The directors of Interpublic, whose offices are at 1271 Avenue of the Americas, New York, New York 10020, USA, are:

       Philip H. Geier, Jr., Chairman of the Board, President and Chief Executive Officer
       Eugene P. Beard, Vice-Chairman, Finance and Operations
       John J. Dooner, Jr., Chairman and Chief Executive Officer of McCann-Erickson WorldGroup
       Frank B. Lowe, Chairman of the Board and Chief Executive Officer of The Lowe Group and Octagon
       Frank J. Borelli, Non-Executive Director
       Reginald K. Brack, Non-Executive Director
       Jill M. Considine, Non-Executive Director
       Leif H. Olsen, Non-Executive Director
       Allen Questrom, Non-Executive Director
       J. Phillip Samper, Non-Executive Director


2.  Disclosure of interests and dealings in shares

For the purpose of this paragraph 2, "disclosure period" means the period which began on 22 October 1998 (being the date 12 months prior to the commencement of the Offer Period) and ended on 5 November 1999 (being the latest practicable date prior to the posting of this offer document).

(a) Interests and dealings in Brands Hatch Shares

(i) At the close of business on 5 November 1999 (being the latest practicable date prior to the posting of this offer document), the interests of the directors of Brands Hatch, their immediate families and connected persons in Brands Hatch Shares as shown in the register of directors' interests maintained under the provisions of Sections 324 to 328 of the Companies Act were as follows:


   Name                                            Number of Brands Hatch Shares
   Sir Rodney M. Walker                                                   10,235
   Roger R.G. North                                                       15,000
   Nicola M. Foulston                                                     29,554
   Awak Limited(1)                                                     6,519,015


     Note:
     (1) The J.G. Foulston Children's Settlement Trust is a trust settled by the late John Foulston for the benefit of his children. This trust is segregated into funds of which the "Nicola Fund" is for the benefit of Nicola M. Foulston. The trustees of the "Nicola Fund" own the entire issued share capital of Awak Limited.

(ii) At the close of business on 5 November 1999 (being the latest practicable date prior to the posting of this offer document), the interests of the directors of Brands Hatch in Options were as follows:



                          Number of Brands Hatch             Exercise                Earliest date                  Latest date
   Name                      Shares under Option            price (L)                 for exercise                 for exercise
   Robert S. Bain             19,230  (approved)                1.560                 3 April 2001                2 April 2008
                             94,783 (unapproved)                1.560                 3 April 2001                2 April 2005
                             85,987 (unapproved)                1.985                 24 June 2001                23 June 2005



(iii) No dealings for value in Brands Hatch Shares or Options have been carried out by the directors of Brands Hatch, members of their immediate families and connected persons during the disclosure period.


(b) Interests and dealings in Interpublic Common Stock

(i) At the close of business on 5 November 1999 (being the latest practicable date prior to the posting of this offer document) the interests of the directors of Interpublic, members of their immediate families and connected persons in Interpublic Common Stock were as follows:


                                                                                                                Number of shares of
   Name                                                                                                    Interpublic Common Stock
   Philip H. Geier, Jr.                                                                                                   1,344,077
   Eugene P. Beard                                                                                                        1,168,822
   John J. Dooner, Jr.                                                                                                      810,276
   Frank B. Lowe                                                                                                            960,838
   Frank J. Borelli                                                                                                           7,500
   Reginald K. Brack                                                                                                        9,550(1)
   Jill M. Considine                                                                                                          6,000
   Leif H. Olsen                                                                                                              7,200
   Allen Questrom                                                                                                             6,000
   J. Phillip Samper                                                                                                         10,200



     Note:
     (1) Includes 3,550 shares of Interpublic Common Stock held through a managed account.

(ii) At the close of business on 5 November 1999 (being the latest practicable date prior to the posting of this offer document), the interests of the directors of Interpublic in options over Interpublic Common Stock were as follows:


                                          Number of shares of                              Earliest date for        Latest date for
                                           Interpublic Common          Exercise price               exercise               exercise
   Name                                    Stock under option                   (US$)             (MM/DD/YY)             (MM/DD/YY)
   Philip H. Geier, Jr                                119,000                  7.4375                 1/1/95               10/10/01
                                                      291,600                  9.8542                 1/1/97               10/20/02
                                                      324,000                 10.6875                 1/1/99                 1/3/05
                                                      324,000                 15.9792                 1/1/01                5/20/06
                                                      108,000                 19.7084                 1/1/01                5/19/07
                                                      200,000                 34.5938                 1/1/03               12/17/08

   Eugene P. Beard                                    270,000                 15.9792                 1/1/01                5/20/06
                                                      300,000                 26.1250                 1/1/00                9/10/08
                                                      140,000                 34.5938                 1/1/03               12/17/08

   John J. Dooner, Jr                                  64,800                  9.8542                 1/1/97               10/20/02
                                                      165,240                 10.6875                 1/1/99                 1/3/05
                                                      180,000                 15.9792                 1/1/01                5/20/06
                                                      150,000                 19.7084                5/19/02                5/19/07
                                                      120,000                 34.5938                 1/1/03               12/17/08

   Frank B. Lowe                                       90,000                 10.6875                 1/1/99                 1/3/05
                                                      180,000                 15.9792                 1/1/01                5/20/06
                                                      120,000                 19.7084                5/19/02                5/19/07
                                                      120,000                 34.5938                 1/1/03               12/17/08

   Frank J. Borelli                                     2,498                   12.00                 6/2/98                 6/2/05
                                                        1,926                 15.5834                 6/7/99                 6/7/06
                                                        1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09

   Reginald K. Brack                                    1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09

   Jill M. Considine                                    1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09

   Leif H. Olsen                                        2,822                 10.6250                 6/3/97                 6/3/04
                                                        2,498                   12.00                 6/2/98                 6/2/05
                                                        1,926                 15.5834                 6/7/99                 6/7/06
                                                        1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09

   Allen Questrom                                       1,926                 15.5834                 6/7/99                 6/7/06
                                                        1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09

   J. Phillip Samper                                    2,822                 10.6250                 6/3/97                 6/3/04
                                                        2,498                   12.00                 6/2/98                 6/2/05
                                                        1,926                 15.5834                 6/7/99                 6/7/06
                                                        1,500                   20.00                 6/6/00                 6/6/07
                                                        1,010                   29.75                 6/5/01                 6/5/08
                                                        4,000                 39.3282                 6/4/02                 6/4/09


(iii) The following dealings for value in Interpublic Common Stock have been carried out by the directors of Interpublic, members of their immediate families and connected persons during the disclosure period:

                                                            Date                                     Price per share of Interpublic
   Name                                               (MM/DD/YY)    Transaction                                  Common Stock (US$)
   Philip H. Geier, Jr                                   1/31/98    Purchase of 396 shares                                   20.945
                                                         2/28/98    Purchase of 358 shares                                    23.27
                                                         3/31/98    Purchase of 316 shares                                    26.35
                                                         4/30/98    Purchase of 150 shares                                    26.67
                                                         8/24/99    Sale of 203,974 shares                                    38.50
                                                         8/26/99    Sale of 200,000 shares                                 38.70317
                                                         8/27/99    Sale of 36,367 shares                                   39.0625
                                                         8/30/99    Sale of 5,000 shares                                      39.50
                                                         8/30/99    Sale of 5,000 shares                                   39.90625
                                                         8/30/99    Sale of 5,000 shares                                     39.875

   Eugene P. Beard                                       1/31/98    Purchase of 60 shares                                    20.945
                                                         2/28/98    Purchase of 54 shares                                     23.27
                                                         3/31/98    Purchase of 46 shares                                     26.35
                                                         4/30/98    Purchase of 48 shares                                     26.67
                                                         5/31/98    Purchase of 50 shares                                     25.01
                                                         6/30/98    Purchase of 48 shares                                     25.82
                                                         7/31/98    Purchase of 48 shares                                     25.54
                                                         8/31/98    Purchase of 50 shares                                     24.92
                                                         9/31/98    Purchase of 56 shares                                     23.02
                                                        10/31/98    Purchase of 50 shares                                     24.60
                                                        11/31/98    Purchase of 42 shares                                    29.555
                                                        12/31/98    Purchase of 38 shares                                    33.605
                                                        12/14/98    Sale of 10,000 shares                                   31.6875
                                                        12/15/98    Sale of 10,000 shares                                     33.25
                                                        12/16/98    Sale of 5,000 shares                                      33.25
                                                        12/17/98    Sale of 15,000 shares                                  34.70835
                                                        12/18/98    Sale of 10,000 shares                                   36.0975
                                                         3/24/99    Sale of 268,820 shares                                  35.5625

   John J. Dooner, Jr                                    1/31/98    Purchase of 338 shares                                   20.945
                                                         2/28/98    Purchase of 304 shares                                    23.27
                                                         3/31/98    Purchase of 268 shares                                    26.35
                                                         4/30/98    Purchase of 266 shares                                    26.67
                                                         5/31/98    Purchase of 44 shares                                     25.01

   Frank B. Lowe                                         11/6/98    Sale of 180,000 shares                                   31.095


(iv) The following dealings for value in options over Interpublic Common Stock have been carried out by the directors of Interpublic during the disclosure period:

                                               Date                                        Exercise             Option money paid
   Name                                  (MM/DD/YY)    Transaction                      price (US$)                   or received
   Philip H. Geier, Jr                      8/24/99    Exercise of options in
                                                       respect of 390,000
                                                       shares of Interpublic
                                                       Common Stock                          20.135                 $7,852,999.00
   Eugene P. Beard                          3/24/99    Exercise of options in
                                                       respect of 402,300
                                                       shares of Interpublic
                                                       Common Stock                          23.763                 $9,559,911.25




(c) General

(i)    Save as set out above, neither Brands Hatch nor any:

       (A) director of Brands Hatch, member of his/her immediate family or (so far as the directors are aware having made due and careful enquiry) any connected person;

       (B)   subsidiary of Brands Hatch;

       (C)   pension fund of Brands Hatch or any of its subsidiaries;

       (D) bank, stockbroker, financial or other professional adviser (other than exempt market makers and exempt fund managers) to Brands Hatch or any person controlling, controlled by or under the same control as such bank, stockbroker, financial or other professional adviser; or

       (E) person who has an agreement of a kind referred to in Note 6(b) on Rule 8 of the City Code with Brands Hatch or with any person who is an associate of Brands Hatch;

       owns, controls or (in the case of the directors, their immediate families and connected persons) is interested in any Brands Hatch Shares nor any securities convertible into, rights to subscribe for or options (including traded options) in respect of, nor any derivatives referenced to, Brands Hatch Shares nor any Interpublic Common Stock nor any securities convertible into, rights to subscribe for options (including traded options) in respect of, nor any derivatives referenced to, Interpublic Common Stock, nor has any such person dealt for value therein, in the case of Brands Hatch and any Brands Hatch director, in the disclosure period and, in any other case, between 22 October 1999 and 5 November 1999 (being the latest practicable date prior to the posting of this offer document).

(ii) Save as set out above, neither Interpublic nor any director of Interpublic nor any member of his/her immediate family nor (so far as the directors are aware having made due and careful enquiry) any connected person nor any person acting in concert with Interpublic nor any person who has an arrangement of a kind referred to in Note 6(b) on Rule 8 of the City Code with Interpublic or with any person acting in concert with Interpublic owns, controls or (in the case of the directors, their immediate families and connected persons) is interested in any Brands Hatch Shares nor any securities convertible into, rights to subscribe for or options (including traded options) in respect of, nor derivatives referenced to, Brands Hatch Shares nor any Interpublic Common Stock nor any securities convertible into, rights to subscribe for or options (including traded options) in respect of, nor derivatives referenced to, Interpublic Common Stock nor has any such person dealt for value therein during the disclosure period.

(iii) Save for the Affiliate Agreements, neither Brands Hatch nor any associate of Brands Hatch nor Interpublic nor any person acting in concert with Interpublic has any arrangement of the kind referred to in Note 6(b) on Rule 8 of the City Code with any person.

(iv)   References in this paragraph 2(c) to:

       (A)   an "associate" are to:

             (aa) subsidiaries and associated companies of Brands Hatch or Interpublic, as the case may be, and companies of which any such subsidiaries or associated companies are associated companies;

             (bb) banks, financial and other professional advisers (including stockbrokers) to Brands Hatch or Interpublic, as the case may be, or a company covered in subparagraph (aa) above, including persons controlling, controlled by or under the same control as such banks or financial or other professional advisers;

             (cc) the directors of Brands Hatch or Interpublic, as the case may be, and the directors of any company covered in sub-paragraph (aa) (together in each case with any member of their immediate families or related trusts);

             (dd) the pension funds of Brands Hatch or Interpublic, as the case may be, or a company covered in sub-paragraph (aa);

             (ee) an investment company, unit trust or other person whose investments an associate (as otherwise defined in this paragraph 2(c)(iv)) manages on a discretionary basis, in respect of the relevant investment accounts;

             (ff) a person who owns or controls five per cent or more of any class of relevant securities (as defined in paragraphs (a) to (d) in Note 2 on Rule 8 of the City Code) issued by Brands Hatch or Interpublic, as the case may be, including a person who as a result of any transaction owns five per cent or more; and

             (gg) a company having a material trading arrangement with Brands Hatch or Interpublic, as the case may be; and

       (B) a "bank" does not include a bank whose sole relationship with Interpublic or Brands Hatch or a company covered in sub-paragraph
             (A)(aa) is the provision of normal commercial banking services or such activities in connection with the Offer as registration work.

(v) For the purposes of this paragraph 2(c), ownership or control of 20 per cent or more of the equity share capital of a company is regarded as the test of associated company status and "control" means a holding, or aggregate holdings, of shares carrying 30 per cent or more of the voting rights attributable to the share capital of the company which are currently exercisable at a general meeting, irrespective of whether the holding gives de facto control.


3.  Market quotations

The following table shows the middle-market quotations for Brands Hatch Shares as derived from the Official List and the last reported New York Stock Exchange closing prices per share of Interpublic Common Stock on the first business day in each of the six months from May 1999 to November 1999 (inclusive), on 21 October 1999 (being the last business day prior to the commencement of the Offer Period) and on 8 November 1999 (being the latest practicable date prior to the posting of this offer document):


                                               Brands Hatch          Interpublic
                                                Share price         Common Stock
Date                                                (pence)          price (US$)
3 May 1999                                              ---               38 5/8
4 May 1999                                            332.5                  ---
1 June 1999                                           332.5             39 11/16
1 July 1999                                           356.0               42 7/8
2 August 1999                                         351.5               40 3/4
1 September 1999                                      375.0             39 15/16
1 October 1999                                        390.0              40 9/16
21 October 1999                                       478.0             38 11/16
1 November 1999                                       487.0               39 3/8
8 November 1999                                       493.5               39 1/8




4.  Material contracts

Interpublic

The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Interpublic within the two years immediately prior to the Offer Period, and are or may be material:

(a) pursuant to an indenture dated as of 1 June 1999 between Interpublic and The Bank of New York, Interpublic issued the 2006 Notes in a private placement. The issue price of the 2006 Notes was 83.018% of the principal amount at maturity. The 2006 Notes are convertible into Interpublic Common Stock at any time after the latest date of original issuance thereof through maturity, unless previously redeemed or otherwise purchased by Interpublic. The current conversion rate is 17.616 shares of Interpublic Common Stock per $1,000 principal amount at maturity of the 2006 Notes, subject to adjustment in certain events. The 2006 Note holders have the right to require Interpublic to redeem the 2006 Notes upon the occurrence of a Fundamental Change, as defined in the 2006 Notes, as a whole or in part, at a price initially equal to $830.18 per $1,000 principal amount and increasing thereafter in increments to $896.20 per $1,000 on 1 June 2002 and thereafter at the redemption price at which Interpublic may redeem the 2006 Notes. Interpublic may redeem the 2006 Notes, in whole or in part, at any time after 5 June 2002 initially at $896.67 per $1,000 principal amount and at increasing prices thereafter to $1,000 per $1,000 principal amount on 1 June 2006. Unless the 2006 Notes are redeemed, repaid or converted prior thereto, the 2006 Notes will mature on 1 June 2006 at their principal amount. The proceeds of this issuance are being used for general corporate purposes, which may include the retirement of indebtedness; and

(b)    the Affiliate Agreements.

Save as disclosed above, no contracts (not being contracts entered into in the ordinary course of business) have been entered into by any member of the Interpublic Group within the two years immediately prior to the Offer Period which are or may be material.

Brands Hatch

The following contract (not being a contract entered into in the ordinary course of business) has been entered into by Brands Hatch within the two years immediately prior to the Offer Period, and is or may be material:

       On 18 March 1999, Brands Hatch Leisure Group Limited ("BHLG") completed the acquisition of the entire issued share capital of Rebel, being the holding company of two subsidiaries, Rebel Enterprises Limited and Daytona Raceways Limited. The terms of the acquisition are set out in a Share Purchase Agreement (the "Share Purchase Agreement") dated 5 February 1999 entered into between (1) Charles Graham and James Graham (the "Vendors") and (2) BHLG. The initial consideration paid by BHLG on completion was L2,850,000 in cash and, following the agreement of the completion accounts, a further retained sum of L150,000 was also paid to the Vendors. As a term of the Share Purchase Agreement, the Vendors are entitled to deferred consideration in the maximum sum of L2,500,000 in relation to an earn-out over the period from completion to 31 December 2003 upon the achievement by Rebel of certain financial targets. Any such deferred consideration will be satisfied by the issue of unsecured redeemable loan stock by BHLG to be guaranteed by a major clearing bank.

Save as disclosed above, no contracts (not being contracts entered into in the ordinary course of business) have been entered into by any member of the Brands Hatch Group within the two years immediately prior to the Offer Period which are or may be material.


5.  Brands Hatch directors' employment arrangements

The following are details of the service agreements of the directors of Brands Hatch which have more than twelve months to run from the date of this offer document:

       Nicola M. Foulston and Robert S. Bain have service agreements with Brands Hatch, dated 31 October 1996 (as varied pursuant to a letter of variation dated 26 April 1998) and 26 March 1998 (as varied pursuant to a letter of variation dated 26 April 1998), respectively, which include the following terms:

       * both service agreements are terminable by either party on 12 months' notice;

       * each executive director is entitled to the benefit of a company car, a pension contribution of 12 per cent of his/her gross salary, private medical insurance for himself/herself, spouse and children and an annual discretionary bonus payment as determined by Brands Hatch's remuneration committee;

       * each executive director is subject to a 12 month restrictive covenant in relation to any business concerned in the operation of motor circuits in the United Kingdom and/or the organisation of motor racing events; and

       * each executive director is entitled to remuneration (per annum), excluding pension contributions and discretionary bonuses, as set out in the table below:

                                                              L

             Nicola M. Foulston                             186,000

             Robert S. Bain                                 100,000

       Sir Rodney M. Walker receives an annual fee of L50,000 in return for his services. Roger R.G. North receives an annual fee of L17,500 in return for his services. Sir Rodney M. Walker's letter of appointment with Brands Hatch is for a three year period (renewed on the same terms on 1 September 1999) terminable by either party on six months' notice to expire at any time. Roger R.G. North's appointment expires on 30 November 1999.

There is no arrangement under which any director has agreed to waive future emoluments nor has there been any waiver of emoluments during the financial year immediately preceding the date of this offer document. There are no outstanding loans granted by any member of the Brands Hatch Group to any director of Brands Hatch, nor has any guarantee been provided by any member of the Brands Hatch Group for the benefit of the directors.

Save as disclosed in this paragraph 5, no service agreement exists between any director or proposed director of Brands Hatch and Brands Hatch or any of its subsidiaries which has more than 12 months to run and no agreement of this kind has been entered into or amended within the six months preceding the date of this offer document.


6. Rights attaching to the New Interpublic Common Stock to be issued as consideration under the Offer

Interpublic Stockholders are entitled to receive such dividends as the board of Interpublic from time to time may declare out of funds legally available for that purpose. For the avoidance of doubt, Brands Hatch Shareholders will not be entitled to Interpublic's quarterly dividend of 8 1/2 cents per share payable to Interpublic Stockholders of record on 29 November 1999. Each Interpublic Stockholder is entitled to one vote for each share of Interpublic Common Stock held on all matters voted upon by the Interpublic Stockholders, including the election of directors.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Interpublic, Interpublic Stockholders are entitled to share equally and rateably in the balance of assets, if any, remaining after payment of all debts and liabilities.

Interpublic Common Stock has no conversion or pre-emptive rights or redemption or sinking fund provisions.


7.  Indirect interests in Brands Hatch Shares following completion of the Offer

Save as disclosed below, there is no person whose pre-existing interest in Interpublic is such that he/she will have a potential direct or indirect interest of 5% or more in any part of the equity capital of Brands Hatch following completion of the Offer:


                                  Number of shares of              Percentage of
                                   Interpublic Common    outstanding Interpublic
Name and address                                Stock               Common Stock

Putnam Investments, Inc.
and subsidiaries                            7,763,009                        5.6
One Post Office Square,
Boston, Massachusetts
02109, USA




8.  Compulsory acquisition

If, on or before the expiration of four months from the date of posting of this offer document, Interpublic has as a result of acceptances of the Offer, or, subject to certain conditions, acquired or contracted to acquire, at least
90 per cent in value of the Brands Hatch Shares to which the Offer relates then
(i) Interpublic will be entitled, and intends, to acquire compulsorily the remainder of the outstanding Brands Hatch Shares in accordance with Sections 428 to 430F of the Companies Act and (ii) in such circumstances a Brands Hatch Shareholder may require Interpublic to purchase his Brands Hatch Shares in accordance with the procedures and time limits described in Section 430A of the Companies Act. A copy of Sections 428 to 430F of the Companies Act is set out in Appendix VI to this offer document.

9.  Legal matters

Certain legal matters with respect to UK law will be passed upon for Interpublic by Lovell White Durrant, London. Certain legal matters with respect to US law will be passed upon for Interpublic by Cleary, Gottlieb, Steen & Hamilton, London. The validity of the New Interpublic Common Stock offered hereby will be passed upon for Interpublic by Nicholas J. Camera, General Counsel of Interpublic.


10. Experts

The financial statements as of 31 December 1998 and 31 December 1997 and for each of the three years ended 31 December 1998 included in Appendix II to this offer document have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers, an affiliate of PricewaterhouseCoopers LLP, is acting as financial adviser to Interpublic for the purposes of the City Code and for the purposes of approving this offer document as an investment advertisement in accordance with Section 57 of the UK Financial Services Act 1986.

The consolidated financial statements of Brands Hatch as of and for each of the three years ended 31 December 1998 included in Appendix III to this offer document have been audited by Ernst & Young, independent auditors, as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Pannell Kerr Forster is providing independent financial advice to the board of Brands Hatch for the purposes of Rule 3.1 of the City Code.


11. Other information

(a) Interpublic has its principal place of business at 1271 Avenue of the Americas, New York, New York 10020, USA.

(b) The expenses of, and incidental to, the preparation and circulation of the Offer will be paid by Interpublic. If the Offer does not become unconditional or is withdrawn each of Brands Hatch and Interpublic will pay its own business and legal expenses incurred relating to the Offer.

(c) Save as disclosed herein, no agreement, arrangement or understanding (including any compensation arrangement) exists between Interpublic or any person acting in concert with Interpublic for the purpose of the Offer and any of the directors, recent directors, shareholders or recent shareholders of Brands Hatch having any connection with or dependence on, or which is conditional on the outcome of, the Offer.

(d) Save as disclosed in paragraph 6 of the letter from Interpublic on page 12 and in the unaudited results for the six months to 30 June 1999 and for the quarter to 30 September 1999 set out in Appendix II, the directors of Interpublic are not aware of any material change in the financial or trading position of the Interpublic Group since 31 December 1998, the date to which the latest published audited financial statements were made up.

(e) Save as disclosed in paragraph 6 of the letter from the Chairman of Brands Hatch on page 8 and in the unaudited interim statement for the half year to 30 June 1999 set out in Appendix III, the directors of Brands Hatch are not aware of any material change in the financial or trading position of the Brands Hatch Group since 31 December 1998, the date to which the latest published audited financial statements were made up.

(f) Unless otherwise stated, financial information concerning Interpublic and the Interpublic Group has been derived from the annual report and accounts and quarterly statements of Interpublic for the relevant periods and financial information concerning Brands Hatch and the Brands Hatch Group has been derived from the annual report and accounts and interim report of Brands Hatch for the relevant periods.

(g) There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Brands Hatch Shares to be acquired by Interpublic pursuant to the Offer will be transferred to any other person except that Interpublic reserves the right to transfer any Brands Hatch Shares acquired to any other member of the Interpublic Group.

(h) The emoluments of the current directors of Interpublic will not be affected by the acquisition of Brands Hatch or by any other associated transaction.

(i) Each of PricewaterhouseCoopers, PricewaterhouseCoopers LLP, Pannell Kerr Forster and Ernst & Young has given and has not withdrawn its written consent to the issue of this offer document with the inclusion herein of the references to its name in the form and context in which they appear.


12. Documents available for inspection

Copies of the documents referred to below will be available for inspection at the offices of Lovell White Durrant, 65 Holborn Viaduct, London EC1A 2DY during normal business hours on any weekday (Saturdays and public holidays excepted) throughout the period during which the Offer remains open for acceptance:

(a) the certificate of incorporation and by-laws of Interpublic and the memorandum and articles of association of Brands Hatch;

(b) the published consolidated audited financial statements of Interpublic for each of the two financial years ended 31 December 1998 and the unaudited results for the six months to 30 June 1999 and for the quarter to 30 September 1999;

(c) the published consolidated audited financial statements of Brands Hatch for each of the two financial years ended 31 December 1998 and the unaudited interim statement for the six months to 30 June 1999;

(d)    the material contracts referred to in paragraph 4 of this Appendix IV;

(e) the service contracts of the directors of Brands Hatch referred to in paragraph 5 of this Appendix IV;

(f)    the written consents referred to in paragraph 11(i) of this Appendix IV;
       and

(g) the irrevocable undertakings referred to in paragraph 5 of the letter from Interpublic.

Appendix V --- Description of Interpublic capital stock and changes in the rights of Brands Hatch Shareholders

1.  Description of Interpublic capital stock

(a) Interpublic Common Stock

       As of 31 July 1999, 282,011,856 shares of Interpublic Common Stock were outstanding, out of a total authorised share capital of 550 million shares of Interpublic Common Stock. All outstanding shares of Interpublic Common Stock are fully paid and non-assessable.

(b) Authorised but unissued preferred stock

       The board of directors of Interpublic has the authority, without further action by the Interpublic Stockholders, to issue up to 20 million shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series. Issuance of Interpublic preferred stock while providing desirable flexibility in connection with possible acquisitions and other corporate purposes could make it more difficult for a third party to acquire a majority of the outstanding voting stock of Interpublic. There are currently no shares of preferred stock issued or outstanding.


2.  Description of Interpublic Common Stock

The following is a brief description of certain rights of holders of Interpublic Common Stock. For a complete understanding of these rights, Brands Hatch Shareholders are referred to the laws and applicable regulations of the State of Delaware, United States, the listing requirements of the New York Stock Exchange and the constitutional documents of Interpublic.

(a) General

       Interpublic is incorporated in the State of Delaware, United States and operates in accordance with the DGCL. The rights of Interpublic Stockholders are determined by the DGCL, the securities and other legislation of the United States, Interpublic's certificate of incorporation and Interpublic's by-laws. Interpublic Common Stock is traded on the New York Stock Exchange.

(b) Certificates

       Interpublic Common Stock is issued in registered form. Every holder of Interpublic Common Stock is entitled to a share certificate.

(c) Dividends

       Subject to preferences applicable to any outstanding Interpublic preferred stock, holders of Interpublic Common Stock are entitled to receive rateably such dividends as may be declared by the board of directors of Interpublic out of funds legally available for this purpose.

(d) Meetings

       Annual meetings of the Interpublic Stockholders are held on the date designated by the by-laws of Interpublic. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares of Interpublic entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the chairman of the board or the secretary upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting.

(e) Voting rights

       The holders of Interpublic Common Stock are entitled to one vote for each share held on record. Holders of Interpublic Common Stock may vote by proxy.

(f) Liquidation, dissolution or winding-up

       In the event of a liquidation, dissolution or winding-up of Interpublic, after payment shall have been made to holders of preferred stock of the full amounts to which they shall be entitled, the holders of Interpublic Common Stock are entitled, to the exclusion of the holders of preferred stock, to share rateably according to the number of shares held by them in all remaining assets available for distribution to the holders of Interpublic Common Stock.

(g) Transfers

       The Interpublic by-laws do not allow the board of directors to refuse to register transfers of shares.

(h) Other rights

       Holders of Interpublic Common Stock have no pre-emption, redemption, conversion or other subscription rights.


3.  Differences between Interpublic Common Stock and Brands Hatch Shares

The following is a summary comparison of material differences between the rights of an Interpublic Stockholder and a Brands Hatch Shareholder arising from the differences between the corporate laws of Delaware and of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. However, it is not intended to be a complete description of the laws of Delaware or of England and Wales, nor of the other rules or laws referred to in this summary. For information as to where the governing instruments of Interpublic and Brands Hatch may be obtained, see paragraph 12 of Appendix IV. You are encouraged to obtain and read these documents.


                       Provisions currently applicable to
                            Interpublic Stockholders

                                 Voting rights

Under Delaware law, each stockholder is entitled to one vote for each share of capital stock held by the stockholder unless the certificate of incorporation provides otherwise.

The certificate of incorporation of Interpublic does not alter the voting rights as provided under Delaware law.

Under Delaware law, a certificate of incorporation may provide that in elections of directors and other specified circumstances, stockholders are entitled to cumulate votes.

The certificate of incorporation of Interpublic does not provide for cumulative voting.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                                 Voting rights

Under English law, a shareholder entitled to vote at a shareholders' meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds; provided, however, that any group of five ordinary shareholders (or a lesser number if provided in the articles of association) and any shareholder representing at least ten per cent of the total voting rights (or a lower percentage if provided in the articles of association) has the statutory right to demand a vote by a poll, which means that each ordinary shareholder would be entitled to one vote for each ordinary share held by the shareholder. The articles of association of Brands Hatch provide that three shareholders present and entitled to vote may demand a poll.


Under English law, ordinary resolutions are decided on a show of hands and must be approved by at least a majority of the shareholders present in person, or by proxy if the memorandum and articles of association so permit, and voting at a meeting. If a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75 per cent of the votes cast at the meeting.

                       Provisions currently applicable to
                            Interpublic Stockholders


                       Provisions currently applicable to
                           Brands Hatch Shareholders

Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company's articles of association specify otherwise. The articles of association of Brands Hatch also specify a quorum of two shareholders.

Under English law, the voting rights of shareholders are regulated by a company's articles of association. Brands Hatch's articles of association do not provide for cumulative voting rights in the election of directors, but instead a separate resolution must be proposed for the appointment of each director. (see below.)


                       Provisions currently applicable to
                            Interpublic Stockholders

                           Action by written consent

Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action required or permitted to be taken at a stockholders' meeting without a meeting if consented to in writing by the same number of votes that would be required if the action were to be taken at a meeting.

The Interpublic certificate of incorporation does not prevent action by written consent.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                           Action by written consent

Under English law, unless the company's articles of association provide otherwise, the consent in writing of all shareholders is required in order to approve, without a meeting, a matter requiring shareholder approval. Brands Hatch's articles of association do not provide otherwise.

                       Provisions currently applicable to
                            Interpublic Stockholders

         Shareholder proposals and shareholder nominations of directors


See "Special meetings of shareholders". See also "Removal of directors".


                       Provisions currently applicable to
                           Brands Hatch Shareholders

         Shareholder proposals and shareholder nominations of directors

Under English law, shareholders may demand that a resolution be voted on at a general meeting if the demand is made:

(1) by shareholders holding at least five per cent of the total voting rights at the meeting to which the requisition relates; or

(2) by at least 100 shareholders holding shares on which there has been paid an average sum per shareholder of at least L100.

The shareholders must deposit the demand at the company's registered office at least six weeks before the general meeting to which it relates.

In general, resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing.

                       Provisions currently applicable to
                            Interpublic Stockholders

                        Sources and payment of dividends

Under Delaware law, the board of directors, subject to any restrictions in the corporation's certificate of incorporation, may declare and pay dividends out of:

(1) surplus of the corporation, which is defined as net assets less statutory capital; or

(2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation's net profits until the deficiency in the capital has been repaired.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                        Sources and payment of dividends

Subject to the prior rights of holders of preferred shares, an English company may pay dividends on its ordinary shares only out of its distributable profits, defined as accumulated, realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums, which are equal to the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares. Amounts credited to the share premium account, however, may be used to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings.

In addition, under English law, Brands Hatch will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves.

                       Provisions currently applicable to
                            Interpublic Stockholders

                       Rights of purchase and redemption

Under Delaware law, any corporation may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption.

However, at any time, a corporation may purchase or redeem any of its shares which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.

The New York Stock Exchange ("NYSE") requires that prompt publicity be given and prompt notice be sent to the NYSE of action which will result in, or which looks toward, either the partial or full call for redemption of a listed security. NYSE rules provide that when a listed security is fully redeemed, trading is suspended as soon as the redemption funds become available to the holders of the security. When only a part of the listed securities are redeemed, the amount authorised to be listed is reduced by the amount redeemed as soon as the redemption funds become available to holders of the redeemed securities.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                       Rights of purchase and redemption

Under English law, a company may issue redeemable shares if authorised by its memorandum and articles of association, subject to any conditions stated therein.

A company may purchase its own shares, including any redeemable shares, if the purchase:

(1)  is authorised by its memorandum and articles of association; and

(2) (a) in the case of an open-market purchase, authority to make the market purchase has been given by any ordinary resolution of its shareholders; or

     (b)  in all other cases, has been approved by a special resolution.

A company may redeem or repurchase shares only if the shares are fully paid and, in the case of public companies, only out of:

(1)  distributable profits; or

(2) the proceeds of a new issue of shares, made for the purpose of the repurchase or redemption.

The London Stock Exchange requires that where a company has issued shares which are listed on the London Stock Exchange and are convertible into a class of shares to be repurchased, the holders of the convertible shares must first pass an extraordinary resolution approving any repurchase at a separate class meeting.

The London Stock Exchange requires that purchases within a 12-month period of 15 per cent or more of a company's share capital must be made through either a tender or partial offer to all shareholders, at a stated maximum or fixed price.

Purchases within a 12-month period below the 15 per cent threshold may be made through:

(1) the open market, provided that the price is not more than five per cent above the average of the middle-market quotations taken from the Official List for the five trading days before the purchase date; or

(2) an off-market transaction negotiated with one or more shareholders subject to prior approval of the transaction by special resolution.

Brands Hatch's articles of association authorise the issue of redeemable shares and the purchase of its own shares, subject to and in accordance with the Companies Act and the Listing Rules.

                       Provisions currently applicable to
                            Interpublic Stockholders

                        General meetings of shareholders

The by-laws of Interpublic provide that the annual meeting of stockholders shall be held at 11 o'clock in the morning on the third Tuesday of May each year. If any such day is a legal holiday, the annual meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the board of directors shall cause the meeting to be held as soon as feasible thereafter, and any elections held or other business transacted at such meeting shall be valid as if held or transacted on the date designated for the annual meeting.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                        General meetings of shareholders

Brands Hatch's articles of association provide that annual general meetings shall be held at such time and place as the board of directors may determine, subject to the provisions of the Companies Act which require an annual general meeting to be held in each year and that not more than 15 months shall elapse between the date of one annual general meeting of a company and that of the next.

                       Provisions currently applicable to
                            Interpublic Stockholders

                        Special meetings of shareholders

Delaware law provides that special meetings of stockholders may be called by:

(1)  the board of directors; or

(2) any person or persons authorised by the corporation's certificate of incorporation or by-laws.

The by-laws of Interpublic provide that special meetings of the holders of any class or of all classes of Interpublic's capital stock may be called at any time by the board of directors, and shall be called by the chairman of the board or the secretary upon the written request, stating the purposes of any such meeting, of a majority of the board of directors. Special meetings of the holders of all classes of Interpublic's capital stock entitled to vote thereat shall also be called by the chairman of the board or the secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote thereat.

The Interpublic by-laws provide that written notice of each meeting of the stockholders, stating the date, hour, place and purpose or purposes thereof, shall be given, personally or by mail, to each stockholder entitled to vote at the meeting not less than ten or more than 60 days before the date of the meeting. If mailed, such notice shall be deposited in the US mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of Interpublic.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                        Special meetings of shareholders

Under English law, an extraordinary general meeting of shareholders may be called by:

(1)  the board of directors; or

(2) shareholders holding at least one-tenth of the paid-up capital of the company carrying voting rights at general meetings.

The   notice  requirements   for   an   ordinary resolution, an  extraordinary
resolution  and  a special resolution are as follows:

(1)  ordinary resolution -- 14 clear days' notice;

(2)  extraordinary resolution -- 14 clear days' notice; and

(3)  special resolution -- 21 clear days' notice.

Notwithstanding the foregoing notice requirements, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed thereat.

In addition, general meetings may be called upon shorter notice if:

(1) in the case of an annual general meeting, all the shareholders who are permitted to attend and vote agree to the shorter notice; or

(2) in the case of an extraordinary general meeting, a majority of the shareholders holding at least 95 per cent by nominal value of the shares which can be voted at the meeting so agree.

                       Provisions currently applicable to
                            Interpublic Stockholders


                       Provisions currently applicable to
                           Brands Hatch Shareholders

"Clear days' notice" means calendar days and excludes:

(1) the date of receipt of the notice or the date when the notice is deemed to be received; and

(2)  the date of the meeting itself.

"Extraordinary resolutions" are relatively unusual and are confined to matters out of the ordinary course of business, such as a proposal to wind up the affairs of the company.

"Special resolutions" generally involve proposals to:

(1)  change the name of the company;

(2)  alter its capital structure;

(3)  change or amend the rights of shareholders;

(4) permit the company to issue new shares for cash without applying the shareholders' preemptive rights;

(5) amend the company's objects, or purpose, clause in its memorandum of association;

(6)  amend the company's articles of association; or

(7) carry out other matters for which the company's articles of association or the Companies Act prescribe that a "special resolution" is required.

All other proposals relating to the ordinary course of the company's business, such as the election of directors and transactions, such as mergers, acquisitions and dispositions, are the subject of an "ordinary resolution".

                       Provisions currently applicable to
                            Interpublic Stockholders

                                Appraisal rights

Delaware law provides stockholders of a corporation involved in a merger the right to demand and receive payment of the fair value of their stock in certain mergers. However, appraisal rights are not available to holders of shares:

(1)  listed on a national securities exchange;

(2) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

(3)  held of record by more than 2,000 stockholders;

unless holders of stock are required to accept in the merger anything other than any combination of:

     (A) shares of stock or depositary receipts of the surviving corporation in the merger;

     (B) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either:

          (a)  listed on a national securities exchange;

          (b) designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

          (c)  held of record by more than 2,000 holders; or

     (C) cash in lieu of fractional shares of the stock or depositary receipts received.

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                                Appraisal rights

Under English law, shareholders do not generally have appraisal rights, as the concept is understood under Delaware law, and Brands Hatch's articles of association do not contain any appraisal rights.

Certain limited rights exist where an offeror who, pursuant to a takeover offer for a company, has acquired or contracted to acquire not less than 90 per cent in value of the shares to which the offer relates, seeks to acquire outstanding minority shareholdings pursuant to the compulsory acquisition provisions under the Companies Act.

Similarly, under a scheme of reconstruction under Section 110 of the UK Insolvency Act 1986, a shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his/her interest at a price agreed or determined by arbitration.

Additionally, any shareholder who complains that the affairs of the company are being conducted or that the directors' powers are being exercised in a manner unfairly prejudicial to him/her or some part of the shareholders (including himself/herself), or in disregard of his/her proper interests as a shareholder, may apply to the High Court in England for relief. If the High Court finds the complaint to be justified, it may exercise its discretion and order the purchase of the shares on such terms including as to price as the High Court may determine.

                       Provisions currently applicable to
                            Interpublic Stockholders

                               Preemptive rights

Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issues of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation. Such rights are not provided in the Interpublic certificate of incorporation.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                               Preemptive rights

Under English law, the issue for cash of:

(1) equity securities, being those which, with respect to dividends or capital, carry a right to participate beyond a specified amount; or

(2)  rights to subscribe for or convert into equity securities;

must be offered first to the existing equity shareholders in proportion to the respective nominal value of their holdings, unless a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise.

It is a custom of many English companies listed on the London Stock Exchange that a resolution be passed on an annual basis to authorise the board of directors to disapply pre-emption rights in respect of a specified amount of share capital, generally five per cent of issued share capital, without pre-emption rights.

                       Provisions currently applicable to
                            Interpublic Stockholders

                       Amendment of governing instruments

Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires:

(1)  the recommendation of the board of directors;

(2) the affirmative vote of a majority of the outstanding stock entitled to vote thereon; and

(3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.

The certificate of incorporation of Interpublic provides that Interpublic reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation, in the manner prescribed by statute. All rights conferred upon stockholders in the certificate of incorporation are granted subject to this reservation.

Under Delaware law, stockholders have the power to adopt, amend or repeal by-laws unless the certificate of incorporation gives those powers to the directors of the corporation.

The by-laws of Interpublic provide that any provision of the by-laws may be altered or repealed at any regular or special meeting of the stockholders or the board of directors if notice of the proposed alteration or repeal is set forth in the notice of such meeting, whether or not notice of such meeting is otherwise required.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                       Amendment of governing instruments

Under English law, shareholders have the power to amend:

(1)  the objects, or purpose, clause in a company's memorandum of association;
     and

(2)  any provisions of the company's articles of association;

by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments within 21 days of the passing of the resolution.

Under English law, the board of directors is not authorised to change the memorandum or articles of association.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by extraordinary resolution of the classes affected in separate class meetings.

Brands Hatch's articles of association provide for the variation of class rights if sanctioned either by holders of not less than 75 per cent in nominal value of the issued shares in the class in writing, or an extraordinary resolution of the class affected in a separate class meeting.


                       Provisions currently applicable to
                            Interpublic Stockholders

                               Stock class rights

Under Delaware law, any change to the rights of holders of the Interpublic Common Stock or any series of preferred stock would require an amendment to the Interpublic certificate of incorporation.

Delaware law provides that the holders of shares of a class or series shall be entitled to vote as a class upon a proposed amendment if the amendment will:

(1)  increase or decrease the authorised shares of the class or series:

(2)  increase or decrease the par value of the shares of the class or series;
     or


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                               Stock class rights

See "Amendment of governing instruments".

                       Provisions currently applicable to
                            Interpublic Stockholders

(3) alter or change the powers, preferences or special rights of the shares of the class or series so as to affect them adversely.

Under its certificate of incorporation Interpublic has the right to issue shares of common plan as well as shares of preferred plan.

The shares of authorised common plan shall be identical in all respects and have equal rights and privileges. Without action by the stockholders, such shares of common plan may be issued by Interpublic from time to time for such consideration as may be fixed by the board of directors; provided, however, that such consideration shall not be less than par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payment thereon. No holder of shares of common plan shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any shares of the stock of Interpublic of any class, now or hereafter authorised, or any options or warrants for such stock or securities convertible into or exchangeable for such stock, or any shares held in the treasury of Interpublic.

The board of directors shall have the authority to issue the shares of the preferred plan from time to time on such terms and conditions as it may determine, and to divide the preferred plan into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative participating, optional or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. The number of authorised shares of preferred plan may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the common plan, without a vote of the holders of the preferred plan, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of preferred plan.

As of date, no shares of the preferred plan have been issued.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                       Provisions currently applicable to
                            Interpublic Stockholders

                  Shareholders' votes on certain transactions

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

(1)  the approval of the board of directors; and

(2) approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

The Interpublic certificate of incorporation does not provide for the vote of a larger portion of stock than is provided under Delaware law.

Under the rules of the New York Stock Exchange, acquisitions involving:

(1)  substantial security holders; or

(2) the issuance of additional shares of common stock of a listed company totalling 20 per cent or more of the outstanding shares of common stock require the approval of the holders of a majority of the shares voting on the acquisition. Other transactions do not require stockholder approval under the New York Stock Exchange rules.


                        Provisions currently applicable to
                            Brands Hatch Shareholders

                  Shareholders' votes on certain transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers. These arrangements require the approval at a special meeting convened by order of the court of:

(1) shareholders or creditors representing 75 per cent in value of the capital held by or debt owed to the class of shareholders or creditors or class thereof present and voting, either in person or by proxy; and

(2)  the court.

Once approved and sanctioned, all shareholders and creditors of the relevant class are bound by the terms of the scheme. A scheme of reconstruction under
Section 110 of the UK Insolvency Act 1986 may be made when a company is being wound-up voluntarily. Under the terms of such a scheme and with the sanction of a special resolution of the shareholders, the whole or part of the company's business or property is transferred to a second company. Any dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his/her interest at a price agreed or determined by arbitration.

                       Provisions currently applicable to
                            Interpublic Stockholders

                       Provisions currently applicable to
                           Brands Hatch Shareholders

The Companies Act also provides:

(1)  that where a takeover offer is made for the shares of an English company;
     and

(2) within four months of the date of the offer, the offeror has acquired or contracted to acquire at least nine-tenths in value of the shares of any class to which the offer relates;
the offeror may, within two months of reaching the nine-tenths level, require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the transfer that it finds appropriate. A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire his/her shares on the terms of the offer.

Under the rules of the London Stock Exchange, shareholder approval:

(1) is required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25 per cent or more of the size of the listed company; and

(2) may also be required for an acquisition or disposal of assets between a listed company and related parties, including:

     (a)  directors of the company or its subsidiaries;

     (b) holders of ten per cent of the nominal value of any class of the company's or any holding company's or its subsidiary's shares having the right to vote; or

     (c)  any of their affiliates.



                       Provisions currently applicable to
                            Interpublic Stockholders

                              Rights of inspection

Delaware law allows any stockholder:

(1)  to inspect:

     (a)  the corporation' stock ledger;

     (b)  a list of its stockholders; and

     (c)  its other books and records; and

(2) to make copies or extracts of those materials during normal business hours; provided, however, that:

     (a) the stockholder makes a written request under oath stating the purpose of his/her inspection; and

     (b) the inspection is for a purpose reasonably related to the person's interest as a stockholder.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                              Rights of inspection

Except when closed under the provisions of the Companies Act, the register and index of names of shareholders of an English company may be inspected during business hours:

(1)  without payment, by its shareholders; or

(2)  for a fee by any other person.

In both cases, the documents may be copied for a fee.

The shareholders of an English public company may also inspect, without charge, during business hours:

(1) minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

(2) service contracts of the company's directors, if the contracts have more than 12 months to run or require more than 12 months' notice to terminate.

                       Provisions currently applicable to
                            Interpublic Stockholders

The by-laws of Interpublic provide that the board of directors shall determine from time to time whether, when and under what conditions and regulations the accounts and books of Interpublic (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts.


                       Provisions currently applicable to
                            Interpublic Stockholders

                       Standard of conduct for directors

The DGCL does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                       Standard of conduct for directors

Under English law, a director has a fiduciary duty to act in a company's best interest. This duty includes obligations:

(1) not to create an actual or potential conflict between his/her duty to the company and duties to any other person or his/her personal interests; and

(2) to exercise his/her powers only in accordance with the memorandum and articles of association of the company.

In addition, a director must exercise reasonable care and skill. The precise scope of this duty is unclear, but the test appears to be both subjective (i.e., was the director's conduct that of a reasonably diligent person who has the knowledge and experience of the director) and objective (i.e., was the director's conduct that of a reasonably diligent person having the knowledge and experience that a director should have).

The Companies Act contains restrictions on a company's power to make loans and confer other benefits to directors and persons connected with them.


                       Provisions currently applicable to
                            Interpublic Stockholders

                    Classification of the board of directors

Delaware law permits the certificate of incorporation or a stockholder-adopted by-law to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.

The Interpublic certificate of incorporation does not provide for classification of the board of directors.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                    Classification of the board of directors

There are no provisions under English law which govern the term of office of directors, although shareholder approval is required if a director's contract of employment is for a period of more than five years.

The Combined Code, which contains principles of good governance and a code of best practice and is appended to the Listing Rules, recommends that the notice period under directors' service contracts should ideally be set at one year or less.

                       Provisions currently applicable to
                            Interpublic Stockholders

                              Removal of directors

Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors, except that:

(1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

(2) directors may not be removed in certain situations in the case of a corporation having cumulative voting.

The by-laws of Interpublic provide that any director may be removed at any time, either for or without cause, by action of the holders of record of a majority of the outstanding shares of voting capital stock of Interpublic. For proper cause, a director may also be removed at any time by the affirmative vote of at least two-thirds of the whole board of directors.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                              Removal of directors

Under the Companies Act, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions of the company's articles of association or service contract the director has with the company; provided, however, that 28 clear days' notice of the resolution is given to the company.


                       Provisions currently applicable to
                            Interpublic Stockholders

                      Vacancies on the board of directors

Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws:

(1)  vacancies on a board of directors; and

(2) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office.

However, if the holders of any specific class of stock are entitled to elect directors, vacancies and newly created directorships of the class may only be filled by a majority of the directors elected by the class. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen.

The by-laws of Interpublic provide that vacancies created by death, resignation, removal or disqualification and newly created directorships resulting from any increase in the authorised number of directors may be filled by the affirmative vote of a majority of the directors remaining in office, although less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of a majority of the stock of Interpublic entitled to vote and present and voting at any meeting of the stockholders at which a quorum is present. Each director so chosen shall hold office until the next annual meeting of stockholders and until his/her successor is elected and qualified or until his/her earlier resignation or removal. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office as provided in this section in the filling of other vacancies.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                      Vacancies on the board of directors

Under English law, shareholders may by ordinary resolution, at a meeting at which any director retires, appoint a person to be a director:

(1)  to fill a vacancy; or

(2) to become an additional director, subject to any maximum provided in the company's articles of association.

The board of directors has the power to appoint a director to serve until the next general meeting of the company, whereupon the director concerned is required to retire but will be eligible for election but the total number of directors shall not exceed any maximum number fixed in accordance with the company's articles of association.

Brands Hatch's articles of association provide that the maximum number of directors shall be 12 unless and until otherwise determined by the company by ordinary resolution.

                       Provisions currently applicable to
                            Interpublic Stockholders

                      Liability of directors and officers


Delaware law permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

(1) any breach of his/her duty of loyalty to the corporation or its stockholders;

(2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(3) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4)  any transaction from which he/she derives an improper personal benefit.

The Interpublic certificate of incorporation provides that no person shall be liable to Interpublic for any loss or damage suffered by it on account of any action taken or omitted to be taken by him/her as a director or officer of Interpublic in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinary prudent man would have exercised or used under the circumstances in the conduct of his/her own affairs or (ii) took, or omitted to take, such action in reliance in good faith upon advice of counsel for Interpublic, or upon the books of account or other records of Interpublic, or upon reports made to Interpublic by any of its officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the board of directors or by any committee designated by the board of directors.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                      Liability of directors and officers

English law does not permit a company to exempt any director or officer of the company or any person employed by the company as an auditor from any liability arising from negligence, default, breach of duty or breach of trust against the company.

                       Provisions currently applicable to
                            Interpublic Stockholders

The Interpublic certificate of incorporation provides that a director of Interpublic shall not be personally liable to Interpublic or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Interpublic and its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after approval by the stockholders of this provision in the certificate of incorporation to authorise corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The certificate of incorporation also provide that any repeal or modification of this provision in the certificate of incorporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                       Provisions currently applicable to
                           Brands Hatch Shareholders



                       Provisions currently applicable to
                            Interpublic Stockholders

                   Indemnification of directors and officers

Delaware law provides that a corporation may indemnify any officer or director who is made a party to any third party suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director:

(1) acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation; and

(2) in a criminal proceeding, had no reasonable cause to believe his/her conduct was unlawful.

The by-laws of Interpublic contain specific authority for indemnification by the corporation of current and former directors, officers, employees or agents of the corporation.

Interpublic maintains policies of insurance under which Interpublic and its directors and officers are insured subject to specified exclusions and deductibles and maximum amounts against loss arising from any claim which may be made against Interpublic or any director or officer of Interpublic by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

See also "Liability of directors and officers".


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                   Indemnification of directors and officers

English law does not permit a company to indemnify:

(1)  a director or officer of the company; or

(2)  any person employed by the company as an auditor;

against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities incurred in proceedings in which:

(1) judgment is entered in favour of the director or officer or the director or officer is acquitted; or

(2) the director or officer is held liable, but the court finds that he/she acted honestly and reasonably and that relief should be granted.

The Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against liabilities arising from negligence, default, breach of duty or breach of trust against the company.

Brands Hatch's memorandum of association authorises the company to purchase and maintain such insurance for any directors, officers or auditors of the company.

                       Provisions currently applicable to
                            Interpublic Stockholders

                              Shareholders' suits

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

(1) state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff's shares thereafter devolved on the plaintiff by operation of law; and

(2) (a) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors; or

     (b) state the reasons for the plaintiff's failure to obtain the action or for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

                       Provisions currently applicable to
                           Brands Hatch Shareholders

                              Shareholders' suits

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

(1) when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(2)  when any act or omission of the company is or would be so prejudicial.

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

                       Provisions currently applicable to
                            Interpublic Stockholders

               Certain provisions relating to share acquisitions

Section 203 of the DGCL prohibits "business combinations", including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an "interested stockholder" who beneficially owns 15 per cent or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless:

(1) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

(2) after completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85 per cent of the voting stock of the corporation not including (i) shares held by officers and directors of interested stockholders and (ii) shares held by specified employee benefit plans; or

(3) after the person becomes an interested stockholder, the business combination is approved by the board and holders of at least 66 2/3 per cent of the outstanding voting stock, excluding shares held by the interested stockholder.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

               Certain provisions relating to share acquisitions

In the case of a company listed on the London Stock Exchange, shareholder approval must be obtained for certain acquisitions or disposals of assets involving directors or substantial shareholders or their associates. In addition, takeovers of public companies, whether or not listed on the London Stock Exchange, are regulated by the City Code, which is:

(1)  comprised of non-statutory rules unenforceable at law; and

(2) administered by the Panel, a body consisting of representatives of City of London financial and professional institutions which oversees the conduct of takeovers.

The City Code provides that when:

(1) any person acquires, whether by a series of transactions over a period of time or not, shares which, together with shares held or acquired by persons acting in concert with him/her, represent 30 per cent or more of the voting rights of a public company; or

(2) any person, together with persons acting in concert with him/her, holds at least 30 per cent but not more than 50 per cent of the voting rights and that person, or any person acting in concert with him/her, acquires any additional shares;

the person must generally make an offer for all of the equity shares of the company, whether voting or non-voting, and any class of voting non-equity shares of the company held by that person or any person acting in concert with him/her, for cash, or accompanied by a cash alternative, at not less than the highest price paid by the person or these persons for the relevant shares during the 12 months preceding the date of the offer.


                       Provisions currently applicable to
                            Interpublic Stockholders

                             Anti-takeover measures

Under Delaware law, directors generally have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

Nevertheless, a Delaware court will generally apply a policy of judicial deference to board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

(1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

(2)  the board action taken was reasonable in relation to the threat posed.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                             Anti-takeover measures

Under English law, directors of a company have a fiduciary duty to take only those actions which are in the interests of the company. Generally, anti-takeover measures are not actions which fall within this category.

Under the City Code, a company is prohibited from taking any action without the approval of its shareholders at a general meeting after:

(1)  a bona fide offer has been communicated to its board of directors; or

(2) its board of directors has reason to believe that a bona fide offer might be imminent;

if that action could effectively result in the offer being frustrated or in the shareholders being denied an opportunity to decide on its merits.

                       Provisions currently applicable to
                            Interpublic Stockholders

                            Disclosure of interests

Acquirors of common stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than five per cent of the outstanding common stock of Interpublic must, within ten days after such acquisition:

(1)  file a Schedule 13D with the SEC disclosing specified information; and

(2) send a copy of the Schedule 13D to Interpublic and to each securities exchange on which the security is traded.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                            Disclosure of interests

The Companies Act provides that anyone who acquires a material interest or becomes aware that he/she has acquired a material interest in three per cent or more of any class of shares of a public company's issued share capital carrying rights to vote at general shareholder meetings must notify that company in writing of his/her interest within two days. Thereafter, any increase or decrease of a whole percentage or decrease which reduces the interest to below three per cent must be notified in writing to the company.

In addition, the Companies Act provides that a public company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in the company's issued voting share capital to:

(1)  confirm whether this is or is not the case; and

(2) if this is the case, to give further information that the company requires relating to his/her interest and any other interest in the company's shares of which he/she is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.

When the notice is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, among other things:

(1)  any transfer of the shares;

(2)  the exercise of voting rights;

(3)  the issue of further shares; and

(4)  other than a liquidation, dividends and other payments.

These restrictions may also void any agreement to transfer the shares.

                       Provisions currently applicable to
                            Interpublic Stockholders

Limitations on enforceability  of civil liabilities under US federal securities laws

          Ability to bring suits, enforce judgments and enforce US law

Interpublic is a US company incorporated under the laws of Delaware. All but one of its directors and officers are residents of the United States, and Interpublic has substantial assets located in the United States. As a result, US investors generally can initiate lawsuits in the United States against Interpublic and its directors and officers and can enforce lawsuits based on US federal securities laws in US courts.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

Limitations on enforceability  of civil liabilities under US federal securities laws

          Ability to bring suits, enforce judgments and enforce US law

Brands Hatch is an English company located in the United Kingdom. Many of the directors and officers of Brands Hatch are residents of the United Kingdom and not the United States. A large portion of the assets of Brands Hatch and its directors and officers are located outside of the United States. As a result, US investors may find it difficult in a lawsuit based on the civil liability provisions of the US federal securities laws:

(1) to effect service within the United States upon Brands Hatch and the directors and officers of Brands Hatch located outside the United States;

(2) to enforce in US courts or outside the United States judgments obtained against those persons in US courts;

(3) to enforce in US courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

(4) to enforce against those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of US courts, civil liabilities based solely upon the US federal securities laws.


                       Provisions currently applicable to
                            Interpublic Stockholders

Limitations on enforceability  of civil liabilities under US federal securities laws

                             "Short swing" profits

Directors and officers of Interpublic are governed by rules under the Exchange Act that may require directors and officers to forfeit to Interpublic any "short swing" profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of Interpublic equity securities.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

Limitations on enforceability  of civil liabilities under US federal securities laws

                             "Short swing" profits

Directors and officers of Brands Hatch are not subject to the Exchange Act's "short swing" profit rules because Brands Hatch is currently a foreign private issuer under the Exchange Act which is not subject to these rules.

However, directors of Brands Hatch are currently subject to applicable UK legislation prohibiting insider dealing. In addition, the directors have to comply with the Model Code of the London Stock Exchange, which provides that the considerations taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director must not be of a short-term nature. The Model Code also places additional restrictions on trading during periods prior to announcement of a company's results.

                       Provisions currently applicable to
                            Interpublic Stockholders

                          Proxy statements and reports

Under the Exchange Act proxy rules, Interpublic must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                          Proxy statements and reports

As a foreign private issuer, Brands Hatch is not currently governed by the Exchange Act proxy rules. However, Brands Hatch is governed by the Companies Act and the Listing Rules regulating notices of shareholder meetings, which provide that notice of a shareholder meeting must be accompanied by:

(1) a shareholder circular containing an explanation of the purpose of the meeting; and

(2)  the recommendations of the board with respect to actions to be taken.

In addition, Brands Hatch sends Brands Hatch ordinary shareholders a copy of its annual report and accounts or a summary thereof.

In addition, under the London Stock Exchange listing rules, Brands Hatch is required to send to shareholders details relating to certain acquisitions, dispositions, takeovers, mergers and offers either made by or in respect of the company, depending on their size and importance.

                       Provisions currently applicable to
                            Interpublic Stockholders

                             Reporting requirements

As a US public company, Interpublic must file with the SEC, among other reports and notices:

(1) an annual report on Form 10-K within 90 days after the end of each fiscal year;

(2) quarterly reports on Form 10-Q within 45 days after the end of each fiscal quarter; and

(3) current reports on Form 8-K upon the occurrence of important corporate events.


                       Provisions currently applicable to
                           Brands Hatch Shareholders

                             Reporting requirements

Under English law, Brands Hatch must file the following documents, inter alia, with Companies House:

(1) annual accounts and reports, seven months after the end of the relevant accounting period (this period is reduced to six months under the Listing Rules);

(2)  annual return, within 28 days after the date to which it is made up;

(3) forms 288 noting the resignation and appointment of directors and secretary, within 14 days of the date of the change;

(4) auditors' notice of resignation, within 14 days of the company's receipt of such notice; and

(5) copies of all special and extraordinary resolutions passed by the company, within 15 days of the date the resolution was passed.

Brands Hatch is also required to notify the London Stock Exchange of:

(1) any major new developments relating to its business which are not public knowledge and may lead to a substantial movement in its stock price;

(2) notifications received by it from persons holding an interest in three per cent or more of any class of the company's share capital;

(3)  any changes in its board of directors;

(4)  any purchase or redemption by it of its own equity securities;

(5)  interests of directors in its shares or debentures; and

(6)  changes in its capital structure.

The Listing Rules also require Brands Hatch to publish an interim report within four months of the end of each half year.

                                      V-22
Appendix VI --- Certain Provisions of the Companies Act

Set out below is an extract from the Companies Act:


                                   "PART XIIIA
                                 TAKEOVER OFFERS

428 TAKEOVER OFFERS

(1) In this Part of this Act "takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of difference classes, in relation to all the shares of each class.

(2) In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

(3) The terms offered in relation to any shares shall for the purpose of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by subsection (4).

(4)    A variation is permitted by this subsection where --

       (a) the law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

       (b) the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

(5) The reference in subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

(6) In the application of subsection (5) to Scotland the words "and under seal" shall be omitted.

(7) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

(8) In this Part of this Act the "offeror" means, subject to section 430D, the person making a takeover offer and the "company" means the company whose shares are the subject of the offer.


429 RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

(1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptance of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(3) No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

(4) Any notice under this section shall be given in the prescribed manner; and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

(5) Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

(6) Any person who fails to send a copy of a notice or statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

(7) If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

(8) When during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if --

       (a) the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

       (b) those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.


430 EFFECT OF NOTICE UNDER SECTION 429

(1) The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

(3) Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state --

       (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

       (b) which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

       and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or the other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holders of the shares --

       (a)   is not cash and the offeror is no longer able to provide it; or

       (b) was to have been provided by a third party who is no longer bound or able to provide it,

       the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

(5) At the end of six weeks from the date of the notice the offeror shall forthwith --

       (a)   send a copy of the notice to the company; and

       (b) pay or transfer to the company the consideration for the shares to which the notice relates.

(6) If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

(7) If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

(8) Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer of the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

(9) Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

(10) Any sum received by a company under paragraph (e) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

(11) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

(12)   In relation to a company registered in Scotland, subsections (13) and
       (14) shall apply in place of subsection (11).

(13) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up --

       (a)   the trust shall terminate;

       (b) the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

       (c)   a sum representing --

             (i)    the consideration so far as it is cash;

             (ii)   the proceeds of any sale under paragraph (b) above; and

             (iii) any interest, dividend or other benefit that has accrued from the consideration,

       shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Account of Court.

(14) Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

(15)   The expenses of any such enquiry as is mentioned in subsection (11) or
       (13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

(1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted
       --

       (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

       (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company, the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted
       --

       (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

       (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

       the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(3) Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

(4) A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

(5) Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

(6) If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

(7) If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.


430B EFFECT OF REQUIREMENT UNDER SECTION 430A

(1) The following provision shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

(3) Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3) --

       (a) shall give particulars of the choice and of the rights conferred by this subsection; and

       (b) may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

       and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares --

       (a)   is not cash and the offeror is no longer able to provide it; or

       (b) was to have been provided by a third party who is no longer bound or able to provide it,

       the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.


430C APPLICATIONS TO THE COURT

(1) Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given --

       (a) order that the offeror shall not be entitled and bound to acquire the shares; or

       (b)   specify terms of acquisition different from those of the offer.

(2) If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

(3) Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

(4) No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers --

       (a)   that the application was unnecessary, improper or vexations; or

       (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

(5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorising him to give notices under that subsection if satisfied
       --

       (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

       (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

       (c)   that the consideration offered is fair and reasonable;

       but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.


430D JOINT OFFERS

(1) A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

(2) The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

(3) It shall be a sufficient compliance with any provision of those sections requiring or authorising a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

(4) In sections 428, 430(8) and 430E references to the offeror shall be construed as references to the joint offerors or any of them.

(5) In sections 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

(6) In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

(7) In section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.


430E ASSOCIATES

(1) The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which a takeover offer relates.

(2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection 8(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

(3) In section 430(A)(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contract to acquire.

(4)    In this clause "associate", in relation to an offeror, means --

       (a)   a nominee of the offeror;

       (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

       (c)   a body corporate in which the offeror is substantially interested;
             or

       (d) any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

(5) For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

(6) For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if --

       (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

       (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

(7) Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

(8) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.


430F CONVERTIBLE SECURITIES

(1) For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

(2) Subsection (1) shall not be construed as requiring any securities to be treated --

       (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

       (b) as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class."

Appendix VII Definitions

The following definitions apply throughout this offer document, unless the context requires otherwise:

"Acceptance Condition"                         means the Condition set out in
                                               paragraph (a) of Part A of
                                               Appendix I;

"Affiliate"                                    means each of Awak Limited,
                                               Nicola M. Foulston, Sir Rodney M.
                                               Walker, Roger R.G. North and
                                               Robert S. Bain;

"Affiliate Agreements"                         means the agreements between
                                               Interpublic and the Affiliates,
                                               inter alia, restricting the
                                               ability of the Affiliates to deal
                                               in Brands Hatch Shares and New
                                               Interpublic Common Stock;

"Annual Report and Accounts                    means the annual report and
 of Brands Hatch"                              audited accounts of the Brands
                                               Hatch Group for the year ended 31
                                               December 1998;

"Brands Hatch"                                 means Brands Hatch Leisure PLC;

"Brands Hatch Group"                           means Brands Hatch and its
                                               subsidiary undertakings;

"Brands Hatch Share Option Schemes"            means the Brands Hatch Approved
                                               Executive Share Option Scheme and
                                               the Brands Hatch Unapproved
                                               Executive Share Option Scheme;

"Brands Hatch Shareholders", "you"             means holders of Brands Hatch
 or "your"                                     Shares;

"Brands Hatch Shares"                          means ordinary shares of 25p each
                                               in the capital of Brands Hatch;

"certificated" or "in certificated form"       in relation to a share or other
                                               security, means a share or other
                                               security, title to which is
                                               recorded in the relevant register
                                               of the share or other security
                                               concerned as being held in
                                               certificated form;

"City Code"                                    means the City Code on Takeovers
                                               and Mergers;

"Companies Act"                                means the Companies Act 1985 of
                                               Great Britain;

"Compulsory Acquisition                        means the compulsory acquisition
 Procedures"                                   procedures set out in Sections
                                               428 to 430F of the Companies Act;

"Conditions"                                   means the conditions of the Offer
                                               set out in Part A of Appendix I
                                               and "Condition" means any one of
                                               them;

"Council Regulation"                           means Council Regulation (EEC)
                                               4064/89;

"CREST" means the relevant system (as defined in the Regulations) in respect of which CRESTCo is the Operator (as defined in the
                                               Regulations);

"CRESTCo"                                      means CRESTCo Limited;

"CREST member"                                 means a person who has been
                                               admitted by CRESTCo as a system-
                                               member (as defined in the
                                               Regulations);

"CREST participant"                            means a person who is, in
                                               relation to CREST, a system-
                                               participant (as defined in the
                                               Regulations);

"CREST sponsor"                                means a person who is, in
                                               relation to CREST, a sponsoring
                                               system-participant (as defined in
                                               the Regulations);

"CREST sponsored member"                       means a CREST member admitted to
                                               CREST as a sponsored member under
                                               the sponsorship of a CREST
                                               sponsor;


                                     VII-1

"DGCL"                                         means the General Corporation Law
                                               of the State of Delaware;

"Enlarged Interpublic Group"                   means the Interpublic Group
                                               following the acquisition of
                                               Brands Hatch pursuant to the
                                               Offer;

"Escrow Agent"                                 means Lloyds TSB Registrars in
                                               its capacity as a CREST
                                               participant under participant ID
                                               6RA73;

"Exchange Act"                                 means the United States
                                               Securities Exchange Act of 1934;

"Form of Acceptance"                           means the form of acceptance and
                                               authority accompanying this offer
                                               document;

"Illustrative Exchange Rate"                   means $1.6239: L1.00, being the
                                               mid-point of the closing spread
                                               of the dollar to sterling spot
                                               rate, as shown in the Financial
                                               Times (UK edition) on 8 November
                                               1999 (being the latest
                                               practicable date prior to the
                                               posting of this offer document);

"Initial Closing Date"                         means 3.00 pm (London time) on 30
                                               November 1999, unless and until
                                               Interpublic in its discretion
                                               extends the Offer, in which case
                                               the term "Initial Closing Date"
                                               means the latest time and date at
                                               which the Offer, as so extended
                                               by Interpublic, will expire;

"Initial Offer Period"                         means the period from the date of
                                               this offer document to and
                                               including the Initial Closing
                                               Date;

"Inland Revenue"                               means the UK Inland Revenue;

"Interpublic", "we", "us" or "our"             means The Interpublic Group of
                                               Companies, Inc.;

"Interpublic Common Stock"                     means common stock of $0.10 each
                                               in the share capital of
                                               Interpublic;

"Interpublic Group"                            means Interpublic and its
                                               subsidiary undertakings;

"Interpublic Stockholders"                     means holders of Interpublic
                                               Common Stock;

"IRC"                                          means the United States Internal
                                               Revenue Code of 1986;

"IRS"                                          means the United States Internal
                                               Revenue Service;

"Listing Rules"                                means rules made by the London
                                               Stock Exchange under the
                                               authority of the UK Financial
                                               Services Act 1986 relating to the
                                               admission of securities to the
                                               Official List and the continuing
                                               obligations of listed companies;

"London Stock Exchange"                        means London Stock Exchange
                                               Limited;

"member account ID"                            means the identification code or
                                               number attached to any member
                                               account in CREST;

"New Interpublic Common                        means Interpublic Common Stock to
 Stock"                                        be delivered pursuant to the
                                               Offer;

"Octagon"                                      means the sports marketing and
                                               entertainment division of
                                               Interpublic;

"Offer" means the recommended offer made by Interpublic to acquire all the issued and to be issued Brands Hatch Shares on the terms and subject to the Conditions set out in this offer document including, where thecontext so requires, any


                                     VII-2
                                               subsequent revision, variation,
                                               extension or renewal of that
                                               offer;

"Offer Document"                               means this offer document and any
                                               other document containing the
                                               Offer;

"Offer Period"                                 means, in relation to the Offer,
                                               the period commencing on
                                               22 October 1999 until the end of
                                               the Initial Offer Period;

"Official List"                                means the Daily Official List of
                                               the London Stock Exchange;

"Optionholders"                                means holders of Options;

"Options"                                      means options granted pursuant to
                                               the terms of the Brands Hatch
                                               Share Option Schemes;

"Panel"                                        means the Panel on Takeovers and
                                               Mergers;

"Pannell Kerr Forster"                         means Pannell Kerr Forster, a
                                               firm which has provided
                                               independent financial advice to
                                               the board of Brands Hatch for the
                                               purposes of Rule 3.1 of the City
                                               Code;

"participant ID"                               means the identification code or
                                               membership number used in CREST
                                               to identify a particular CREST
                                               member or other CREST
                                               participant;

"PricewaterhouseCoopers"                       means PricewaterhouseCoopers, the
                                               financial adviser to Interpublic
                                               for the purposes of the City Code
                                               and for the purposes of approving
                                               this offer document as an
                                               investment advertisement in
                                               accordance with Section 57 of the
                                               UK Financial Services Act 1986;

"PricewaterhouseCoopers LLP"                   means PricewaterhouseCoopers LLP,
                                               independent public accountants to
                                               Interpublic;

"Rebel" means the Rebel Group Limited, a company acquired by the Brands Hatch Group in February 1999 which operates karting venues in the United Kingdom;

"Receiving Agent"                              means Lloyds TSB Registrars, The
                                               Causeway, Worthing, West Sussex
                                               BN99 6DA;

"Registration Statement"                       means the Registration Statement
                                               on Form S-4 relating to the Offer
                                               and filed by Interpublic with the
                                               SEC under the Securities Act;

"Regulations"                                  means the UK Uncertificated
                                               Securities Regulations 1995 (SI
                                               1995 No. 95/3272);

"SEC"                                          means the United States
                                               Securities and Exchange
                                               Commission;

"Securities Act"                               means the United States
                                               Securities Act of 1933 and the
                                               rules thereunder;

"Subsequent Offer Period"                      means the period following the
                                               Initial Closing Date during which
                                               the Offer remains open for
                                               acceptance;

"TFE instruction"                              means a Transfer from Escrow
                                               instruction (as defined by the
                                               CREST Manual issued by CRESTCo);

"Treasury"                                     means the United States
                                               Department of the Treasury;

"TTE instruction"                              means a Transfer to Escrow
                                               instruction (as defined by the
                                               CREST Manual issued by CRESTCo);

"2006 Notes"                                   means the $361 million aggregate
                                               principal amount at maturity of
                                               1.87% convertible subordinated
                                               notes due 2006 of Interpublic;


                                     VII-3

"UK" or "United Kingdom"                       means the United Kingdom of Great
                                               Britain and Northern Ireland;

"UK GAAP"                                      means accounting principles
                                               generally accepted in the United
                                               Kingdom;

"UK Resident"                                  means a person who is resident in
                                               the United Kingdom for tax
                                               purposes and, in the case of UK
                                               taxation of capital gains, a
                                               person who is ordinarily resident
                                               in the United Kingdom for tax
                                               purposes;

"uncertificated"or "in                         in relation to a share, means a
 uncertificated form"                          share, title to which is recorded
                                               in the relevant register of the
                                               share or security concerned as
                                               being held in uncertificated form
                                               in CREST and title to which, by
                                               virtue of the Regulations, may be
                                               transferred by means of CREST;

"US", "USA" or "United States"                 means the United States of
                                               America, its territories and
                                               possessions, any State of the
                                               United States of America and the
                                               District of Columbia;

"US GAAP"                                      means accounting principles
                                               generally accepted in the United
                                               States;

"US Resident"                                  means a person who is subject to
                                               US federal income taxation
                                               regardless of source;

"Wider Brands Hatch Group"                     means the Brands Hatch Group and
                                               associated undertakings and any
                                               other body corporate,
                                               partnership, joint venture or
                                               person in which Brands Hatch and
                                               those undertakings (aggregating
                                               their interests) have an interest
                                               of more than 20 per cent of the
                                               voting or equity capital or the
                                               equivalent;

"Wider Interpublic Group"                      means the Interpublic Group and
                                               associated undertakings and any
                                               other body corporate,
                                               partnership, joint venture or
                                               person in which Interpublic and
                                               those undertakings (aggregating
                                               their interests) have an interest
                                               of more than 20 per cent of the
                                               voting or equity capital or the
                                               equivalent; and

"Year 2000 Compliant"                          means complying with the year
                                               2000 conformity requirements
                                               promulgated by the British
                                               Standards Institute whose
                                               definition is as follows:

                                               "Year 2000 conformity shall mean
                                               that neither performance nor
                                               functionality is affected by
                                               dates before, during and after
                                               the year 2000. In particular:

                                               Rule 1 no value for current date
                                                      will cause any
                                                      interruption in operation;

                                               Rule 2 date-based functionality
                                                      must behave consistently
                                                      for dates before, during
                                                      and after the year 2000;

                                               Rule 3 in all interfaces and data
                                                      storage, the century in
                                                      any date is specified
                                                      either explicitly or by
                                                      unambiguous algorithms or
                                                      inferencing rules; and

                                               Rule 4 the year 2000 must be
                                                      recognised as a leap
                                                      year".


                                     VII-4

For the purposes of this offer document, unless the context otherwise requires:

(1) "subsidiary", "subsidiary undertaking", "associated undertaking" and "undertaking" have the respective meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act);

(2) terms defined in the CREST Manual issued by CRESTCo bear the same meanings where used in this offer document;

(3)    references to the singular include the plural and vice versa;

(4) references to any appendix, paragraph and subdivisions of them are references to the appendices and paragraphs of this offer document and any subdivisions of them respectively; and

(5) references to any statute, regulation, code, treaty, certificate of incorporation, by-laws or provision thereof include a statute, regulation, code, treaty, certificate of incorporation, by-laws or provision thereof which amends, consolidates or replaces it or them whether before or after the date of this offer document.


                                     VII-5

The Offer is being made by
THE INTERPUBLIC GROUP OF COMPANIES, INC.
1271 Avenue of the Americas
New York, New York 10020
USA
Telephone number:      +1 212 399 8000

The Offer is being made for all issued and to be issued shares of
BRANDS HATCH LEISURE PLC
Brands Hatch Circuit
Fawkham
Longfield
Kent DA3 8NG
Telephone number:      01474 872331

The Form of Acceptance should be delivered to the Receiving Agent below so as to be received no later than 3.00 pm (London time) on 30 November 1999 at the following address:
LLOYDS TSB REGISTRARS
The Causeway
Worthing
West Sussex
BN99 6DA
For information call:  01903 702767

Financial advisers to Interpublic
PricewaterhouseCoopers
No. 1 Embankment Place
London WC2N 6NN
Telephone number:      0171 583 5000

Financial advisers to Brands Hatch
Pannell Kerr Forster
New Garden House
78 Hatton Garden
London EC1N 8JA
Telephone number:      0171 831 7393

Certain legal matters as to UK law (see Appendix IV) will be passed upon by Lovell White Durrant
65 Holborn Viaduct
London EC1A 2DY
Telephone number:      0171 236 0066

Certain legal matters as to US law (see Appendix IV) will be passed upon by Cleary, Gottlieb, Steen & Hamilton
City Place House
55 Basinghall Street
London EC2V 5EH
Telephone number:      0171 614 2200



THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in doubt about the Offer you should consult an independent financial adviser authorised under the Financial Services Act 1986.

Terms used in this Form of Acceptance (the "Form") shall bear the same meaning as in the accompanying Offer Document dated 9 November 1999 (the "Offer Document"). This Form should be read in conjunction with the Offer Document. The provisions of Parts B and C of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form and should be read carefully by each holder of Brands Hatch Shares. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

If you have sold or transferred all your Brands Hatch Shares, please pass this Form and the accompanying Offer Document as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the Offer is not being made directly or indirectly in Canada, Australia or Japan and such documents should not be distributed, forwarded or transmitted into or from Canada, Australia or Japan by any means whatsoever including without limitation mail, facsimile, transmission, telex or telephone. No Form which is received in any envelope postmarked, or which appears to Interpublic or its agents to have been sent from Canada, Australia or Japan will be treated as valid.

PricewaterhouseCoopers, which is authorised to carry on investment business by The Institute of Chartered Accountants in England and Wales, is acting exclusively for Interpublic and no one else in connection with the Offer and will not be responsible to anyone other than Interpublic for providing the protections afforded to clients of PricewaterhouseCoopers in relation to the Offer nor for giving advice in relation to the Offer.

Interpublic Common Stock is traded on the New York Stock Exchange under the symbol "IPG". It is expected that dealings for normal settlement will commence on the New York Stock Exchange in the New Interpublic Common Stock on the second trading day following the day on which the Offer becomes or is declared unconditional in all respects.

--------------------------------------------------------------------------------

                        FORM OF ACCEPTANCE AND AUTHORITY
                       in respect of the recommended offer
                                       by
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

            for all of the issued and to be issued share capital of
                            BRANDS HATCH LEISURE PLC



                            Procedure for Acceptance

* To accept the Offer, you must complete and sign this Form on page 3 by following the instructions set out on pages 2 and 4.


* All holders of Brands Hatch Shares who are individuals must sign in the presence of a witness, who must also sign where indicated. If you hold Brands Hatch Shares jointly with others, you must arrange for all joint holders to sign this Form.

* The duly completed and signed Form, accompanied by your share certificate(s) and/or other document(s) of title for Brands Hatch Shares if your Brands Hatch Shares are in certificated form, should be sent by hand (during normal business hours) or by post to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand only to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL but in any event so as to be received not later than 3.00 p.m. (London time), on 30 November 1999. A first class reply-paid envelope is enclosed for documents lodged by post.

* If your Brands Hatch Shares are in uncertificated form (i.e. in CREST), you should return this Form and take the action set out in paragraph 15(d) of the letter from Interpublic contained in the Offer Document to transfer your Brands Hatch Shares to an escrow balance. For this purpose, the participant ID of Lloyds TSB Registrars, which will act as the Escrow Agent for the purposes of the Offer, is 6RA73, the member account ID of the Escrow Agent is RA157701 and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on this transfer to escrow ("TTE ") instruction) is shown on page 3 next to Box 4 of this Form. You should ensure that the TTE settles not later than 3.00 p.m. on 30 November 1999.

* If you hold Brands Hatch Shares in both certificated and uncertificated form, you should complete a separate Form for each holding. Similarly, you should complete separate Forms for Brands Hatch Shares held in uncertificated form but under a different member account ID, and separate Forms for Brands Hatch Shares held in certificated form but under a different designation. You can obtain further Forms by contacting Lloyds TSB Registrars on 01903 702767.

* If your Brands Hatch Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent) or is/are lost, this Form should nevertheless be completed, signed and returned as stated above so as to be received not later than 3.00 p.m (London time) on 30 November 1999, together with any share certificate(s) and/or other document(s) of title that you may have available, accompanied by a letter stating that the balance will follow, or that you will obtain a letter of indemnity in respect of the lost share certificates and/or other documents of title, and the share certificate(s), letter of indemnity and/or other document(s) of title should be lodged as soon as possible thereafter with Lloyds TSB Registrars at the address, and in the manner, set out above.

* Your acceptance of the Offer is on the terms and subject to the conditions contained in the Offer Document and in this Form.

* If you have any questions as to how to complete this Form, please contact Lloyds TSB Registrars on 01903 702767.

                                     Page 2
Please complete this Form

The provisions of Parts B and C of Appendix I to the Offer Document are incorporated into and form part of this Form.

1 The Offer

To accept the Offer, insert in Box 1 the total number of Brands Hatch Shares for which you wish to accept the Offer. You must also sign Box 2 in accordance with the instructions set out below, which will constitute your acceptance of the Offer, and complete Box 3 and, if appropriate, Box 4, Box 5 and/or Box 6.

If no number, or a number greater than your registered holding of Brands Hatch Shares, is written in Box 1 and you have signed Box 2, you will be deemed to have accepted the Offer in respect of your entire registered holding of Brands Hatch Shares.


2 Signatures

To accept the Offer you must complete Box 2 and, in the case of a joint holding, arrange for ALL joint holders to do likewise.

All registered holders, including joint holders, who are individuals must sign Box 2 in the presence of a witness who must also sign Box 2 where indicated. If these instructions are not followed, the Form will be invalid. The witness must be over 18 years of age and should not be another joint holder signing the Form. The same witness may witness the signature of each joint holder. The witness should also print his/her name where indicated.

A company may execute this Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which s.36A of the Companies Act applies may execute this Form as a deed by a director and the company secretary or by two directors of the company signing the Form and inserting the name of the company above their signatures. If the company is incorporated outside Great Britain it may execute the Form as a deed in any manner permitted by the laws of the territory in which it is incorporated in accordance with the Foreign Companies (Execution of Documents) Regulations 1997.

Each person signing the Form for a company should state the office which he/she holds. If the Form is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Form. You should also deliver evidence of your authority in accordance with the notes on page 4.

Please note that if you sign Box 2 but do not put "Yes" in Box 5, you will be deemed to have given the representations and warranties set out in paragraph (b) of Part C of Appendix I to the Offer Document.


3 Name(s) and address

Complete Box 3 with the full name and address of the sole or first-named registered holder together with the names of all other joint holders (if any) in BLOCK CAPITALS. Unless you complete Box 6, this is the address to which your consideration and/or other documents will be sent provided the address inserted in Box 3 is not in Canada, Australia or Japan.


4 Participant ID and Member Account ID

If your Brands Hatch Shares are in CREST, you must insert in Box 4 the participant ID and the member account ID under which such Shares are held by you in CREST.

You must also transfer (or procure the transfer of) the Brands Hatch Shares concerned to an escrow balance, specifying in the TTE instruction, the participant ID and member account ID inserted in Box 4 and the Form of Acceptance Reference Number of this Form together with the other information specified in paragraph 15(d) of the letter from Interpublic contained in the Offer Document. The Form of Acceptance Reference Number appears on page 3 next to Box 4 of this Form.


5 Overseas persons

If you are unable to give the representations and warranties set out in paragraph (b) of Part C of Appendix I to the Offer Document, you must put "Yes" in Box 5. If you do not put "Yes" in Box 5 you will be deemed to have given such representations and warranties.


6 Alternative address

If you wish the documents of title relating to your New Interpublic Common Stock and/or other documents to be sent to someone (who must be outside Canada, Australia and Japan) other than the sole or first-named registered holder at the address set out in Box 3 (e.g. your bank manager or stockbroker) you should complete Box 6.

Box 6 must be completed with an address outside Canada, Australia and Japan by holders with registered addresses in Canada, Australia or Japan who have completed Box 3 with an address in Canada, Australia or Japan.

1 TO ACCEPT THE OFFER

Complete Box 1 and Box 3 (and, if appropriate, Box 4, Box 5 and/or Box 6) and sign Box 2 in the presence of a witness


BOX 1

No. of Brands Hatch Shares in respect of which you are accepting the Offer


2 SIGN HERE TO ACCEPT THE OFFER

EXECUTION BY INDIVIDUALS
Signed and delivered as a deed by:

1
--------------------------------------------
2
--------------------------------------------
3
--------------------------------------------
4
--------------------------------------------


BOX 2
Witnessed by:
1        Name
         -----------------------------------
         Address
         -----------------------------------
         Signature
         -----------------------------------

2        Name
         -----------------------------------
         Address
         -----------------------------------
         Signature
         -----------------------------------

3        Name
         -----------------------------------
         Address
         -----------------------------------
         Signature
         -----------------------------------

4        Name
         -----------------------------------
         Address
         -----------------------------------
         Signature
         -----------------------------------

NOTE: THE SIGNATURE OF EACH REGISTERED HOLDER SHOULD BE WITNESSED. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN.

EXECUTION BY A COMPANY
Executed and delivered as a deed under the seal of the company named below OR executed and delivered as a deed by the company named below.

Name of Company in the presence of/acting by

-----------------------------------
Name of Director

-----------------------------------
Name of Director/Company Secretary


Signature
-----------------------------------
Signature
-----------------------------------

(Affix Company Seal if appropriate)

3 FULL NAME(S) AND ADDRESS(ES)
BOX 3
(To be completed in BLOCK CAPITALS)

First-named registered holder
1 Forename(s)
  ---------------------------------
  Surname (Mr/Mrs/Miss/Title)
  ---------------------------------
  Address
  ---------------------------------
               Postcode
  ---------------------------------


Second-named registered holder

2 Forename(s)
  ---------------------------------
  Surname (Mr/Mrs/Miss/Title)
  ---------------------------------
  Address
  ---------------------------------
               Postcode
  ---------------------------------


Third-named registered holder

3 Forename(s)
  ---------------------------------
  Surname (Mr/Mrs/Miss/Title)
  ---------------------------------
  Address
  ---------------------------------
               Postcode
  ---------------------------------


Fourth-named registered holder

4 Forename(s)
  ---------------------------------
  Surname (Mr/Mrs/Miss/Title)
  ---------------------------------
  Address
  ---------------------------------
               Postcode
  ---------------------------------
In case of query, please state your daytime telephone numbers:


4 PARTICIPANT ID AND MEMBER ACCOUNT ID

Complete this box only if your Brands Hatch Shares are in CREST

THE FORM OF ACCEPTANCE REFERENCE NUMBER OF THIS FORM IS:


BOX 4

Participant ID
-----------------------------------
Member account ID
-----------------------------------


5 OVERSEAS SHAREHOLDERS

Please put "YES" in Box 5 if you are unable to give the representations and warranties relating to overseas shareholders in paragraph (b) of Part C of Appendix I to the Offer Document.


BOX 5


6

Address outside Canada, Australia and Japan to which consideration and/or other document(s) is/are to be sent if not that set out under "First-named registered holder" in Box 3 above.


BOX 6

Name
-----------------------------------
Address
-----------------------------------
         Postcode
-----------------------------------
(To be completed in BLOCK CAPITALS)

        FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to be effective, this Form must, except as mentioned below, be signed personally (or under a power of attorney, the original or certified copy of which must be lodged with this Form) as a deed by the registered holder or, in the case of a joint holder, by ALL the joint holders and each individual signature must be independently witnessed. A company may execute this Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act 1985 applies may execute this Form as a deed, by a director and a company secretary or by two directors signing the Form and inserting the name of the company above their signatures. For a company incorporated outside of Great Britain, the company may execute the Form as a deed in any manner permitted by the laws of the territory in which it is incorporated, in accordance with the Foreign Companies (Execution of Documents) Regulations 1994. Each person signing this Form for a company should state the office he/she holds.

In order to avoid inconvenience to yourself and delay in the processing of your Form, the following points may assist you:


1. If the sole holder has died:

   If grant of probate or letters of administration has/have been registered with Brands Hatch (or its registrars, Lloyds TSB Registrars), this Form must be signed by the personal representative(s) of the deceased and returned with the share certificate(s) and/or other document(s) of title either by post or by hand (during normal business hours) to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand only to Lloyds TSB Registrars, Antholin House, 71 Queen Street, London EC4N 1SL. If grant of probate or letters of administration has not/have not been registered with Brands Hatch (or its registrars, Lloyds TSB Registrars), the personal representatives or the prospective personal representatives or executors should sign this Form and forward it with the share certificate(s) and/or other document(s) of title to Lloyds TSB Registrars at the above address. However, grant of probate or letters of administration must be lodged with Lloyds TSB Registrars at the address set out above before the consideration due can be forwarded to the personal representatives or executors. All signatures must be witnessed.


2. If one of the joint-registered holders has died:

   This Form must be signed by all surviving holders in the presence of a witness and lodged with Lloyds TSB Registrars in the manner set out above with the share certificate(s) (and/or other document(s) of title) and accompanied by the death certificate. Grant of probate or letters of administration in respect of the deceased holder must also be lodged with Lloyds TSB Registrars in the manner set out above before the consideration due can be despatched.


3. If your Brands Hatch Shares are in certificated form and the share certificate(s) is/are held by your bank, stockbroker or some other agent:

   If your share certificate(s) and/or other document(s) of title is/are not readily available (but is/are held by your bank, stockbroker or other agent), the completed Form should be lodged with Lloyds TSB Registrars in the manner set out above together with a note saying e.g. "share certificates to follow" and you should arrange for the share certificate(s) and/or other document(s) of title to be forwarded to Lloyds TSB Registrars by your bank, stockbroker or other agent as soon as possible thereafter.


4. If your Brands Hatch Shares are in certificated form and the share certificate(s) and/or other document(s) of title have been lost:

   The completed Form, and any share certificate(s) which you may have available, should be lodged with Lloyds TSB Registrars in the manner set out above accompanied by a letter stating that you have lost one or more of your share certificates. At the same time, you should write to Lloyds TSB Registrars, requesting that a letter of indemnity for the lost share certificates be sent to you which, when completed in accordance with the instructions given, should be returned by post or by hand (during normal hours) to Lloyds TSB Registrars.


5. If your Brands Hatch Shares are in CREST:

   You should take the action set out in paragraph 15(d) of the letter from Interpublic contained in the Offer Document to transfer your Brands Hatch Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears on page 3 next to Box 4 of this Form) so that such number can be inserted in the TTE instruction.

   If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.


6. If this Form has been signed under power of attorney:

   The completed Form together with the share certificate(s) and/or other document(s) of title should be lodged with Lloyds TSB Registrars in the manner set out above accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Lloyds TSB Registrars and returned as directed.


7. If your name or other particulars are shown incorrectly on the share certificate e.g.:

          Name on the share certificate(s)..................Richard Allen

          Correct name......................................Richard Allan

   The Form should be completed in your correct name and lodged with Lloyds TSB Registrars in the manner set out above with the share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name Brands Hatch Shares are registered is one and the same as the person who has signed the Form. If an incorrect address is shown, the correct address should be written on this Form. If you have changed your name, lodge your marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation or change of name with this Form for noting.


8. If a holder is away from home (e.g. abroad or on holiday):

   Send this Form by the quickest means (e.g. air mail) to the holder for execution (provided that such documents may not be forwarded or transmitted, by any means, in or into Canada, Australia or Japan) or, if he/she has executed a power of attorney, the attorney should sign the Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting (see 6 above). No other signatures are acceptable.


9. If you have sold all, or wish to sell part of, your holding of Brands Hatch
   Shares:

   You should at once hand this Form together with the accompanying Offer Document to the bank, stockbroker or other agent through whom you made the sale for onward transmission to the purchaser or transferee. However, such documents may not be forwarded or transmitted, by any means, in or into Canada, Australia or Japan. If your Brands Hatch Shares are in certificated form and you wish to sell part of your holding of Brands Hatch Shares and also wish to accept the Offer in respect of the balance and are unable to obtain the balance certificate, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or certification stamped on behalf of Lloyds TSB Registrars, in respect of the balance of your holding of Brands Hatch Shares.


10. If you are not resident in the United Kingdom:

   The attention of Brands Hatch Shareholders not resident in the United Kingdom is drawn to paragraph 7 of Part B and paragraph (b) of Part C of Appendix I to the Offer Document.


11. Payment of consideration:

   The documents of title relating to the New Interpublic Common Stock due to you under the Offer cannot be sent to you until all relevant documents have been properly completed and lodged with Lloyds TSB Registrars and in the manner set out above as soon as possible and in any event so as to be received no later than 3.00 p.m. on 30 November 1999. Notwithstanding that no share certificate(s) and/or other document(s) of title is/are delivered with this Form, the Form, if otherwise valid, accompanied by an appropriate endorsement of certification to the effect that the Brands Hatch Shares referred to therein are available for acceptance and signed on behalf of Brands Hatch by Lloyds TSB Registrars, will be treated as valid for all purposes.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that, in large part, have been derived from Section 145 of Title 8 of the Delaware Code.

     The Company maintains policies of insurance under which the Company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.


Exhibits

(4.1) The Interpublic Group of Companies, Inc. Certificate of Incorporation, as amended (incorporated by reference to the Report on Form 10-Q (SEC Filing Number 1-6686) for the period ending 30.6.1999)

(4.2) The Interpublic Group of Companies, Inc. By-laws, as amended (incorporated by reference to the Report on Form 10-K (SEC Filing Number 1-6656) for the period ending 31.12.1990)

(5.1) Opinion of Nicholas J. Camera, Esq. on the legality of the Common Stock issued by The Interpublic Group of Companies, Inc.

(23.1)       Consent of Nicholas J. Camera (included in Exhibit 5.1)

(23.2)       Consent of PricewaterhouseCoopers LLP

(23.3)       Consent of Ernst & Young

(24.1) Power of Attorney (included on signature page in Part II of this Registration Statement)

Undertakings

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employees' benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and in the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, state of New York, on the day of 8 November, 1999.

                                            THE INTERPUBLIC GROUP OF COMPANIES,
                                            INC.



                                            By: /s/ PHILIP H. GEIER, JR.
                                             ----------------------------------

                                            (Philip H. Geier, Jr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip H. Geier, Jr., Eugene P. Beard and Nicholas J. Camera, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated, on the 8 day of November, 1999.

               Signature                                   Title
             -------------                          ------------------

/s/ PHILIP H. GEIER, JR.                  Chairman of the Board, President and
--------------------------------------    Chief Executive Officer and a
Philip H. Geier, Jr.                      Director,
                                          (Principal Executive Officer)

/s/ EUGENE P. BEARD                       Vice-Chairman-Finance and Operations
--------------------------------------    and a Director
Eugene P. Beard

/s/ FRANK J. BORELLI                      Director
--------------------------------------
Frank J. Borelli

/s/ JILL M. CONSIDINE                     Director
--------------------------------------
Jill M. Considine

/s/ JOHN J. DOONER, JR.                   Director
--------------------------------------
John J. Dooner, Jr.


               Signature                                   Title
             -------------                          ------------------

/s/ FREDERICK MOLZ                        Vice-President and Controller,
--------------------------------------    (Principal Accounting Officer)
Frederick Molz

/s/ LEIF H. OLSEN                         Director
--------------------------------------
Leif H. Olsen

/s/ SEAN F. ORR                           Executive Vice-President and Chief
--------------------------------------    Financial Officer,
Sean F. Orr                               (Principal Financial Officer)

/s/ J. PHILLIP SAMPER                     Director
--------------------------------------
J. Phillip Samper


                                 Exhibit Index


Exhibit
Number                                                 Description
--                          -----------------------------------------------------------------
(4.1)     The Interpublic Group of Companies, Inc. Certificate of Incorporation, as amended (incorporated by reference to the Report on Form 10-Q (SEC Filing Number 1-6686) for the period ending 30.6.1999)
(4.2)     The Interpublic Group of Companies, Inc. By-laws, as amended (incorporated by reference to the Report on Form 10-K (SEC Filing Number 1-6686) for the period ending 31.12.1990)
(5.1)     Opinion of Nicholas J. Camera, Esq. on the legality of the Common Stock issued by The Interpublic
          Group of Companies, Inc.
(23.1)    Consent of Nicholas J. Camera (included in Exhibit 5.1)
(23.2)    Consent of PricewaterhouseCoopers LLP
(23.3)    Consent of Ernst & Young
(24.1)    Power of Attorney (included on signature page in Part II of this Registration Statement)
